Exhibit 99.E

Quarterly Bulletin June 2017 South African Reserve Bank

Quarterly Bulletin June 2017 No. 284

© South African Reserve Bank All rights reserved. No part of this publication may be reproduced, stored in a retrieval system, or transmitted in any form or by any means, electronic, mechanical, photocopying, recording or otherwise, without fully acknowledging the Quarterly Bulletin of the South African Reserve Bank as the source. The contents of this publication are intended for general information only and are not intended to serve as financial or other advice. While every precaution is taken to ensure the accuracy of information, the South African Reserve Bank shall not be liable to any person for inaccurate information or opinions contained in this publication. Enquiries relating to this Bulletin should be addressed to: Head: Economic Research and Statistics Department South African Reserve Bank P O Box 427 Pretoria 0001 Tel. +27 12 313-3668/3676 http://www.resbank.co.za ISSN 0038-2620 Quarterly Bulletin June 2017

Contents

Quarterly Economic Review

Introduction 1
International economic developments 4
Domestic economic developments 7
- Domestic output 7
- Real gross domestic expenditure 13
- Final consumption expenditure by household 14
- Final consumption expenditure by government 16
- Fixed capital formation 16
- Inventory investment 21
- Gross saving 21
- Employment 22
- Labour cost and productivity 27
- Prices 29

External economic accounts 36
- Current account 36
- Financial account 42
- Foreign-owned assets in South Africa 42
- South African-owned assets abroad 44
- Foreign debt 44
- International investment position 48
- International reserves and liquidity 49
- Exchange rates 49
- Turnover in the South African foreign exchange market 51

Monetary developments, interest rates and financial markets 53
- Money supply 53
- Credit extension 55
- Interest rates and yields 61
- Money market 65
- Bond market 67
- Share market 68
- Market for exchange-traded derivatives 69
- Real estate market 70
- Non-bank financial intermediaries 71

Public finance 73
- Non-financial public sector borrowing requirement 73
- Budget comparable analysis of national government finance 76

Note on the flow of funds in South Africa's national financial account for the year 2016 85

Notes to tables 100

Statistical tables

Contents S–0
Statistical tables S–2
Key information S–146

Quarterly Bulletin June 2017

South African Reserve Bank

[LOGO]

Quarterly Economic Review Introduction Global economic activity expanded at a faster pace in the first quarter of 2017 than in the final quarter of 2016, supported by stronger growth in emerging market economies. Output growth accelerated meaningfully in Brazil, China, India and Russia. By contrast, real economic growth moderated in the advanced economies, led by a loss of momentum in the United States (US) and the United Kingdom (UK). International commodity prices were elevated in the first quarter of 2017, particularly for energy as well as metals and minerals. The prices of most commodities have since softened, especially for crude oil, owing to increased US shale production as well as market disappointment with the extent of the production cuts agreed to by the major oil producers. The uptick in these commodity prices caused advanced economy inflation to accelerate in the first quarter, even as core inflation remained fairly subdued. By contrast, inflation in emerging market economies benefited from stronger exchange rates and the effects of previous policy adjustments. The South African economy has entered a technical recession, having contracted for a second consecutive quarter in the first quarter of 2017. Real gross domestic product (GDP) decreased at an annualised rate of 0.7% in the first quarter of 2017, as the real output of the secondary sector contracted further while that of the tertiary sector declined for the first time since the second quarter of 2009. By contrast, the real gross value added by the primary sector rebounded strongly in the first quarter of 2017, with significant increases in both mining and agricultural output. Mining production was supported by increased global demand and higher international commodity prices, while the end of the drought underpinned the strong recovery in agricultural output. The decline in the real output of the secondary sector in the first quarter of 2017 was broad-based. Manufacturing production contracted for a third successive quarter as weak domestic demand and low business confidence continued to suppress output. Real output also contracted in the sector supplying electricity, gas and water as well as in the construction sector. Real economic activity contracted in all the tertiary subsectors in the first quarter of 2017. The gross value added by the commerce sector decreased notably as wholesale and retail trade activity contracted on account of weak demand. Real output in the transport sector was weighed down by lower activity in the road and rail passenger subsector, while real output in the finance sector contracted largely due to lower non-interest income of commercial banks and reduced trading activity in the derivatives market. Although real production contracted further, real gross domestic expenditure (GDE) switched from a contraction in the fourth quarter of 2016 to an annualised increase of 1.2% in the first quarter of 2017. The expansion resulted from the accumulation of real inventory holdings, largely in the wholesale trade sector, and from an increase in real gross fixed capital formation. By contrast, real final consumption expenditure by households contracted notably while that by general government also decreased in the first quarter of 2017. Viewed from the expenditure side, real net exports and real final consumption expenditure by households subtracted significantly from growth in real GDP in the first quarter of 2017, while the change in real inventories made the largest positive contribution. Real final consumption expenditure by households contracted in the first quarter of 2017, following three consecutive quarters of expansion. Real spending on semi-durable goods in particular contracted sharply, exacerbated by strong sales in the fourth quarter of 2016 following extended Black Friday promotions. Households’ real expenditure on non-durable goods also contracted notably, as spending on food, beverages and tobacco as well as on petroleum products declined. In addition, real outlays by households on durable goods contracted anew in the first quarter of 2017 following a moderate increase in the final quarter of 2016. Real spending 1 Quarterly Bulletin June 2017 on services advanced further in the first quarter of 2017, albeit at a slower pace. The contraction in households’ real disposable income in the first quarter of 2017 curtailed their ability to spend. Real gross fixed capital formation increased at a slower pace in the first quarter of 2017. Following five consecutive quarters of contraction, growth in real capital spending by the private sector turned positive, mainly due to increased capital outlays on residential buildings and on machinery and equipment. Growth in fixed investment spending by general government slowed but remained fairly brisk. By contrast, real fixed capital formation by public corporations contracted in the first quarter of 2017. Formal non-agricultural employment increased marginally by 0.2% on an annual average basis in 2016. Despite the contraction in real output, the private sector nevertheless managed to create new employment opportunities in the fourth quarter of 2016, while the decrease in public sector employment resulted largely from the termination of the contracts of a large number of temporary municipal-election workers. The number of unemployed South Africans looking for work rose at a faster pace than the number of employed persons, resulting in a further increase in the seasonally adjusted unemployment rate, to 27.3% in the first quarter of 2017. Real wage growth per worker slowed notably in 2016 as nominal remuneration per worker moderated somewhat while consumer price inflation accelerated markedly. When adjusting for election-related employment, growth in labour productivity in the formal non-agricultural sector moderated to 0.7% in the fourth quarter of 2016 and to 0.4% in 2016 as a whole. Growth in nominal unit labour cost moderated to 4.7% in the fourth quarter of 2016, remaining well within the inflation target range. Headline consumer price inflation slowed from a recent peak of 6.8% in December 2016 to 5.3% in April 2017. The moderation in consumer price inflation was fairly broad-based, as the slowdown in domestic food price inflation, weak consumer demand and the continued benefit from currency appreciation in 2016 all contributed to easing inflationary pressures. Core inflation also moderated to its lowest level in 51 months in April 2017. The external value of the rand appreciated further on a trade weighted basis up to the final week of March 2017, buoyed by higher international commodity prices and prospects of improved global and domestic economic growth. However, heightened domestic political uncertainty at the end of March resulted in a sharp depreciation in the external value of the rand and culminated in two prominent international credit rating agencies downgrading South Africa’s long-term foreign currency credit rating to sub-investment grade in April. Subsequently, the external value of the rand appreciated again, supported by the continued search for higher yields by international investors. South Africa’s sovereign credit rating was also downgraded by a third rating agency in June, but this rating remained investment grade. South Africa’s trade surplus was sustained for a second consecutive quarter in the first quarter of 2017. The value of net gold and merchandise exports increased slightly in the first quarter of the year alongside a marginal increase in the value of merchandise imports. Mining exports increased for a second successive quarter while the value of manufacturing exports decreased for a third successive quarter, in step with lower manufacturing output. The higher value of merchandise imports was underpinned by increased imports of crude and refined oil-products. The shortfall on the services, income and current transfer account widened in the first quarter of 2017, largely due to a widening in the net income deficit following a significant decrease in dividend receipts from abroad. Combined with the broadly unchanged trade surplus, this led to a widening in the deficit on the current account of the balance of payments, from 1.7% of GDP in the fourth quarter of 2016 to 2.1% of GDP in the first quarter of 2017. The financing of the current account shortfall through the financial account of the balance of payments mainly took the form of net portfolio and other investment inflows in the first quarter of 2017. South Africa’s net international investment position retreated further to 3.6% of GDP at the end of December 2016, as the market value of the country’s foreign assets declined at a much faster pace than that of its foreign liabilities. 2 Quarterly Bulletin June 2017

Growth in money supply moderated in the first quarter of 2017 and remained broadly aligned with growth in nominal GDP. The deposit holdings of households continued to grow at a faster pace than those of the corporate sector. Growth in the deposit holdings of non-financial companies in particular slowed notably. Growth in aggregate bank credit extended to the domestic private sector remained weak in the first quarter of 2017, largely due to subdued growth in loans and advances to the household sector. Nevertheless, credit extension to the corporate sector also advanced at a slower pace in the first quarter of 2017. South African bond yields initially trended lower in the opening months of 2017, reflecting expectations of lower future inflation and remaining in line with movements in the rand per US dollar exchange rate. However, between the final week of March and the first week of April, this downward trend was briefly interrupted in response to domestic political developments and South Africa’s sovereign credit rating downgrades. Bond yields subsequently trended lower again as the international search for yield continued. Share prices on the JSE Limited (JSE) rose in the first five months of 2017, largely due to a notable increase in the share prices of industrial companies, before receding more recently. National government revenue and expenditure for the full 2016/17 fiscal year were both lower than the original 2016 Budget projections and the revised 2017 Budget projections. The revenue shortfall resulted largely from lower-than-expected collections of personal income tax, import value added tax and import duties. Revenue undershot projections by a wider margin than expenditure, resulting in a marginally higher cash book deficit. However, as a ratio of GDP, the cash book deficit amounted to 3.9% in fiscal 2016/17 compared with 4.2% in the previous fiscal year. The non-financial public-sector borrowing requirement narrowed as national government experienced a smaller cash shortfall and local governments experienced higher cash surpluses compared with the previous fiscal year. By contrast, non-financial public enterprises and corporations recorded a larger cash deficit in fiscal 2016/17. Government revenue collection could remain under pressure given the contraction in real output and consumer spending in the first quarter of 2017. 3 Quarterly Bulletin June 2017

International economic developments

Global real economic growth accelerated further from 3.6% in the fourth quarter of 2016 to 3.9% in the first quarter of 2017, mainly due to robust output growth in a number of emerging market economies, particularly Brazil, China, India and Russia. By contrast, output growth in advanced economies decelerated to 1.8% in the first quarter of 2017 from 2.3% in the previous quarter, as economic activity in the United States (US) and the United Kingdom (UK) lost some momentum.

Real global output growth and contributions from advanced and emerging market economies



Percentage change from quarter to quarter
Percentage points
Advanced economies (right-hand scale)
Emerging market economies (right-hand scale)
Global growth
5
4
3
2
1
0
-1
2012
2013
2014
2015
2016
2017

Seasonally adjusted annualised rates

Sources: Bloomberg, Haver Analytics, IMF, JPMorgan, national statistical offices and SARB

Sluggish growth in the US and the UK was mainly due to weak consumption expenditure in the first quarter of the year. The disappointing performance in the first quarter also reflected reduced inventory accumulation in the US and the negative contribution of net exports in the UK. Slowing consumer demand is likely to be temporary in the US due to mild winter conditions that limited consumption of utilities. Motor vehicle sales also declined in the first quarter of 2017. In the UK though, the slowdown in consumption expenditure appears to be more persistent, given rising inflation as well as slowing employment and wage growth. By contrast, growth in the euro area remained firm, while the Japanese economy continued to expand at a subdued pace.

Real output growth in selected advanced economies

Quarter-to-quarter percentage change at seasonally adjusted annualised rates

	2015				2016					2017
Country/region	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*	Q1
United States	2.6	2.0	0.9	2.6	0.8	1.4	3.5	2.1	1.6	1.2
Japan	-0.3	0.7	-1.0	1.1	2.5	1.6	1.0	1.4	1.0	1.0
Euro area	1.6	1.3	1.8	1.9	2.1	1.4	1.8	2.1	1.7	2.3
United Kingdom	1.9	1.1	2.8	2.2	0.6	2.4	2.0	2.7	1.8	0.7
Canada	-0.4	2.3	0.5	0.9	2.8	-1.4	4.2	2.7	1.5	3.7
Australia	0.8	3.4	2.1	2.4	3.8	3.0	-1.6	4.5	2.5	1.1
New Zealand	0.3	4.0	4.1	3.2	2.9	3.1	3.1	1.6	4.0	3.6
Advanced economies	1.5	1.7	1.2	2.1	1.7	1.6	2.4	2.3	1.7	1.8

* Percentage change over one year

Underlined numbers indicate projections. Some regional totals include countries with forecasted data.
Sources: Bloomberg, national statistical offices and SARB

4 South African Reserve Bank Quarterly Bulletin June 2017

The strong economic performance across a number of emerging market economies led to an acceleration in the pace of output growth for the emerging markets group from 4.9% in the fourth quarter of 2016 to 5.7% in the first quarter of 2017. Brazil exited its protracted recession in the first quarter of 2017, with economic growth of 4.3%, marking the first expansion since the final quarter of 2014. However, the economy continues to operate with a high level of slack as reflected by low rates of industrial capacity utilisation and a high unemployment rate. The Chinese economy accelerated from 6.6% in the fourth quarter of 2016 to 7.3% in the first quarter of 2017, owing to robust government infrastructure and private real estate spending. However, headwinds in the form of tighter monetary conditions, credit risks as well as measures to curb rising property prices could limit growth prospects. India's real economic growth rebounded to 7.2% in the first quarter of 2017 from 4.8% in the fourth quarter of 2016, suggesting that the demonetisation shock towards the end of 2016 was a severe, but only temporary, drag on the economy.

Real output growth in selected emerging market economies

Quarter-to-quarter percentage change at seasonally adjusted annualised rates

	2015				2016					2017
Country/region	Q2	Q3	Q4	Year*	Q1	Q2	Q3	Q4	Year*	Q1
China	7.2	6.8	6.4	6.9	6.6	7.1	6.8	6.6	6.7	7.3
India	12.2	8.5	4.4	7.5	12.0	6.2	6.3	4.8	8.0	7.2
Indonesia	4.7	5.3	6.0	4.9	3.8	5.7	4.7	5.4	5.0	4.3
Emerging Asia	**8.0**	**6.9**	**5.8**	**8.7**	**7.5**	**6.6**	**6.3**	**5.9**	**6.7**	**6.9**
Russia	-1.6	0.3	-2.1	-2.8	1.7	-1.4	0.2	0.6	-0.2	2.6
Turkey	6.7	4.4	3.5	6.1	1.6	5.1	-6.3	14.4	2.9	5.8
Poland	2.0	4.9	3.6	3.8	-0.4	4.1	1.6	7.0	2.7	4.5
Emerging Europe	**1.3**	**2.5**	**0.7**	**0.8**	**1.4**	**1.8**	**-1.1**	**5.5**	**1.5**	**4.1**
Brazil	-8.8	-5.3	-3.8	-3.8	-4.0	-1.3	-2.3	-2.2	-3.6	4.3
Mexico	3.4	2.4	1.6	2.6	1.8	0.2	4.4	2.9	2.3	2.7
Argentina	7.0	0.5	-3.8	2.7	-2.9	-7.7	0.2	1.9	-2.3	4.1
Latin America	**-1.7**	**-0.8**	**-1.1**	**0.1**	**-1.8**	**-1.7**	**0.5**	**0.6**	**-1.0**	**2.6**
Emerging economies	**5.1**	**4.8**	**3.7**	**5.3**	**5.0**	**4.5**	**4.2**	**4.9**	**4.3**	**5.7**

* Percentage change over one year

Underlined numbers indicate projections. Some regional totals include countries with forecasted data.
Sources: Bloomberg, Haver Analytics, JPMorgan, national statistical offices and SARB

Output growth in emerging Europe decelerated from 5.5% in the fourth quarter of 2016 to 4.1% in the first quarter of 2017, mainly due to a marked slowdown in Turkey's economic growth from elevated levels in the fourth quarter of 2016. Economic growth in Russia accelerated to 2.6% in the first quarter of 2017, following weak growth in the second half of last year.

Headline consumer price inflation continued to trend upwards in advanced economies due to higher commodity prices, while core inflation has remained subdued. US headline inflation has accelerated above 2% in recent months, but the deflator for personal consumption expenditure, the Federal Reserve's preferred inflation measure, remained below 2%. Improved economic conditions in the euro area have also not yet translated into higher core inflation.

Consumer price inflation in advanced economies has gradually been moving higher after an extended period of price stagnation. By contrast, inflation in many large emerging market economies has been decelerating, with the exception of Mexico and Turkey. Annual consumer price inflation in Mexico accelerated to 6.2% in May 2017 – its highest level since April 2009 – owing to the depreciation of the peso and a sharp increase in fuel prices. Similarly, inflation in

Quarterly Bulletin June 2017 South African Reserve Bank 5

Turkey accelerated to a nine-year high of 11.9% in April 2017, largely due to the depreciation of the lira and rising energy prices, before slowing somewhat to 11.7% in May. Most industrial commodity prices increased further during the first quarter of 2017. Metals and minerals prices surged by almost 10% in the first quarter of 2017 due to strong demand from China and various supply constraints, while global agricultural commodity prices remained broadly unchanged. Energy prices increased by 6.3% in the first quarter of 2017, underpinned by higher oil prices. International commodity prices Indices: 2010 = 100 150 130 110 90 70 50 minerals 30 2012 2013 2014 2015 2016 2017 Sources: World Bank and SARB Brent crude oil prices increased sharply after the Organization of the Petroleum Exporting Countries (OPEC) and some non-OPEC producers agreed at the end of 2016, to reduce output in the first half of 2017. Oil prices averaged US$54 per barrel in the first quarter of 2017, before declining below US$48 per barrel in early May as output from US shale producers exceeded expectations. The prospects of a deal to extend the limits on crude output until March 2018 resulted in prices rebounding above US$53 per barrel towards the end of May 2017. However, oil prices dropped well below US$50 per barrel after the deal was agreed, partly due to disappointment that the cuts had not been deeper or extended for longer. Growth in global trade moderated in March 2017 after three months of robust expansion. According to the CPB Netherlands Bureau for Economic Policy Analysis, world trade volumes (measured by the three-month moving average of world exports) expanded at an annualised rate of 4.3% in March 2017. In advanced economies, export volumes increased by 1.6% in March, while those in emerging market economies increased by 7.7%. Sluggish growth in trade volumes in March 2017 reflected a slowdown in emerging Asia, Africa and Middle Eastern countries. 6 Quarterly Bulletin June 2017 Energy Agriculture Metals and

Domestic economic developments Domestic output1 The South African economy is now technically in a recession, having recorded a second consecutive quarter of contraction in the first quarter of 2017 – the first such occurrence since the first quarter of 2009. Real gross domestic product (GDP) declined at an annualised rate of 0.7% in the first quarter of 2017, following a contraction of 0.3% in the fourth quarter of 2016. The decrease reflected a further contraction in the real output of the secondary sector while the real value added by the tertiary sector contracted for the first time since the second quarter of 2009. By contrast, the real output of the primary sector increased at a brisk pace over the period. 1The quarter-to-quarter growth rates referred to in this section are based on seasonally adjusted data. Real gross domestic product Quarter-to-quarter percentage change at seasonally adjusted annualised rates 2016 2017 Sector Q1 Q2 Q3 Q4 Year* Q1 Primary sector Agriculture Mining Secondary sector Manufacturing Tertiary sector Non-primary sector Total -19.0 -8.7 -21.8 -0.1 0.6 1.4 1.0 -1.5 9.1 -7.8 14.6 4.8 7.6 1.9 2.5 3.1 3.2 -0.2 4.2 -2.5 -3.3 0.8 0.1 0.4 -9.0 -0.1 -11.5 -1.8 -3.1 1.6 0.8 -0.3 -5.4 -7.8 -4.7 0.2 0.7 1.4 1.1 0.3 14.9 22.2 12.8 -3.4 -3.7 -2.0 -2.3 -0.7 * Percentage change over one year Source: Stats SA When excluding the contribution of the more volatile primary sector, growth in real GDP of the non-primary sector slowed notably from 0.8% in the final quarter of 2016 to a contraction of 2.3% in the first quarter of 2017. Real gross domestic product Percentage change from quarter to quarter 6 5 4 3 2 1 0 -1 -2 -3 2012 2013 2014 2015 2016 2017 Source: Stats SA 7 Quarterly Bulletin June 2017 Total Non-primary sector Seasonally adjusted annualised rates

The real value added by the *primary sector* advanced at a rate of 14.9% in the first quarter of 2017 after having contracted by 9.0% in the preceding quarter. Improved growth in the first quarter of 2017 reflected robust increases in the real output of both the agricultural and mining sectors.

Growth in the real value added by the *agricultural sector* turned positive in the first quarter of 2017, expanding for the first time since the fourth quarter of 2014. Agricultural production increased markedly at an annualised rate of 22.2% in the first quarter of 2017, following a decline of 0.1% in the fourth quarter of 2016. The rebound largely reflected firm growth in the field crop production of maize and soybeans following increased summer rainfall since the final quarter of 2016. With farmers rebuilding herds, livestock slaughtered decreased.

According to the most recent projection by the Crop Estimates Committee, the commercial maize crop for the 2016/17 season is expected to be about double the 7.8 million tons harvested during the previous production season, which was also the smallest crop since 2007. The 2016/17 maize harvest is expected to be the biggest on record, surpassing the record harvest of 14.7 million tons in 1981. Favourable weather conditions supported field crop planting in the Free State, Mpumalanga and North West, with these main maize producing areas expected to contribute around 83% of the total 2016/17 crop.

Commercial maize crop estimates

	2015/16 Final crop	2016/17 Fourth production forecast	Percentage change
Crop (million tons)..	7.8	15.6	101.0
Area planted (million hectares)...............................	1.9	2.6	35.0

Source: Crop Estimates Committee of the Department of Agriculture, Forestry and Fisheries

Commercial maize production


Tons (millions)
18
16
14
12
10
8
6
4
2
0
14.7
15.6
1970
1974
1978
1982
1986
1990
1994
1998
2002
2006
2010
2014
2017

Source: Crop Estimates Committee of the Department of Agriculture, Forestry and Fisheries
Note: Calendar year data, e.g. production season 2016/17 = 2017

Mining production increased notably in the first quarter of 2017. The real value added by the mining sector rebounded from a sharp contraction of 11.5% in the fourth quarter of 2016 to an expansion of 12.8% in the first quarter of 2017, contributing 0.9 percentage points to overall growth in GDP. The improvement resulted predominantly from a surge in platinum production. Chrome and iron ore production also increased strongly, while gold production rose marginally. By contrast, production of coal and diamonds decreased. A combination of increased demand, higher international commodity prices and stable electricity supply supported domestic mining production in the first quarter of 2017.

8 South African Reserve Bank Quarterly Bulletin June 2017

The real value added by the secondary sector contracted for the third consecutive quarter in the first quarter of 2017, at a slightly faster pace of 3.4%. This was attributable to the disappointing performance of all the secondary subsectors over the period. Real output of the manufacturing sector decreased for the third consecutive quarter and subtracted 0.5 percentage points from overall GDP growth in the first quarter of 2017. The real value added by the manufacturing sector contracted at an annualised rate of 3.7% in the first quarter of 2017, as production of both durable and non-durable goods decreased. Production in 7 of the 10 manufacturing subsectors contracted in the quarter; the most pronounced decreases occurred in clothing and footwear, petroleum and chemical products as well as electrical machinery. By contrast, the manufacturing of motor vehicles, parts and accessories increased notably in the first quarter of 2017, consistent with increased domestic new vehicle sales. Lower manufacturing production of durable goods is reflected by the decrease in the utilisation of production capacity in the manufacturing sector from a seasonally adjusted 82.2% in August 2016 to 81.7% in February 2017. Production activity in the manufacturing sector continued to be restrained by, among other factors, weak domestic demand and sustained low business confidence which are reflected by lacklustre fixed investment. Physical volume of manufacturing production Indices: First quarter of 2012 = 100 110 105 100 95 90 2012 2013 2014 2015 2016 2017 Source: Stats SA Real economic activity in the sector supplying electricity, gas and water shrank at an annualised rate of 4.8% in the first quarter of 2017, following growth of 2.4% in the preceding quarter. The decline in electricity production was compounded by a contraction in the real value added by the gas and water subsectors over the period. In general, the weak demand for electricity may reflect sluggish activity in the electricity-intensive manufacturing sector and the increased usage of alternative energy sources by businesses and households. Growth in the real value added by the construction sector slowed from 0.4% in the fourth quarter of 2016 to a contraction of 1.3% in the first quarter of 2017, the first decline since the first quarter of 2012. Civil construction activity receded alongside a further decline in non-residential building activity. By contrast, residential construction activity increased in the first quarter of 2017. Growth in the real value added by the tertiary sector reverted from an annualised rate of 1.6% in the fourth quarter of 2016 to a decline of 2.0% in the first quarter of 2017. Lower activity in all the tertiary subsectors contributed to the contraction. Activity in the commerce sector contracted notably in the first quarter of 2017, subtracting 0.8 percentage points from overall GDP growth. The sector was adversely affected by, among other factors, subdued business and consumer confidence, weak employment creation as well as a decline in real household disposable income. The real gross value added by the 9 Quarterly Bulletin June 2017 Seasonally a Non-durable goods Total Durable goods djusted trade sector decreased by 5.9% in the first quarter of 2017 as activity in the wholesale and retail trade as well as in the catering and accommodation subsectors contracted, while motor trade sales turned positive. This was the first substantial simultaneous decline in wholesale and retail trade activity since the first half of 2009. Retail trade activity was weighed down by lower sales of textiles, clothing, leather and footwear products as well as hardware, paint and glass. Wholesale trade activity was impacted by lower sales of solid, liquid and gaseous fuels, machinery and equipment as well as agricultural raw materials and livestock. Real wholesale and retail trade sales Indices: First quarter of 2012 = 100 114 112 110 108 106 104 102 100 Seasonally adjusted 98 2012 2013 2014 2015 2016 2017 Source: Stats SA Real output in the transport, storage and communication sector contracted by 1.6% in the first quarter of 2017, following an increase of 2.6% in the fourth quarter of 2016. Reduced activity in the road and rail passenger transport subsector weighed heavily on output over the period. By contrast, the communications subsector benefited from improved network quality and ongoing attractive data promotions. Growth in real activity in the finance, insurance, real estate and business services sector moderated from 1.6% in the fourth quarter of 2016 to -1.2% in the first quarter of 2017. This was the first quarter-to-quarter decline since the third quarter of 2010. Commercial banking activity contracted mainly on account of lower non-interest income while trading activity in the derivatives market decreased. The real value added by the general government services sector decreased by 0.6% in the first quarter of 2017, consistent with the lower levels of employment in local and provincial government over the period. 10 Quarterly Bulletin June 2017 Retail Wholesale

11 Quarterly Bulletin June 2017 Box 1 Recent upward trend in the composite leading business cycle indicator The composite leading business cycle indicator1 appears to have reached a trough in April 2016 and subsequently increased decisively up to February 2017. Based on past experience, the recent strong upward trend in the leading indicator rightfully led to expectations of an imminent end to the current downward phase in the business cycle. However, domestic economic activity remains subdued as indicated by a contraction in real gross domestic product in recent quarters. Expectations of a looming end to the current downward phase of the business cycle is based on the established track record of the SARB’s composite leading business cycle indicator which has consistently pre-empted turning points in the business cycle. Historically, the leading indicator’s median lead time has been 10 months at business cycle peaks and 8.5 months at business cycle troughs. The leading indicator reached its most recent upper turning point in March 2011 – preceding the reference peak in the business cycle by 32 months. The South African economy has been in a downward phase of the business cycle for 42 months up to May 2017. Composite leading business cycle indicator Index: 2010 = 100 110 100 90 80 70 60 50 1980 82 84 86 88 90 92 94 96 98 00 02 04 06 08 10 12 14 16 Shaded areas indicate downward phases of the business cycle Source: SARB An analysis of the leading indicator’s subcomponents indicates that the recent increase has not been very broad-based. The composite leading business cycle indicator combines 11 individual economic indicators whose turning points have historically preceded those in the business cycle. These subcomponents comprise leading indicators of domestic demand, external demand, sentiment and employment, among others. The recent strong upward trend in the leading indicator was largely driven by significant increases in the two subcomponents that measure external demand. These are the South African export-weighted international commodity price index (denominated in US dollar) and the leading indicator of trading partners (an index of the composite leading business cycle indicators of South Africa’s main trading partner countries, weighted according to South African exports to those countries)1. Most international commodity prices have increased from early 2016 as the global economic outlook improved. This is corroborated by a notable increase in the composite leading indicator of trading partners from March 2016. 1 The business cycle can briefly be defined as the fluctuations in aggregate economic activity. The SARB applies the growth cycle definition of business cycles, that is, determining turning points in the deviation of aggregate economic activity from its long term trend. A leading indicator is an economic time series whose turning points consistently precede those in the business cycle by an average of three months or more. A composite index is a time series that is compiled by combining the month-to-month changes in a number of individual economic indicators into one index, reflecting the combined movement of all the individual subcomponents in a single indicator.

80 2 12 Quarterly Bulletin June 2017 Drivers of external demand in the composite leading business cycle indicator Index: 2010 = 100Percentage change over 12 months 130 10 120 8 110 100 6 90 4 70 60 500 2011201220132014201520162017 Sources: SARB, Foundation for International Business and Economic Research (FIBER) and the Conference Board An alternative composite leading business cycle indicator that excludes the two subcomponents measuring external demand does not display the same strong upward trend recently observed in the official leading indicator. In recent months, the year-on-year percentage change in the alternative indicator remained subdued, while that in the official indicator accelerated significantly. Official and alternative composite leading business cycle indicator Percentage change over 12 months 8 6 4 2 0 -2 -4 -6 -8 2011201220132014201520162017 Shaded area indicates downward phase of the business cycle Source: SARB The recent strong upward trend in the official composite leading business cycle indicator therefore appears to have been driven largely by an improved global economic outlook and higher commodity prices. By contrast, leading indicators of domestic demand and employment have not increased much, while business confidence has remained at fairly depressed levels. Furthermore, domestic drivers have recently also been sensitive to political developments, which might restrict further increases in the composite leading business cycle indicator in the short run. In conclusion, the historical relationship between movements in the composite leading business cycle indicator and real economic activity in the domestic economy has been compromised somewhat by domestic growth constraints being more pronounced in the current cycle than in previous episodes. Alternative Official South African export-weighted commodity prices Leading indicator of trading partners (right-hand scale)

Real gross domestic expenditure Real gross domestic expenditure increased by 1.2% in the first quarter of 2017, after having contracted at an annualised rate of 1.9% in the fourth quarter of 2016. This improvement reflected an accumulation in real inventory holdings, alongside an increase in real gross fixed capital formation. By contrast, real gross domestic final demand decreased by 1.4% in the first quarter of 2017 as real final consumption expenditure by households and general government contracted. Real gross domestic expenditure and final demand Percentage change from quarter to quarter 12 10 8 6 4 2 0 -2 -4 -6 -8 -10 2012 2013 2014 2015 2016 2017 Source: Stats SA Real gross domestic expenditure Quarter-to-quarter percentage change at seasonally adjusted annualised rates 2016 2017 Component Q1 Q2 Q3 Q4 Year* Q1 Final consumption expenditure Households General government Gross fixed capital formation Domestic final demand Change in inventories (R billions)** Gross domestic expenditure*** -1.5 1.5 -10.4 -2.8 -2.2 -3.6 1.2 2.8 -2.8 0.7 -37.0 -4.2 2.2 1.9 -3.5 1.0 10.8 7.5 2.2 0.3 1.7 1.7 -16.4 -1.9 0.8 2.0 -3.9 0.1 -11.2 -0.8 -2.3 -1.0 1.0 -1.4 2.7 1.2 * Percentage change over one year ** At constant 2010 prices *** Including residual Sources: Stats SA and SARB Real net exports subtracted 1.9 percentage points from growth in real GDP in the first quarter of 2017, while the decline in real final consumption expenditure by households shaved off 1.4 percentage points. By contrast, the accumulation in real inventory holdings and the increase in real gross fixed capital formation added 2.5 and 0.2 percentage points respectively to overall economic growth. 13 Quarterly Bulletin June 2017 Real gross domestic expenditure Real gross domestic final demand Seasonally adjusted annualised rates

Contributions of expenditure components to growth in real gross domestic product

Percentage points

Component	2016					2017
	Q1	Q2	Q3	Q4	Year	Q1
Final consumption expenditure						
Households	-0.9	0.7	1.3	1.3	0.5	-1.4
General government	0.3	0.6	0.4	0.1	0.4	-0.2
Gross fixed capital formation	-2.2	-0.6	-0.7	0.3	-0.8	0.2
Change in inventories	-1.1	-4.6	6.2	-3.5	-0.8	2.5
Net exports	2.3	7.5	-6.8	1.7	1.1	-1.9
Residual	0.2	-0.5	0.0	-0.2	-0.2	0.2
Gross domestic product	**-1.5**	**3.1**	**0.4**	**-0.3**	**0.3**	**-0.7**

Sources: Stats SA and SARB

Final consumption expenditure by households

Real final consumption expenditure by households declined at an annualised rate of 2.3% in the first quarter of 2017 following an increase of 2.2% in the fourth quarter of 2016. Real spending on all three major goods components receded, while growth in real outlays on services slowed.

The decline in real household spending in the first quarter of 2017 occurred within an environment of tight credit conditions, a contraction in the real disposable income of households, and persistent low consumer confidence levels. Growth in household expenditure could remain weak in the wake of South Africa's sovereign credit rating downgrades.

Real final consumption expenditure by households

Quarter-to-quarter percentage change at seasonally adjusted annualised rates

Component	2016					2017
	Q1	Q2	Q3	Q4	Year*	Q1
Durable goods	-15.3	-5.4	-3.2	0.2	-7.3	-0.2
Semi-durable goods	2.4	1.6	-0.9	6.8	3.3	-10.2
Non-durable goods	-1.1	0.4	1.1	0.3	0.9	-4.6
Services	0.6	3.1	5.0	3.2	2.1	1.0
Total	**-1.5**	**1.2**	**2.2**	**2.2**	**0.8**	**-2.3**

* Percentage change over one year

Source: Stats SA

14 South African Reserve Bank Quarterly Bulletin June 2017

Real final consumption expenditure by households Percentage change from quarter to quarter 6 5 4 3 2 1 0 -1 -2 -3 2012 2013 2014 2015 2016 2017 Source: Stats SA The moderate increase in households’ real expenditure on durable goods in the fourth quarter of 2016 was short-lived as real outlays on durable goods contracted anew at an annualised rate of 0.2% in the first quarter of 2017. Spending on all components of durable goods decreased, with the exception of expenditure on personal transport equipment which increased at a brisk pace in the first quarter of 2017. This was the first increase in real outlays on personal transport equipment since the third quarter of 2014. Following an increase of 6.8% in the fourth quarter of 2016, real outlays on semi-durable goods declined notably by 10.2% in the first quarter of 2017, the biggest contraction in more than 30 years. The quarter-to-quarter decline was exacerbated by strong semi-durable goods sales in the fourth quarter of 2016 on account of extended Black Friday promotions. Household expenditure on clothing, footwear and textiles declined significantly, while real spending on motorcar tyres and accessories advanced in the first quarter of 2017. The weakening in households’ real expenditure on non-durable goods continued, as growth slowed from a moderate increase of 0.3% in the fourth quarter of 2016 to a decline of 4.6% in the first quarter of 2017. Real household spending contracted in most categories of non-durable goods, particularly in food, beverages and tobacco as well as household consumer goods and petroleum products. By contrast, consumer outlays on medical and pharmaceutical products increased further in the first quarter of 2017. Growth in real expenditure on services slowed from an annualised rate of 3.2% in the fourth quarter of 2016 to 1.0% in the first quarter of 2017. Lower spending on transport and recreational services partly outweighed increased real outlays on mostly household and miscellaneous services. The acceleration in spending on miscellaneous services mainly reflected lower net travel receipts from abroad. Growth in the real disposable income of households moderated from an annualised rate of 2.3% in the fourth quarter of 2016 to a contraction of 1.6% in the first quarter of 2017, as prices increased at a faster pace than households’ nominal disposable income over the period. 15 Quarterly Bulletin June 2017 Seasonally adjusted annualised rates

Household debt and debt-service cost


Per cent
100
80
60
40
16
14
12
10
8
6
Household debt to disposable income
Debt-service cost to disposable income
Seasonally adjusted
1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016

Source: SARB

Households continued to incur debt in the first quarter of 2017. However, household debt as a percentage of annualised disposable income decreased from 73.5% in the fourth quarter of 2016 to 73.2% in the first quarter of 2017, as nominal income increased slightly faster than debt. On balance, the cost of servicing household debt as a ratio of disposable income remained unchanged at 9.5% in the first quarter of 2017.

Final consumption expenditure by government

Real final consumption expenditure by general government reverted from a marginal increase of 0.3% in the fourth quarter of 2016 to a decrease of 1.0% in the first quarter of 2017 and subtracted 0.2 percentage points from overall GDP growth over the period. The decline in real spending by general government reflected lower outlays on both non-wage goods and services and compensation of employees, broadly in line with government's efforts to contain growth in the public-sector wage bill as a means of narrowing the primary budget deficit.

Fixed capital formation

Growth in *real gross fixed capital formation* slowed from 1.7% in the fourth quarter of 2016 to 1.0% in the first quarter of 2017, reflecting subdued business confidence and policy uncertainty in the South African economy. Growth in real capital outlays by private business enterprises turned positive in the first quarter of 2017, and capital expenditure by general government expanded further, albeit at a slower pace. By contrast, real fixed investment by public corporations contracted further.

16 South African Reserve Bank Quarterly Bulletin June 2017

Real gross fixed capital formation Quarter-to-quarter percentage change at seasonally adjusted annualised rates 2016 2017 Sector Q1 Q2 Q3 Q4 Year* Q1 Private business enterprises Public corporations General government Total -13.7 3.3 -12.4 -10.4 -2.0 0.8 -9.0 -2.8 -5.6 -5.8 6.6 -3.5 -1.7 -3.3 19.8 1.7 -6.0 -1.6 1.1 -3.9 1.2 -2.7 4.4 1.0 * Percentage change over one year Source: Stats SA Real gross fixed capital formation by private business enterprises increased at an annualised rate of 1.2% in the first quarter of 2017, after having contracted for five consecutive quarters. The marginal increase in private investment spending was mainly driven by increased capital outlays on residential buildings and machinery and other equipment. Real capital outlays by the private electricity sector lost further momentum following the completion of almost half of the projects in Bid Window2 3 of the Renewable Energy Independent Power Producer Procurement Programme. The awarding of power purchase contracts for projects in Bid Window 4 has also been further delayed. Real fixed capital investment by public corporations declined by 2.7% in the first quarter of 2017, registering the third consecutive quarter of contraction. 2The Integrated Resource Plan (IRP) 2010 set out to add 17 800 MW of renewable energy sources to the national grid by 2030. With a view of reaching this target, there have been several rounds of private sector bidding for projects, referred to as Bid Windows. Real gross fixed capital formation Percentage change from quarter to quarter 15 10 5 0 -5 -10 Seasonally adjusted annualised rates -15 2012 2013 2014 2015 2016 2017 Source: Stats SA Growth in real gross fixed capital expenditure by general government remained fairly brisk, despite slowing from an annualised rate of 19.8% in the fourth quarter of 2016 to 4.4% in the first quarter of 2017. The increase was supported by various ongoing projects undertaken by all levels of general government. Real capital spending by provincial government departments focused on the maintenance of roads and construction projects, while local governments increased expenditure on the rehabilitation of road infrastructure. 17 Quarterly Bulletin June 2017

18 Quarterly Bulletin June 2017 Box 2 The evolution of gross fixed capital formation Gross fixed capital formation by private business enterprises and public corporations is an important determinant of long term economic growth. The evolution of gross fixed capital formation in South Africa can be analysed from three major perspectives. Firstly, real gross fixed capital formation expanded at a much slower pace in the period following the 2008/09 global financial crisis than in the preceding six years. Secondly, regardless of slower growth in gross fixed capital formation, expressed as a ratio of gross domestic product (GDP), it remained above its long-run average of 18.3% (from 1990 to 2016) since 2006. This ratio was held up by annual growth in investment frequently exceeding that in GDP. Lastly, the structure of capital investment by type of organisation, as reflected by both the kind of economic activity and the type of assets, changed markedly after the global financial crisis. Real gross fixed capital formation Per cent 25 20 15 10 5 0 -5 -10 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010 2012 2014 2016 Sources: Stats SA and SARB Growth in aggregate real gross fixed capital formation in South Africa averaged 9.2% per annum during the pre-crisis period from 2000 to 2008. Following the financial crisis, growth decelerated to a mere 0.6% per year. Gross fixed capital formation as a ratio of nominal GDP has also fallen from a recent peak of 23.5% in 2008 to 19.6% in 2016. This decline in the ratio occurred alongside the unwinding of boom conditions in global commodity prices from around mid-2008. Weak global economic growth in recent years supressed the export demand for South African manufactured goods. Persistently low consumer and business confidence in the domestic economy have also resulted in the postponement of a number of key domestic private sector expansion projects. The negative impact of lacklustre growth in the world economy was also experienced by some other emerging market economies. This is evidenced by a similar though stronger decline in capital expenditure in India and to a lesser extent than South Africa in Brazil and Russia. As from 2008, the ratios of gross fixed capital formation to GDP in South Africa, Brazil and Russia averaged around 20%. Gross fixed capital formation as a percentage of GDP Average ratio of gross fixed capital formation to GDP Percentage change Real gross fixed capital formation

19 Quarterly Bulletin June 2017 Gross fixed capital formation in selected emerging economies Percentage of gross domestic product Country 2008 2009 2010 2011 2012 2013 2014 2015 2016 China 40.1 44.9 45.0 44.9 45.3 45.5 45.0 43.8 43.3* India 35.0 33.2 33.1 34.1 32.9 32.2 30.5 29.9 27.1 Russia 21.9 19.4 18.8 19.1 20.3 20.2 20.9 20.5 20.8 Brazil 19.3 19.1 20.5 20.6 20.7 20.9 19.9 18.1 16.4 South Africa 23.5 21.5 19.3 19.1 19.2 20.4 20.6 20.4 19.6 * International Monetary Fund (IMF) projection of gross capital formation Sources: IMF, Haver Analytics and SARB The structure of capital investment has changed in terms of the type of organisation driving investment. Weak growth in real fixed capital expenditure since 2009 largely reflected the slower pace of investment by both private business enterprises and public corporations. Real investment by private business enterprises during the period 2009 to 2016 contracted at an average annual rate of 0.5% after having increased by as much as 9.0% during the period 2000 to 2008. Over the same periods, average annual growth in real capital outlays by public corporations also slowed substantially to 2.8% from 11.9%. Real gross fixed capital formation Indices: 2000 = 100 450 400 350 300 250 200 150 100 50 200020022004200620082010201220142016 Sources: Stats SA and SARB The period preceding the global financial crisis was characterised by a strong surge in gross fixed capital formation. The contribution of private business enterprises to total gross fixed capital formation amounted to 72.5% during the period 2000 to 2008, while public corporations contributed 11.5%. Subsequently, the contribution by private business enterprises declined to 61.1% in 2016, while that of public corporations increased to 20.2%. The structure of capital investment also changed in terms of the kind of economic activity that attracted new investments. The decline in the contribution by private business enterprises to total fixed investment since 2009 was fairly broad-based. Only electricity generation experienced robust growth in gross fixed capital formation, supported especially by the surge in independent renewable energy projects being implemented. Capital investment in mining and exploration activities was, however, to a large extent delayed by a number of high-profile labour strikes as well as policy uncertainty in general, having contributed to the deferment of fixed capital investment. Weak output growth in mining and construction furthermore contributed to a contraction in gross fixed capital formation in manufacturing. Manufacturing was also negatively affected by rapidly rising electricity prices, sporadic labour unrest and loss of international competitiveness. Total Public corporations Private business enterprises General government

Real gross fixed capital formation


R billions
700
600
500
400
300
200
100
0
Public sector
Private business enterprises
2000
2002
2004
2006
2008
2010
2012
2014
2016

Sources: Stats SA and SARB

The increase in gross fixed capital formation by the public sector since 2009 was largely driven by a robust expansion of capital investment by public corporations, with capital outlays by general government increasing at a more moderate pace. Investment by public corporations occurred primarily in the transport and electricity generation sectors. Consistent with the National Development Plan, economic infrastructure investment relative to total public sector investment increased significantly from an average of 62.9% during the period 2000 to 2008 to 79.4% in 2016.

Real gross fixed capital formation by type of asset


R billions
700
600
500
400
300
200
100
0
Machinery and other equipment*
Construction works
Transport equipment
Non-residential buildings
Residential buildings
Other assets
2000
2002
2004
2006
2008
2010
2012
2014
2016

* Including information, computer and telecommunications equipment

Sources: Stats SA and SARB

The structure of gross fixed capital formation also changed in terms of the type of assets being invested in. Since 2009, the contribution of investment in construction works to total capital investment increased meaningfully, largely reflecting capital investment by the public sector. Capital spending on construction works as a share of total fixed investment averaged 14.6% during the period 2000 to 2008, and doubled thereafter to 29.2% during the period 2009 to 2016. By contrast, the share of investment spending on machinery and other equipment declined as investment by private business enterprises waned.

20 South African Reserve Bank Quarterly Bulletin June 2017

Inventory investment

Real inventories increased by R2.7 billion (at annualised 2010 prices) in the first quarter of 2017 after having declined by R16.4 billion in the fourth quarter of 2016. The higher stock levels could largely be attributed to an accumulation of inventories in the trade sector, particularly in wholesale trade, and in the transport, storage and communication sector. The build-up of inventories in the telecommunication sector was boosted by the growing demand for telecommunication services over time.

Gross saving

South Africa's *national saving rate* improved in the first quarter of 2017. Gross saving as a percentage of GDP increased from 16.9% in the fourth quarter of 2016 to 17.3% in the first quarter of 2017. This reflected higher gross saving by both corporate business enterprises and households, while the saving of general government weakened over the period. The foreign financing ratio (the share of total gross capital formation to be financed through foreign capital inflows) increased from 9.2% in the fourth quarter of 2016 to 10.6% in the first quarter of 2017, as the increase in gross capital formation outweighed the increase in national saving over the period.

The saving rate of the *corporate sector* rose from 15.4% in the fourth quarter of 2016 to 15.7% in the first quarter of 2017. The reduction in dividend payments in the first quarter of 2017 more than offset higher corporate tax payments over the period.

Gross saving by *general government* was maintained at 0.3% of GDP in both the fourth quarter of 2016 and the first quarter of 2017. However, the level of gross saving by general government was adversely affected as higher tax revenue, primarily from an increase in personal income tax, was outweighed by a marginal increase in nominal consumption expenditure in the current quarter.

Gross saving as a percentage of gross domestic product


Per cent
18
17
16
15
14
13
12
3
2
1
0
-1
-2
Total
Corporates
Households
Government
Seasonally adjusted
2012
2013
2014
2015
2016
2017

Source: SARB

Quarterly Bulletin June 2017
South African Reserve Bank
21

Household saving as a percentage of GDP remained at 1.3% in the first quarter of 2017. However, the increase in nominal disposable income marginally outweighed that in nominal consumption expenditure, elevating the saving level of the household sector somewhat. Employment3 Despite an improved global economic growth outlook, unfavourable domestic influences continued to weigh on output growth in the South African economy, limiting meaningful employment creation. According to the Quarterly Employment Statistics (QES) survey by Statistics South Africa (Stats SA), formal non-agricultural employment decreased by 0.1% from the third quarter of 2016 to the fourth quarter. This represented a loss of 11 400 job opportunities and lowered the total level of formal non-agricultural employment to an estimated 9.7 million. However, the decrease in employment resulted largely from the termination of temporary employment opportunities by the Independent Electoral Commission (IEC) following the completion of the August 2016 municipal elections. 3Unless stated to the contrary, the QES data reported in this section are seasonally adjusted. Growth in formal non-agricultural employment and the coincident business cycle indicator Percentage change over four quarters 10 8 6 4 2 0 -2 -4 2010 2011 2012 2013 2014 2015 2016 Sources: Stats SA and SARB Stats SA recently improved the QES survey by implementing an upgraded sample drawn from the 2016 Business Sampling Frame. The new sample, which was introduced from the second quarter of 2016, resulted in an upward adjustment of roughly 0.4 million in the level of total formal non-agricultural employment.4 4All formal non-agricultural employment and earnings time series analysed in this section (and published on pages S–136 and S–137 in the statistical tables section of the Quarterly Bulletin) were statistically linked by the SARB, to correct for the structural break caused by the sample change. 22 Quarterly Bulletin June 2017 Downward phase of the business cycle Employment Coincident indicator Seasonally adjusted

Change in enterprise-surveyed formal non-agricultural employment by sector*

Sector	Change over one quarter				Change over four quarters
	Q1 and Q2 2016 combined	Q3 2016	Q4 2016		
	Number	Number	Number	Per cent annualised	Per cent
Total mining	-900	-300	-2 900	-2.6	-0.9
Gold mining	1 300	300	-1 300	-4.2	0.3
Other mining	-2 200	-700	-1 600	-1.9	-1.3
Manufacturing	-15 600	-1 400	12 500	4.3	-0.4
Construction	7 800	1 100	-10 800	-6.9	-0.3
Trade, catering and accommodation services	-26 400	15 700	30 200	6.0	0.9
Transport, storage and communication services	-9 600	-100	500	0.6	-2.6
Finance, insurance, real estate and business services	-25 900	-13 500	33 700	6.4	-0.3
Community, social and personal services	-2 700	9 500	9 400	7.1	3.0
Private sector	**-73 300**	**11 000**	**72 600**	**4.0**	**0.1**
National departments, provinces and local government	-6 400	-8 100	200	0.0	-0.8
Other public sector enterprises, including electricity and IEC**	-1 800	74 300	-84 200	-56.0	-3.1
Total public sector	**-8 200**	**66 200**	**-84 000**	**-13.7**	**-1.1**
Grand total	**-81 500**	**77 200**	**-11 400**	**-0.5**	**-0.2**

* Seasonally adjusted. Components may not add up to totals due to rounding off
** Independent Electoral Commission

Source: Stats SA

On an annual average basis, formal non-agricultural employment growth accelerated marginally from no growth in 2015 to 0.2% in 2016[5], excluding temporary election-related employment creation. Despite this slight acceleration, annual formal non-agricultural employment growth has been gradually decelerating since reaching a recent peak of 2.5% in 2011, consistent with the current downward phase in the business cycle.

The decrease in total formal non-agricultural employment in the fourth quarter of 2016 resulted entirely from a marked annualised decrease of 13.7% in *public sector* employment, following the termination of roughly 79 000 temporary election-related employment contracts by the IEC. When excluding these temporary employment opportunities, public sector employment decreased moderately by 0.8% in the fourth quarter of 2016. With the exception of local governments, employment levels decreased at all public sector tiers in the fourth quarter of 2016. Following a number of years of solid growth, public sector employment – excluding temporary election-related employment – receded marginally at annual average rates of 0.4% and 0.1% in 2015 and 2016 respectively. This likely reflects the outcome of government's commitment to fiscal consolidation on public sector employment.

5 Annual average growth in formal non-agricultural employment calculated by the SARB differs from that of Stats SA due to different statistical linking methodologies having been applied.

Quarterly Bulletin June 2017 South African Reserve Bank 23

Formal non-agricultural employment


Number (millions)
2.5
2.4
2.3
2.2
2.1
2.0
1.9
7.5
7.4
7.3
7.2
7.1
7.0
Public sector
Public sector (adjusted for election-related outliers)
Private sector (right-hand scale)
Seasonally adjusted
2010
2011
2012
2013
2014
2015
2016

Sources: Stats SA and SARB

By contrast, *private sector employment* increased by an anualised 4.0% in the fourth quarter of 2016. Following a contraction in the first half of 2016, a cumulative 83 600 private sector job opportunities were created in the second half of the year, with the bulk of these job gains recorded in the services subsectors. Employment gains were registered in the private community, social and personal services sector; the finance, insurance, real estate and business services sector; the trade, catering and accommodation services sector; the transport, storage and communication services sector and in the manufacturing sector in the fourth quarter of 2016. However, with the exception of the manufacturing sector, job shedding continued in the goods-producing sectors of the economy, with labour paring occurring in the construction and mining sectors. The level of private sector employment has been trending broadly sideways for the past four years as annual average growth remained lacklustre, picking up only marginally from 0.1% in 2015 to 0.2% in 2016.

The general appreciation in the exchange value of the rand from early 2016 together with an unfavourable domestic economic and political environment likely prevented the *mining sector* from benefiting fully from the rebound in international commodity prices. Although the pace of job shedding in the mining sector has slowed notably over the past year, mining sector employment nevertheless decreased for a second successive quarter in the fourth quarter of 2016. The pace of job shedding was most pronounced in the gold-mining sector, following two quarters of job gains. In addition, employment in the non-gold mining sector contracted for a seventh successive quarter in the final quarter of 2016.

24 South African Reserve Bank Quarterly Bulletin June 2017

Employment in the goods-producing sectors Indices: First quarter of 2010 = 100 110 106 102 98 94 90 2010 2011 2012 2013 2014 2015 2016 Sources: Stats SA and SARB Somewhat surprisingly, employment in the manufacturing sector increased markedly in the fourth quarter of 2016, following four successive quarters of job losses. Employment creation occurred despite deteriorating sentiment among manufacturers and a contraction in the real gross value added by the manufacturing sector in the second half of 2016. The Absa Manufacturing Survey released by Stellenbosch University’s Bureau for Economic Research (BER) indicated that business confidence among manufacturers declined to 28 index points in the first quarter of 2017 after registering 30 index points in both the third and fourth quarters of 2016. Although export sales and order volume indicators remained positive in the first quarter of 2017, domestic demand indicators retreated. As such, production and employment indicators also decreased. Furthermore, a net majority of respondents reported a decline in fixed investment levels, with the political climate and the tax structure seriously constraining fixed investment. The BER noted that demand will have to improve on a sustained basis for production, and ultimately fixed investment and employment growth in the manufacturing sector to pick up meaningfully. Employment in the construction sector decreased notably in the fourth quarter of 2016, following a marginal increase in the third quarter. Construction sector employment has trended moderately lower in 2016, consistent with slowing growth in the real gross value added by the sector. Despite recent moderate improvements, confidence levels in the building and construction sector remain subdued. The First National Bank (FNB)/BER Building Confidence Index rose marginally by three index points to a still low 43 index points in the first quarter of 2017. Notwithstanding the slight rise in confidence, respondents reported noticeably weaker building activity, particularly among main building contractors. Likewise, the FNB/BER Civil Confidence Index increased from 35 index points in the fourth quarter of 2016 to 40 index points in the first quarter of 2017. According to FNB, the improvement in sentiment was underpinned by a slight uptick in construction activity due to some investment in the mining sector, while overall profitability in the construction sector continued to weaken. Employment in the finance, insurance, real estate and business services sector increased significantly in the fourth quarter of 2016, following three successive quarters of job shedding. In addition, the trade, catering and accommodation services sector generated a cumulative 45 900 employment opportunities in the second half of 2016. Employment growth in this sector may have been boosted by the addition of new retail space, following the completion of new shopping centres and the extension of existing malls over the period. Although results from the BER’s Retail Survey showed that business confidence among retailers, wholesalers and new vehicle traders improved marginally in the first quarter of 2017, confidence remain at fairly low levels. Respondents indicated that despite the uptick in confidence, underlying business conditions deteriorated and sales volumes slumped across the trade sector. Lower input costs 25 Quarterly Bulletin June 2017 Mining Manufacturing Construction Seasonally adjusted owing to the appreciation in the exchange value of the rand led to an improvement in profit margins, which likely contributed to the slight increase in business confidence. With growth in consumer spending expected to slow further in the short run, the pace of service-sector employment growth could moderate in 2017.

Employment in the private services sectors



Indices: First quarter of 2010=100
115
110
105
100
95
90
Trade, catering and accommodation
Transport, storage and communication
Finance, insurance, real estate and business
Community, social and personal
Seasonally adjusted
2010
2011
2012
2013
2014
2015
2016

Sources: Stats SA and SARB

According to the *Quarterly Labour Force Survey (QLFS)* conducted by Stats SA, the number of persons employed in South Africa increased by 144 000 from the fourth quarter of 2016 to the first quarter of 2017, raising the total level of employment to approximately 16.21 million. Total employment increased more meaningfully, by 538 000, in the year to the first quarter of 2017, with year-on-year growth accelerating from 0.3% in the fourth quarter of 2016 to 3.4% in the first quarter of 2017. Employment gains occurred in the formal non-agricultural sector and in the informal sector, which added 354 000 and 116 000 jobs respectively in the year to the first quarter of 2017. The agricultural sector created a mere 6 000 employment opportunities over this period.

Unemployment rate



Per cent
28
27
26
25
24
23
Seasonally adjusted unemployment rate
Official unemployment rate
2010
2011
2012
2013
2014
2015
2016
2017

Sources: Stats SA and SARB

26

South African Reserve Bank Quarterly Bulletin June 2017

The number of unemployed persons increased notably, by 433 000, from the fourth quarter of 2016 to the first quarter of 2017, and by 491 000 over four quarters, lifting the total number of unemployed South Africans to around 6.21 million – the highest number since the inception of the QLFS in 2008. However, the number of discouraged job seekers decreased by 156 000 in the year to the first quarter of 2017. The official unemployment rate increased notably from 26.5% in the fourth quarter of 2016 to 27.7% in the first quarter of 2017, reflecting the substantial increase in the number of new entrants into the labour market who failed to find employment. In addition, the seasonally adjusted unemployment rate increased marginally from 27.2% to 27.3% over the same period. Disconcertingly, the youth unemployment rate rose from 50.9% in the fourth quarter of 2016 to 54.3% in the first quarter of 2017, marginally down from 54.5% a year earlier. Labour cost and productivity The pace of wage increases in the domestic economy moderated to below that of consumer prices in 2016, as nominal wage growth slowed while consumer price inflation accelerated. The year-on-year pace of increase in nominal remuneration per worker in the formal non-agricultural sector of the economy slowed from 5.7% in the third quarter of 2016 to 5.5% in the fourth quarter – its sixth consecutive quarter of moderation. Similarly, on an annual average basis, nominal remuneration growth per worker decelerated from 7.0% in 2015 to 5.7% in 2016. In addition, when excluding election-related employment, real wage growth per worker decelerated from 1.9% in 2015 to 0.2% in 2016, largely due to a notable acceleration in consumer price inflation in 2016. Formal non-agricultural remuneration per worker* Percentage change over four quarters 18 16 14 12 10 8 6 4 2 0 -2 2010 2011 2012 2013 2014 2015 2016 * Adjusted for election-related outliers Sources: Stats SA and SARB The moderation in nominal remuneration growth per worker in the fourth quarter of 2016 resulted from a deceleration in private sector remuneration growth, from a year-on-year rate of 5.7% in the third quarter to 4.5% in the fourth quarter. Apart from lower wage increases, the moderation in private sector wage growth per worker could in part be due to the creation of mostly low earning jobs in the services subsectors, in particular the trade, catering and accommodation services sector and the finance, insurance, real estate and business services sector, in the final quarter of 2016. Year-on-year growth in remuneration per worker moderated in the private community, social and personal services sector (from 5.8% to 5.4%); the finance, insurance, real estate and business services sector (from 5.6% to 3.4%); and in the trade, catering and accommodation services sector (from 6.5% to 3.3%). However, remuneration growth accelerated in the transport, 27 Quarterly Bulletin June 2017 Nominal remuneration per worker Henderson moving average Real remuneration per worker Henderson moving average storage and communication services sector (from 4.8% to 7.7%). In the goods-producing sectors remuneration growth accelerated in the manufacturing sector (from 5.6% to 6.7%) and in the construction sector (from 3.3% to 3.6%), while moderating in the mining sector (from 8.5% to 7.0%). On an annual average basis, private sector remuneration growth moderated from 6.5% in 2015 to 5.1% in 2016, indicative of an environment of weak output growth, weak consumer demand and concomitant poor employment prospects. Public sector wage growth per worker accelerated from 5.1% in the third quarter of 2016 to 8.4% in the fourth quarter, pushed up by the termination of a large number of low-earning temporary employment contracts by the IEC. However, when excluding the temporary IEC employees from the calculation, public sector remuneration growth per worker decelerated from 8.8% in the third quarter of 2016 to 7.9% in the fourth quarter. On an annual average basis, public sector remuneration growth – excluding election-related employment – accelerated from 7.2% in 2015 to 8.6% in 2016. According to Andrew Levy Employment Publications, the average wage settlement rate in collective bargaining agreements moderated from 7.8% in the first quarter of 2016 to 7.6% in the first quarter of 2017, slightly higher than the average of 7.5% for 2016 as a whole. The number of working days lost due to strike action decreased marginally from 90 000 to 85 000 over the same period. Multi-year wage agreements in the steel and engineering sector as well as in the coal mining sector are due for renewal in 2017, which increases the potential for strike action in these sectors later in the year. Year-on-year growth in labour productivity in the formal non-agricultural sector of the economy accelerated from 0.2% in the third quarter of 2016 to 0.8% in the fourth quarter, as the year-on-year contraction in employment outweighed the slight moderation in output growth. However, when adjusting for election-related outliers, labour productivity growth slowed from 1.1% in the third quarter of 2016 to 0.7% in the fourth quarter. For 2016 as a whole, when excluding election-related employment, labour productivity growth slowed to 0.4% from 1.5% in 2015. Labour productivity and nominal unit labour cost Percentage change over four quarters 15 12 9 6 3 0 -3 2010 2011 2012 2013 2014 2015 2016 Sources: Stats SA and SARB With year-on-year growth in total remuneration slowing at a faster pace than that in output, growth in nominal unit labour cost in the formal non-agricultural sector moderated from 5.5% in the third quarter of 2016 to 4.7% in the fourth quarter. However, growth in nominal unit labour cost accelerated somewhat from an annual average rate of 5.1% in 2015 to 5.6% in 2016, as output growth slowed much more than total remuneration growth in 2016. 28 Quarterly Bulletin June 2017 Unit labour cost Henderson moving average Labour productivity (adjusted for election-related outliers) Henderson moving average

Prices6 Domestic inflationary pressures eased somewhat in the opening months of 2017, consistent with continued weak output growth and subdued consumer demand. South Africa’s headline consumer price inflation slowed from a recent peak of 6.8% in December 2016 to 5.3% in April 2017. Consumer price inflation exceeded the upper limit of the inflation target range for seven consecutive months up to March 2017, before moderating to within the target range in April. The recent moderation in consumer price inflation was fairly broad-based, resulting from a combination of easing food price pressures, the overall appreciating trend in the exchange value of the rand from early 2016 and limited pricing power of domestic firms due to weak domestic demand. 6Unless stated to the contrary, all rates mentioned in this section reflect year-on-year changes. Headline consumer and producer price inflation Percentage change over 12 months 9 8 7 6 5 4 3 2 2012 2013 2014 2015 2016 2017 Source: Stats SA Most measures of producer price inflation moderated in the opening months of 2017. Producer price inflation for final manufactured goods slowed from 7.2% in December 2016 to 4.6% in April 2017 as price inflation decelerated in four of the nine main categories. Likewise, producer price inflation for intermediate manufactured goods moderated from 7.3% to 5.0% over the same period. Price inflation slowed in the majority of intermediate manufactured goods subcategories, with the exception of glass and glass products. The recovery in international commodity prices from early 2016 contributed to an acceleration in producer price inflation for mining products (prices of domestically produced mining commodities) throughout the year and into 2017. Subsequently, producer price inflation for mining products more than halved from 12.2% in February 2017 to 5.7% in April, as some commodity prices decreased somewhat in the month and as the low base from a year earlier started to dissipate. Producer price inflation for agriculture, forestry and fishing products moderated notably from 6.4% in December 2016 to -4.2% in March 2017, largely due to a marked deceleration in agricultural producer price inflation, before it accelerated again to -1.6% in April. Producer price inflation for electricity and water – both administered prices – remained elevated in the first three months of 2017, but moderated to 5.9% in April as electricity price inflation slowed notably. The moderation in electricity producer price inflation resulted from the decision by the National Energy Regulator of South Africa (NERSA) to award Eskom an annual tariff increase of just 2.2% in 2017 compared with 8.0% in 2016. By contrast, water price inflation accelerated to 12.1% in April 2017. 29 Quarterly Bulletin June 2017 Producer price index for final manufactured goods Consumer price index

Consumer goods price inflation consistently remained above the upper level of the inflation target range throughout 2016 and into 2017. Goods price inflation quickened notably from 6.1% in August 2016 to 7.8% in December, as price inflation accelerated across a wide range of product categories, possibly reflecting some exchange rate pass-through following the earlier depreciation in the exchange value of the rand prior to 2016. Subsequently, goods price inflation moderated to 5.3% in April 2017. The moderation was equally broad-based and likely reflects an about-turn in exchange rate pass-through following the appreciation in the exchange value of the rand from early 2016. The recent moderation in consumer goods price inflation was driven largely by slowing durable and semi-durable goods price inflation, probably reflecting some disinflationary effect from the appreciation of the exchange value of the rand. Durable goods price inflation slowed from a recent high of 7.3% in September 2016 to 3.6% in April 2017 as new vehicle price inflation in particular slowed notably. Semi-durable goods price inflation decelerated from 5.9% in December 2016 to 3.9% in April 2017, largely reflecting a moderation in clothing and footwear price inflation. Non-durable goods price inflation initially moderated from 8.2% in November 2016 to 7.7% in February 2017, before accelerating again to 8.1% in March as slowing food price inflation was countered by a marked acceleration in fuel price inflation. Non-durable goods price inflation then moderated again to 5.8% in April 2017 as both food and fuel price inflation slowed. Consumer price inflation Percentage change over 12 months 9 prices 8 7 6 5 4 3 2 1 2012 2013 2014 2015 2016 2017 Source: Stats SA Consumer services price inflation remained within the inflation target range from March 2016 onwards and moderated to 5.4% in March 2017 – its lowest level in six years. Price inflation slowed in most consumer services price subcategories in recent months, notably rentals, domestic worker wages, transport services, recreation and culture services, restaurant and hotel services, as well as miscellaneous services. This was countered somewhat by the acceleration in health and education services price inflation, following an increase in tertiary education fees in 2017 after no increase occurred in 2016 due to the ‘Fees Must Fall’ protest actions that led to a declaration by the state that university fees would not increase in that year. Services price inflation subsequently accelerated marginally to 5.5% in April 2017, mainly as a result of higher hotel services prices. The international food price index of the Food and Agriculture Organization (FAO) of the United Nations (UN), in US dollars, rose to its highest level in 24 months in February 2017 before moderating in March and April as vegetable oil and in particular sugar prices receded. However, the 12-month change in the rand-denominated FAO food price index moderated to -4.5% in March 2017 – supported by the earlier appreciation in the exchange value of the rand – before accelerating to 1.7% in April. International cereal prices decreased somewhat in March and 30 Quarterly Bulletin June 2017 Headline consumer prices Services prices Goods prices

April 2017 following a moderate upward trend since October 2016. Still, international cereal prices were 2.5% lower in April 2017 than a year earlier, suppressed by ample global supplies and good harvests of wheat in particular. Aided by the appreciation in the exchange value of the rand, the year-on-year change in the FAO international cereals price index (expressed in rand terms) moderated markedly from 21.8% in May 2016 to -16.0% in March 2017 before accelerating somewhat to -10.3% in April. International and domestic food price inflation Percentage change over 12 months 30 20 10 0 -10 -20 -30 -40 2012 2013 2014 2015 2016 2017 Sources: Stats SA and Food and Agriculture Organization (FAO) of the United Nations Domestic agricultural producer food price inflation slowed significantly in recent months, from 20.7% in June 2016 to -6.1% in March 2017, before accelerating somewhat to -3.4% in April. Producer price inflation of cereals and other crops (with a weight of 21% in the basket) receded markedly from 46.2% to -31.2% over the same period, on account of expected over supply as the impact of the drought dissipated, following expectations at the time that the 2017 domestic maize crop could be the second largest ever. According to the latest forecast by the Department of Agriculture, Forestry and Fishing’s Crop Estimates Committee, the yellow maize crop is expected to be 41.0% higher than the final crop of 2016, while the white maize crop is expected to be almost 178.0% higher. In addition, fruit and vegetable producer price inflation also slowed notably to -19.6% in April 2017. By contrast, live animal producer price inflation (with a weight of 38% in the basket) accelerated markedly from 5.2% in November 2016 to 26.2% in April 2017 on account of supply constraints due to the rebuilding of herds by farmers following improved rainfall. Agricultural producer food prices Percentage change over 12 months Weight 2017 In agricultural PPI food basket In agricultural PPI Jan Feb Mar Apr Products of crop and horticulture Cereals and other crops Fruit and vegetables Live animals and animal products Live animals Milk and eggs All items 41.05 17.94 23.11 48.0 21.0 27.0 -16.9 -18.4 -14.6 -15.9 -23.5 -9.4 -23.5 -31.5 -17.1 -24.8 -31.2 -19.6 44.23 32.71 10.12 85.28 52.0 38.0 12.0 100.0 11.9 12.4 12.7 -4.8 10.2 11.8 6.9 -4.8 14.8 18.2 7.3 -6.1 20.7 26.2 7.0 -3.4 Source: Stats SA 31 Quarterly Bulletin June 2017 FAO food price index (denomination in US dollar) FAO food price index (denomination in rand) Agricultural producer food prices

In response to the significant deceleration in agricultural producer food price inflation, producer food price inflation at the final manufactured level moderated from a recent peak of 13.4% in August 2016 to 6.4% in April 2017. The moderation resulted largely from lower price inflation of bakery products, grain mill products, starch products and animal feed, while price inflation in the majority of other manufactured producer food price subcategories remained elevated. In addition, substantial pass-through from the acceleration in agricultural live animal price inflation became visible in the prices of manufactured meat and meat products, as price inflation in this category accelerated from 3.6% in September 2016 to 13.7% in April 2017. Final manufactured producer food prices Percentage change over 12 months Weight 2017 In final manufactured PPI food basket In final manufactured PPI Jan Feb Mar Apr Meat, fish, fruit, vegetables, oils and fats Meat and meat products Fish and fish products Fruit and vegetables Oils and fats Dairy products Grain mill, starch and animal feed products Grain mill products Starch and animal feed products Other food products Bakery products Sugar Other food products All items 9.84 5.35 2.04 1.58 0.87 2.26 39.0 21.0 8.0 6.0 4.0 9.0 10.3 12.4 10.8 11.2 -3.4 13.5 9.0 11.0 8.4 11.7 -4.3 12.5 9.2 12.0 5.4 10.6 -2.0 10.4 9.1 13.7 3.4 10.0 -4.8 8.2 3.41 1.43 14.0 6.0 6.4 5.2 3.2 1.8 -0.3 -4.0 -4.0 -7.3 1.98 9.67 6.59 1.66 1.42 25.17 8.0 38.0 25.0 7.0 6.0 100.0 7.1 11.4 9.4 21.4 12.5 10.6 4.3 10.1 9.2 14.7 9.1 9.0 2.3 6.6 5.7 9.3 8.9 6.9 -1.6 7.2 6.5 8.2 10.5 6.4 Source: Stats SA Food price inflation Percentage change over 12 months 15 12 9 6 3 0 2012 Source: Stats SA 2013 2014 2015 2016 2017 32 Quarterly Bulletin June 2017 Final manufactured producer food prices Consumer food prices

Following the moderation in producer food price inflation, food price inflation at the consumer level decelerated thus far in 2017, receding from a recent peak of 12.0% in December 2016 to 6.6% in April 2017. Similar to the slowdown in food price inflation at the producer level, the moderation in consumer food price inflation was largely driven by decelerating bread and cereals price inflation (with a weight of 21% in the consumer food price basket), while slowing fruit and vegetable price inflation also contributed. By contrast, red meat and poultry prices kept consumer meat price inflation elevated due to constrained supply. Slaughtering numbers are notably down from a year earlier as farmers rebuild their herds following improved rainfall and grazing. Rising poultry prices were supported by lower imports (especially from the euro area due to an outbreak of avian flu) as well as the ongoing impact of the adjustments to brine content. Consumer food prices Percentage change over 12 months Weight 2017 In consumer price index In consumer food basket Jan Feb Mar Apr Bread and cereals Meat Fish Milk, eggs and cheese Oils and fats Fruit Vegetables Sugar, sweets and desserts Other food products All items 3.21 5.46 0.40 2.57 0.45 0.34 1.30 0.56 1.19 15.48 21.0 35.0 2.0 17.0 3.0 2.0 8.0 4.0 8.0 100.0 17.0 8.9 11.1 11.1 7.2 11.2 4.7 21.4 12.3 11.8 12.8 9.9 10.7 10.7 4.9 11.2 -0.5 16.9 11.8 10.0 8.5 9.9 10.5 9.2 1.9 4.6 0.0 17.6 11.6 8.7 5.4 10.5 9.7 6.1 -0.1 -1.2 -5.2 18.4 7.1 6.6 Source: Stats SA Food price inflation Percentage change over 12 months 25 100 80 PPI: agricultural cereals and other crops 20 60 15 40 10 20 5 0 0 -20 -5 -40 30 -10 20 10 0 -10 -20 2012 2013 2014 2015 2016 2017 Source: Stats SA 33 Quarterly Bulletin June 2017 PPI: agricultural live animals CPI: meat C PI: bread and cereals (right-hand scale)

Measures of *underlying inflation* indicate a notable easing of inflationary pressures in the opening months of 2017. This reflects subdued domestic demand and probably some disinflationary effects from the appreciation in the exchange value of the rand from early 2016. Subtracting the impact of the more volatile food, non-alcoholic beverages and fuel prices from the calculation of headline CPI inflation, the resultant measure decelerated from 5.9% in December 2016 to 4.9% in April 2017. When also excluding electricity prices, the moderation was even more pronounced, as this measure of underlying inflation (the SARB's preferred measure of core inflation) decelerated from 5.9% to 4.8% over the same period – its lowest level in 51 months.

Headline and underlying measures of consumer price inflation

Percentage change over 12 months



8
7
6
5
4
3
2
Headline consumer price index
Headline consumer price index excluding food* and fuel
Headline consumer price index excluding food*, fuel and electricity
2012
2013
2014
2015
2016
2017

* Food includes non-alcoholic beverages

Source: Stats SA

Movements in *administered price inflation* continued to largely reflect changes in fuel prices. Administered price inflation picked up pace from 2.0% in August 2016 to 8.4% in March 2017, following a marked acceleration in fuel price inflation from -7.2% to 15.0% over the same period. However, when excluding fuel prices, administered price inflation accelerated to 6.1% in March 2017, after having remained unchanged at 5.7% for eight successive months. This rate of change subsequently moderated to 5.9% in April 2017. By contrast, administered price inflation, excluding both fuel and electricity prices moderated from 5.0% in December 2016 to 4.8% in March 2017, before accelerating to 5.7% in April.

Administered price inflation

Percentage change over 12 months



15
12
9
6
3
0
-3
-6
-9
-12
50
40
30
20
10
0
-10
-20
-30
-40
Administered price index
Consumer fuel price index (right-hand scale)
2011
2012
2013
2014
2015
2016

Source: Stats SA

34

South African Reserve Bank Quarterly Bulletin June 2017

Average headline inflation expectations for 2017, as measured with the *Inflation Expectations Survey* conducted by the BER, rebounded from 5.8% in the fourth quarter of 2016 to 6.2% in the first quarter of 2017. Although all surveyed groups adjusted their 2017 inflation expectations upwards since the previous survey, trade union representatives and business representatives made the largest revisions, that is, 0.6 percentage points and 0.4 percentage points respectively. The BER noted that the sharp upward adjustment in inflation expectations of business representatives and trade union representatives could in part be related to the information on historical consumer price inflation provided to respondents on the questionnaire. The annual average headline consumer price inflation rate accelerated notably from 4.6% in 2015 to 6.4% in 2016.

Headline consumer price inflation expectations

Per cent, as surveyed in the first quarter of 2017

Average inflation expected for:	Financial analysts	Business representatives	Trade union representatives	All surveyed participants
2017	5.8	6.4	6.3	6.2
2018	5.4	6.4	6.1	5.9
2019	5.5	6.3	6.1	6.0
The next five years	5.4	6.2	5.5	5.7

Source: Bureau for Economic Research, Stellenbosch University

Despite average headline inflation expectations for 2018 having increased marginally from the fourth quarter of 2016 to the first quarter of 2017, on balance, survey participants expect inflation to moderate to 5.9% in 2018. Business representatives expect inflation to be 6.2% five years from now, while analysts and trade unions foresee much lower headline inflation of 5.4% and 5.5% respectively five years from now.

Quarterly Bulletin June 2017 South African Reserve Bank 35

External economic accounts

Current account[7]

7 Unless stated to the contrary, the current-account transaction flows referred to in this section are all seasonally adjusted and annualised.

South Africa's trade surplus was sustained for a second consecutive quarter, widening marginally from R56 billion in the fourth quarter of 2016 to R57 billion in the first quarter of 2017. The higher trade surplus resulted from a slight increase in the value of net gold and merchandise exports more than fully offsetting the marginal increase in the value of merchandise imports.

Balance of payments on current account

R billions, seasonally adjusted and annualised

	2016					2017
	Q1	Q2	Q3	Q4	Year	Q1
Merchandise exports	1 006	1 104	1 033	1 071	1 054	1 069
Net gold exports	52	54	47	49	51	55
Merchandise imports	-1 097	-1 110	-1 086	-1 065	-1 090	-1 067
Trade balance	**-39**	**48**	**-7**	**56**	**15**	**57**
Net service, income and current transfer payments	-173	-160	-159	-132	-156	-149
Balance on current account	**-212**	**-113**	**-166**	**-76**	**-142**	**-92**
As a percentage of GDP	*-5.0*	*-2.6*	*-3.8*	*-1.7*	*-3.3*	*-2.1*

Components may not add up to totals due to rounding off

Sources: Stats SA and SARB

The broadly unchanged trade surplus occurred alongside a widening of the shortfall on the services, income and current transfer account, from R132 billion in the fourth quarter of 2016 to R149 billion in the first quarter of 2017. Consequently, the deficit on the current account of the balance of payments widened from R76 billion in the final quarter of 2016 to R92 billion in the first quarter of 2017. As a ratio of GDP, the deficit widened somewhat from 1.7% to 2.1% over this period.

36 South African Reserve Bank Quarterly Bulletin June 2017

Balance of payments: current account


R billions
100
50
0
-50
-100
-150
-200
Trade balance
Balance on services, income and current transfer account
R billions
Per cent
0
-50
-100
-150
-200
-250
-300
0
-1
-2
-3
-4
-5
-6
-7
-8
Balance on current account
Percentage of GDP (right-hand scale)
2012
2013
2014
2015
2016
2017

Seasonally adjusted and annualised

Sources: Stats SA and SARB

The value of merchandise exports declined marginally by 0.2% in the first quarter of 2017 following an increase of 3.7% in the final quarter of 2016. An increase in the value of mining exports was fully countered by lower values of exported manufactured and agricultural goods. The decrease in manufactured goods exported coincided with weak domestic manufacturing activity as reflected by the third successive quarterly contraction in real gross value added by the manufacturing sector in the first quarter of 2017. This came about despite a recovery in global demand as evidenced by an improvement in manufacturing purchasing managers' indices and consumer confidence in many economies in the first quarter of 2017. Contractions in the values of exported vehicles and transport equipment, prepared foodstuffs as well as artificial resins and plastics were the main drivers of the decline in the total value of manufactured exports in the first quarter of 2017. The export value of vehicles and transport equipment was negatively affected by a sharp decrease in the number of vehicles exported in the quarter, especially in January. According to the National Association of Automobile Manufacturers of South Africa (NAAMSA), new vehicle exports were negatively affected by extensive factory refurbishment at one of the big manufacturers, in preparation for the production of a new model. However, NAAMSA expects an improvement in vehicle exports later in the year.

Quarterly Bulletin June 2017 South African Reserve Bank 37

Manufactured exports


R billions
Total
500
400
300
200
100
0
175
Selected categories
Vehicles and transport equipment
150
125
100
75
50
Machinery and electrical equipment
2012
2013
2014
2015
2016
2017

Seasonally adjusted and annualised
Sources: Stats SA and SARB

The value of non-gold mining exports increased for the second successive quarter in the first quarter of 2017, mainly attributable to higher export proceeds of pearls, precious and semi-precious stones. Reduced international demand for locally produced citrus fruit and maize contributed to the decrease in total agricultural export proceeds in the first quarter of 2017.

The total volume of exported bulk and break bulk cargo handled at national ports in South Africa decreased by 2.8% in the first quarter of 2017, following an increase in the previous quarter. This is also reflected in a decrease in the total volume of merchandise exports, which fell by 0.8% in the first quarter. Significant declines were noted in the physical quantity of exported manufactured goods.

The US dollar price of a basket of South African-produced non-gold export commodities increased by 14.2% in the first quarter of 2017 as it registered gains for a fourth consecutive quarter. However, trends were mixed in the first quarter of 2017, with the international prices of iron ore, copper and platinum increasing and those of nickel and coal decreasing. The sharp increase in the international price of iron ore resulted from a solid demand for steel by China, while the price of copper rose mainly on account of concerns related to supply disruptions caused by striking workers in the world's two largest copper mines, located in Chile and Indonesia. The appreciation in the external value of the rand in the first quarter of 2017 reduced the pace of increase in the rand price of the basket of South African-produced non-gold commodities somewhat. This, together with slight increases in the prices of other exported products, resulted in the overall rand price of merchandise exports increasing by only 0.6% in the first quarter of 2017.

38 South African Reserve Bank Quarterly Bulletin June 2017

International prices of selected South African export commodities



US dollar indices: 2010 = 100
140
120
100
80
60
40
20
Iron ore
Copper
Nickel
Coal
Platinum
2011
2012
2013
2014
2015
2016
2017

Source: World Bank

On the London market, the US dollar price of gold remained broadly unchanged at US$1 219 per fine ounce in the first quarter of 2017 compared with the previous quarter, despite uncertainty brought about by changing expectations of economic reforms in the US. However, the rand price of gold declined by about 5% in the first quarter 2017 as the external value of the rand appreciated. The impact of the decline in the average realised rand price of gold on local producers was overshadowed by a rise in the volume of net gold exports. Consequently, the value of net gold exports increased noticeably by 11.4% in the first quarter of 2017 following a 6.3% increase in the previous quarter.

The value of merchandise imports increased slightly in the first quarter of 2017 following a contraction in the preceding quarter. The import values of mining and agricultural products increased notably, while that of manufactured goods decreased substantially. Subdued domestic demand for foreign produced cellular telephones and wireless networks contributed largely to the decline in the import value of machinery and electrical equipment. This decrease outweighed increases in the values of imported chemical products as well as vehicles and transport equipment, resulting in a contraction in the total import value of manufactured goods. The value of imported vehicles and transport equipment was boosted by, among others, the importation of an aircraft as well as motor vehicle parts and accessories in anticipation of a new motor vehicle model to be manufactured locally.

Quarterly Bulletin June 2017 South African Reserve Bank 39

Merchandise imports


R billions
1 200
1 000
800
600
400
200
0
90
80
70
60
50
40
30
Total
Manufacturing
Agriculture
(right-hand scale)
Mining
2012
2013
2014
2015
2016
2017

Seasonally adjusted and annualised

Sources: Stats SA and SARB

An increase in the value of imported mineral products in the first quarter of 2017 resulted mainly from a rise in crude and refined oil imports. This, together with an increase in the value of imported base metals and articles of base metals lifted the total value of mining imports in the first quarter. Following a sharp decline in the fourth quarter of 2016, the value of agricultural imports rebounded in the first quarter of 2017, partly due to the importation of live animals and animal products as well as vegetable products.

The rand price of merchandise imports declined further in the first quarter of 2017, though at a slower pace of 1.7% as opposed to the 3.1% in the fourth quarter of 2016. At the same time, the volume of merchandise imports increased further by 1.9% for a second consecutive quarter, mainly on account of increased volumes of imported mining and agricultural goods. Over the same period, real merchandise imports as a ratio of real gross domestic expenditure (the import penetration ratio) increased slightly from 25.7% to 26.1%.

Import penetration ratio


Per cent
27
26
25
24
23
2012
2013
2014
2015
2016
2017

Seasonally adjusted

Sources: Stats SA and SARB

40 South African Reserve Bank Quarterly Bulletin June 2017

South Africa’s terms of trade improved further in the first quarter of 2017 as the rand price of exports increased marginally, while the rand price of imports decreased. Terms of trade* Index: 2010 = 100 110 105 100 95 2012 2013 2014 2015 2016 2017 * Including gold Sources: Stats SA and SARB The deficit on the services, income and current transfer account widened by almost 13% in the first quarter of 2017. Relative to GDP, the deficit increased from 3.0% in the fourth quarter of 2016 to 3.4% in the first quarter of 2017. Despite being larger, the deficit is still less than its medium term average, as indicated in the accompanying figure. Deficit on the services, income and current transfer account as a ratio of GDP Per cent -2.9 -3.1 -3.3 -3.5 -3.7 -3.9 -4.1 -4.3 -4.5 2012 2013 2014 2015 2016 2017 * Average: 2012/Q1 to 2017/Q1 Source: SARB The widening in the deficit on the services, income and current transfer account can largely be ascribed to a widening in the net income deficit. This resulted from a significant decline in the level of dividend receipts from abroad though it remained at a fairly high level when compared to a year earlier. The effect of the decline in dividend receipts on the net income deficit was mitigated somewhat by a small decline in dividend payments. 41 Quarterly Bulletin June 2017 Deficit Average deficit *

The widening in the deficit on the services, income and current transfer account was softened by a smaller deficit in net payments for services, as the decline in payments for services outweighed the decline in receipts for services. Although the decline in payments for services was relatively widespread, it was most pronounced in the category other services, as payments for intellectual property as well as for technical related services to non-residents decreased. Net current transfer payments increased somewhat in the first quarter of 2017 due to a combination of marginally larger payments and slightly smaller receipts.

Financial account

The net flow of capital on South Africa's financial account of the balance of payments (including reserve assets but excluding unrecorded transactions) reverted from a revised outflow of R8.7 billion in the fourth quarter of 2016 to an inflow of R37.6 billion in the first quarter of 2017. On a net basis, direct investment and financial derivatives recorded outflows, while all the other functional categories recorded inflows during the first quarter of 2017. Overall financial account inflows amounted to 3.4% of GDP in the first quarter of 2017.

Net financial transactions

R billions

	2016					2017
	Q1	Q2	Q3	Q4	Year	Q1
Change in liabilities						
Direct investment	11.4	8.6	7.0	6.5	33.5	9.0
Portfolio investment	31.5	51.0	55.5	1.9	139.9	25.9
Financial derivatives	-149.6	-103.8	-116.1	-129.8	-499.3	-90.9
Other investment	-6.7	-13.8	26.3	-4.8	1.0	40.9
Change in assets						
Direct investment	-22.3	-6.5	-1.4	-19.5	-49.7	-9.9
Portfolio investment	39.3	0.1	-19.2	80.5	100.7	-18.4
Financial derivatives	148.5	94.4	115.0	127.7	485.6	90.6
Other investment	14.9	2.9	-22.5	-17.5	-22.2	-22.2
Reserve assets	4.2	1.2	7.8	-53.8	-40.6	12.7
Total identified financial transactions*	**71.3**	**34.0**	**52.3**	**-8.7**	**148.9**	**37.6**
As a percentage of GDP	*6.8*	*3.2*	*4.8*	*-0.8*	*3.4*	*3.4*

* Including reserve assets but excluding unrecorded transactions
Inflow (+) outflow (-)

Source: SARB

Foreign-owned assets in South Africa

South Africa's direct investment liabilities increased by R9.0 billion in the first quarter of 2017 following an increase of R6.5 billion in the fourth quarter of 2016. The inflow during the first quarter of 2017 can be attributed to an increase in the share of non-resident equity investment in domestic companies and an increase in loans extended by foreign parent companies to South African subsidiaries.

Inward portfolio investment flows into South Africa amounted to R25.9 billion in the first quarter of 2017, following inflows of R1.9 billion in the fourth quarter of 2016. The capital inflow in the first quarter of 2017 mainly reflected the acquisition of domestic debt securities by foreign investors, as their search for yield continued unabated. Non-resident investors accumulated domestic debt securities to the value of R42.1 billion in the first quarter of 2017 compared with a revised inflow of R14.0 billion in the fourth quarter of 2016. The inflow was partly countered by net sales of domestic equity securities to the value of R16.1 billion in the first quarter of 2017, following

42 South African Reserve Bank Quarterly Bulletin June 2017

net sales of R12.0 billion in the preceding quarter, amid concerns surrounding weak growth prospects for the South African economy and a concomitant subdued outlook for profit growth of listed companies in particular. Other investment liabilities recorded inflows of R40.9 billion in the first quarter of 2017 following an outflow of R4.8 billion in the preceding quarter. The increase in other investment liabilities can be attributed to drawings on foreign long-term loans by public corporations and short-term borrowing by the domestic private sector. Balance of payments: financial account R billions 30 20 10 0 -10 -20 -30 -40 -50 100 80 60 40 20 0 -20 100 80 60 40 20 0 -20 -40 -60 100 80 60 40 20 0 -20 2012 2013 2014 2015 2016 2017 Source: SARB 43 Quarterly Bulletin June 2017 * Total * Including reserve assets and financial derivatives, excluding unrecorded transactions Net other investment Net portfolio investment Net direct investment

South African-owned assets abroad

South African entities' direct investment abroad recorded an outflow of R9.9 billion in the first quarter of 2017 following an outflow of R19.5 billion in the fourth quarter of 2016, as domestic private sector companies increased their equity holdings in, and debt financing to foreign subsidiaries.

South African residents acquired foreign portfolio assets to the value of R18.4 billion in the first quarter of 2017 following the disposal of such assets to the value of R80.5 billion in the fourth quarter of 2016. The resurgence in the acquisition of foreign portfolio assets mainly took the form of an increase in equity securities acquired by the domestic private sector.

Outflows related to other investment assets amounted to R22.2 billion in the first quarter of 2017 following an outflow of R17.5 billion in the preceding quarter, as the domestic banking sector extended short-term loans to non-residents and the domestic private sector increased its deposits abroad.

Foreign debt

South Africa's total outstanding foreign debt decreased marginally from US$143.0 billion at the end of the third quarter of 2016 to US$142.8 billion at the end of the fourth quarter. The decline in the total foreign debt in the fourth quarter of 2016 resulted largely from non-resident net sales of domestic rand-denominated government bonds, while a strong US dollar against global currencies resulted in a subdued increase in foreign currency-denominated debt over the period. South Africa's gross external debt, expressed in rand terms, decreased notably from R1 998 billion to R1 947 billion over the same period. South Africa's short-term foreign debt (debt with an original maturity of less than one year) decreased from 28.7% of total foreign debt at the end of the third quarter of 2016 to 27.0% at the end of the fourth quarter, as the private non-banking sector repaid short term debt over the period.

Total foreign currency-denominated external debt increased only marginally from US$70.4 billion at the end of September 2016 to US$70.7 billion at the end of December, notwithstanding a US$3 billion international government bond issue. The increase was constrained by repayments of long and short term loan obligations by government, the domestic banking sector and the private non-banking sector.

Foreign debt of South Africa

US$ billions at end of period

	2015		2016			
	Q3	Q4	Q1	Q2	Q3	Q4
Foreign currency-denominated debt	**66.6**	**69.3**	**67.6**	**66.9**	**70.4**	**70.7**
Debt securities	23.9	23.3	22.7	22.5	21.9	24.1
Other	42.8	46.0	45.0	44.4	48.5	46.6
Public sector	7.8	7.7	8.1	8.0	8.1	8.1
Deposit-taking institutions	16.5	19.9	17.9	16.8	20.6	19.2
Non-monetary private sector	18.5	18.4	19.0	19.6	19.6	19.3
Rand-denominated debt	**67.9**	**54.8**	**61.7**	**65.5**	**72.6**	**72.1**
Debt securities	34.5	28.7	32.9	36.2	42.2	41.4
Other	33.4	26.1	28.8	29.3	30.4	30.7
Total foreign debt	**134.5**	**124.1**	**129.3**	**132.4**	**143.0**	**142.8**
As a percentage of GDP	*40.5*	*39.1*	*43.2*	*45.8*	*49.6*	*48.4*
As a percentage of total export earnings	*121.9*	*119.2*	*133.9*	*141.1*	*154.2*	*149.8*

Source: SARB

44 South African Reserve Bank Quarterly Bulletin June 2017

Rand-denominated external debt, expressed in US dollars, decreased moderately from US$72.6 billion at the end of September 2016 to US$72.1 billion at the end of December. The net sales of domestic government bonds by non-residents and, to a lesser extent, the repayment of short term loans by the private non-banking sector contributed to the decrease in rand-denominated debt over the period. The ratio of rand-denominated debt to total external debt decreased marginally from 50.8% at the end of September 2016 to 50.5% at the end of December. South Africa’s external debt as a ratio of annual GDP decreased from 49.6% in September 2016 to 48.4% in December, with the average for the past eight quarters being 43.6%. The ratio of external debt to export earnings also declined, from 154.2% to 149.8%, over the same period. External debt ratios Per cent 160 140 120 100 80 60 40 20 0 60 External debt to export earnings External debt to GDP (right-hand scale) 50 40 30 20 10 0 External debt US$ billions 160 140 120 100 80 60 40 20 0 90 80 70 60 50 40 30 20 10 0 2011 2012 2013 2014 2015 2016 Foreign currency-denominated Rand denominated Total (right-hand scale) Source: SARB 45 Quarterly Bulletin June 2017

Box 3 South Africa's long-term sovereign credit ratings history

Since the inception of democracy in 1994, South Africa has experienced an extended period of successive long-term foreign currency credit rating upgrades from below to well into investment grade. Long-term foreign currency investment grade status was affirmed by three international rating agencies as from 25 February 2000 when Fitch Ratings (Fitch) also upgraded South Africa. Further upgrades followed until 16 July 2009, supported by annual growth in real gross domestic product (GDP) which was positive and mostly in excess of 3% from 2001 to 2011, with the exception of a contraction in 2009 following the global financial crisis. The tide turned in the latter part of 2012, commencing in September, when all three rating agencies downgraded South Africa's long-term foreign currency credit rating.

Changes in South Africa's long term sovereign credit rating



Foreign currency
S&P
Fitch
Moody's (right-hand side)
A-
BBB+
BBB
BBB-
BB+
BB
BB-
A3
Baa1
Baa2
Baa3
Ba1
Ba2
Ba3
Investment grade – Lower risk
Speculative grade – Higher risk
Local currency
A
A2
Investment grade – Lower risk
Speculative grade – Higher risk
1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2015 2017

Sources: Standard & Poors (S&P), Fitch and Moody's Investor Services (Moody's)

Given below is an account of South Africa's credit rating by S&P since 1995.

Evolution of South Africa's long-term foreign currency credit rating by S&P

Rating	Outlook	Date	Announcement
BB+	Negative	3 April 2017	Downgrade
BBB-	Negative	4 December 2015	Outlook change
BBB-	Stable	13 June 2014	Downgrade
BBB	Negative	12 October 2012	Downgrade
BBB+	Negative	28 March 2012	Outlook change
BBB+	Stable	25 January 2011	Outlook change
BBB+	Negative	11 November 2008	Outlook change
BBB+	Stable	1 August 2005	Upgrade
BBB	Stable	7 May 2003	Upgrade
BBB-	Positive	12 November 2002	Outlook change
BBB-	Stable	25 February 2000	Upgrade
BB+	Stable	20 November 1995	Upgrade

Source: S&P

46 South African Reserve Bank Quarterly Bulletin June 2017

8 6 47 Quarterly Bulletin June 2017 Credit rating agencies usually wait for 18 months after changing a country’s rating outlook to negative, to properly assess whether concerns that were raised have been adequately addressed by the appropriate authorities, before issuing a downgrade. Unusual events may, however, hasten this process. On 4 December 2015, S&P changed South Africa’s long-term foreign currency rating outlook from stable to negative, and subsequently downgraded the country to sub-investment grade on 3 April 2017, within the 18-month period. As from April 2017, South Africa’s long-term foreign currency credit rating was also lowered to sub-investment grade by Fitch, with only Moody’s Investor Service’s (Moody’s) investment grade rating remaining intact. These downgrades have taken the country back to its credit rating status that prevailed during the late 1990s. The impact of the downgrades on financial markets was fairly muted as reflected by movements in domestic government bond yields, the currency and sovereign risk premium. The credit default swap spread did not reflect an event shock and bonds seemed to have already priced-in the downgrade at the time. The subdued response of bond yields should be assessed in the context of already high interest rates and the ongoing search by investors for higher yields in international financial markets. The moderate sovereign credit risk response, in turn, should be gauged relative to recent global experiences in Brazil in Russia. Exchange rate and sovereign risk premium indicators Per cent Rand per US dollar 1618 1416 1214 1012 10 8 6 44 22 00 Basis points 500 400 300 200 100 0 200020022004200620082010201220142016 Sources: Bloomberg and SARB South African 5-year US dollar credit default swap spread Dates of downgrade South African 10-year yield on rand-denominated government Exchange rate of the rand (right-hand scale) Dates of downgrade bonds

International investment position

South Africa's positive net international investment position (IIP) narrowed significantly from R321 billion at the end of September 2016 to R155 billion at the end of December, as the country's foreign assets declined at a faster pace than foreign liabilities. The foreign assets and liabilities were both partly weighed down by the 7.4% increase in the weighted average exchange value of the rand from the end of September 2016 to the end of December.

The market value of South Africa's foreign liabilities (inward investment) decreased by 4.3% to R5 541 billion at the end of December 2016 from R5 787 billion at the end of September – its lowest level since the end of December 2015. The decrease in the country's foreign liabilities was broad-based, as all four functional categories recorded declines. The decrease in direct and portfolio investment liabilities reflected lacklustre growth in corporate profits as well as a decline in the JSE All-share index from the end of September 2016 to the end of December. The category for 'other investment' liabilities decreased largely on account of decreases in loan liabilities of the banking and private non-banking sector.

South Africa's international investment position



R billions
6 400
6 000
5 600
5 200
4 800
4 400
4 000
800
600
400
200
0
-200
-400
Foreign liabilities
Foreign assets
Net international investment position
(right-hand scale)
2014
2015
2016

Source: SARB

The market value of South Africa's foreign assets (outward investment) decreased notably by 6.7% to R5 696 billion at the end of December 2016, from R6 108 billion at the end of September. The decrease occurred in all four functional categories. Although the appreciation in the exchange value of the rand as well as market price valuation adjustments negatively affected the stock of foreign assets, portfolio investment assets were also reduced by the buy-out and delisting of a foreign company in which domestic investors held a substantial investment.

South Africa's positive net IIP declined steadily throughout 2016 as the nominal effective exchange rate of the rand increased. South Africa's foreign liabilities remained broadly unchanged from the end of 2015 to the end of 2016, while the country's foreign assets decreased by nearly 8% over the same period.

As a ratio of annual GDP, the country's foreign liabilities decreased from 135.7% at the end of September 2016 to 127.7% at the end of December, while the country's foreign assets decreased from 143.2% to 131.3% over the same period. This resulted in the country's positive net IIP retreating further to 3.6% of GDP at the end of December 2016 compared to 7.5% at the end of September.

48 South African Reserve Bank Quarterly Bulletin June 2017

International reserves and liquidity

South Africa's international reserves decreased by R12.7 billion in the first quarter of 2017 following a substantial increase of R53.8 billion in the fourth quarter of 2016.

The US dollar value of South Africa's gross gold and other foreign reserves (i.e. the international reserves of the SARB before accounting for reserves-related liabilities) decreased from US$47.4 billion at the end of December 2016 to US$46.6 billion at the end of March 2017, before increasing slightly to US$47.2 billion at the end of May 2017. The level of import cover (i.e. the value of gross international reserves relative to the value of imports of goods and services as well as income payments) decreased slightly from 5.2 months at the end of December 2016 to 5.0 months at the end of March 2017.

International reserves



US$ billions
Months
60
55
50
45
40
35
6.0
5.5
5.0
4.5
4.0
3.5
Gross reserves
International liquidity position
Import cover ratio (right-hand scale)
2012
2013
2014
2015
2016
2017

Source: SARB

South Africa's international liquidity position[8] increased from US$40.8 billion at the end of December 2016 to US$41.4 billion at the end of March 2017, and further to US$42.0 billion at the end of May 2017.

8 The SARBs gross gold and foreign exchange reserves minus foreign currency-denominated liabilities against both domestic and foreign counterparties plus/minus the forward position in foreign currency.

Exchange rates

The nominal effective exchange rate of the rand (NEER) weakened, on balance, by 0.7% in the first quarter of 2017. From the end of December 2016 to the end of February 2017, the NEER increased by 3.2% and by a further 4.0% up to 27 March. During this period the exchange value of the rand was supported by an expectation of improved economic growth prospects for both the global and domestic economy, the continued search for yield by international investors and broad-based US dollar weakness. However, from 27 to 31 March 2017 the NEER declined by 7.4% as the Minister of Finance was recalled from an international investor road show and subsequently relieved of his duties in a cabinet reshuffle. Following these developments, the credit rating agencies Standard & Poor's and Fitch decided to downgrade South Africa's sovereign long-term foreign currency credit rating to sub-investment grade.

Quarterly Bulletin June 2017 South African Reserve Bank 49

Exchange rates of the rand Percentage change 30 Jun 2016 to 30 Sep 2016 30 Sep 2016 to 31 Dec 2016 31 Dec 2016 to 31 Mar 2017 31 Mar 2017 to 06 Jun 2017 Weighted average* Euro US dollar Chinese yuan British pound Japanese yen 5.6 5.0 5.7 6.1 9.6 3.9 7.4 9.0 2.5 6.8 8.2 18.7 -0.7 -0.4 1.3 0.4 -0.1 -3.2 2.8 0.2 5.4 4.0 1.6 3.3 * Trade-weighted exchange rate against a basket of 20 currencies (nominal effective exchange rate) Depreciation - / Appreciation + Source: SARB While the NEER increased by 2.8% from the end of March 2017 to 6 June, the rand also displayed some volatility over this period. During the first three weeks of April, the exchange value of the rand strengthened as foreign investors poured funds into higher yielding domestic debt securities. However, the rand then depreciated as the Federal Open Market Committee (FOMC) in the US indicated that a rise in the target for the federal funds rate was likely in June 2017. Effective exchange rates of the rand Indices: 2010 = 100 100 90 80 70 60 exchange rate 50 2012 2013 2014 2015 2016 2017 Source: SARB Emerging market currencies in general appreciated against the weaker US dollar in the first quarter of 2017. The dollar was weighed down largely by uncertainty around the US fiscal policy stance, coupled with expectations of fewer interest rate increases by the FOMC in 2017 than initially expected. Emerging market currencies were further supported by signs of improvement in the Chinese economy and a rebound in the prices of most international commodities. 50 Quarterly Bulletin June 2017 Stronger rand = higher Real effective exchange rate Nominal effective

Selected exchange rates: US dollar per domestic currency unit


Indices: 31 December 2016 = 100
Stronger domestic currency = higher
115
110
105
100
95
90
Jan
Feb
Mar
Apr
May
Jun
2017
South African rand
Turkish lira
Mexican peso
Brazilian real
Russian rouble
Chilean peso
South Korean won

Source: SARB

The real effective exchange rate of the rand strengthened by 22.6% in the 12 months up to March 2017. This eroded much of the competitiveness gained by South African manufacturers in 2015.

Turnover in the South African foreign exchange market

The net average daily turnover in the South African market for foreign exchange increased by 8.4% from US$19.9 billion in the fourth quarter of 2016 to US$21.6 billion in the first quarter of 2017, largely due to a seasonal pattern of higher turnover volumes in the first quarter of each year. Nevertheless, the net average daily turnover in the first quarter of 2017 was 1.8% higher than that recorded in the first quarter of 2016.

Net average daily turnover in the South African foreign exchange market


US$ billions
Transactions against the rand
Transactions in third currencies
Total
30
25
20
15
10
5
0
2011
2012
2013
2014
2015
2016
2017

Source: SARB

Quarterly Bulletin June 2017
South African Reserve Bank
51

The net average daily turnover in the rand foreign exchange market increased by 5.2% from US$15.2 billion in the fourth quarter of 2016 to US$15.9 billion in the first quarter of 2017, buoyed mainly by increased turnover in the spot and forward markets. Over the same period, the value of transactions in the swap market decreased from US$10.9 billion to US$10.7 billion per day. The net average daily turnover in the market for third currencies increased from US$4.8 billion in the fourth quarter of 2016 to US$5.6 billion in the first quarter of 2017. 52 Quarterly Bulletin June 2017

Monetary developments, interest rates and financial markets Money supply The rate of increase in the broadly defined money supply (M3) remained weak thus far in 2017, in line with continued moderate growth in nominal GDP in the first quarter of 2017. Growth in deposit holdings of the household sector continued to exceed that of the corporate sector, although moderating since early 2016. Growth in deposit holdings of the corporate sector recovered somewhat in January 2017, but then moderated up to April. The income velocity of circulation of M3 averaged 1.42 in 2016 and remained broadly unchanged at 1.39 in the first quarter of 2017, confirming alignment between growth in M3 and nominal GDP. Money supply and gross domestic product Year-on-year percentage change 14 12 10 8 6 4 2 0 2012 2013 2014 2015 2016 2017 Sources: Stats SA and SARB Total M3 deposits of the domestic private sector increased by R36.3 billion in the first quarter of 2017, less than the R47.2 billion increase in the first quarter of the previous year and significantly less than the R60.8 billion increase in the fourth quarter of 2016. The corporate sector accounted for most of the increase in the first quarter of 2017, growing their deposit holdings by R25.0 billion. Of this, financial companies contributed R30.0 billion, while non-financial corporates reduced their deposit holdings by R5.0 billion. Household sector deposits increased by R11.3 billion in the first quarter of 2017, similar to the first quarter of 2016, but markedly less than the R25.6 billion in the fourth quarter of 2016 which was buoyed by bonus payments. M3 holdings of households and companies Source: SARB 53 Quarterly Bulletin June 2017 Households Companies Financial Non-financial Total M3 deposits Quarterly change (R billions) Percentage of total M3 deposit holdings 20162017 2017 Q1Q2Q3Q4Q1 Q1 11.531.427.125.611.3 35.6-33.0 47.135.225.0 11.3-3.0 31.410.230.0 24.4-30.0 15.725.0-5.0 47.2-1.6 74.360.836.3 33.3 66.7 37.5 29.2 100.0 M3 Nominal GDP

Growth in deposits continued to favour cash, cheque and other demand deposits even though moderating from 12.5% in December 2016 to 9.1% in April 2017. Depositor preference shifted somewhat to long-term deposits thus far in 2017 as year-on-year growth rebounded strongly to 11.9% in January 2017 from a recent low of 3.9% in December 2016. Subsequently, growth remained fairly elevated although it slowed to 5.8% in April 2017. By contrast, the demand for short- and medium-term deposits remained weak, although improving from a contraction in the second half of 2016 to growth of 1.2% in March 2017. However, these deposits once again contracted by 0.5% in April.

Deposits by maturity



Percentage change over 12 months
20
15
10
5
0
-5
-10
-15
2012
2013
2014
2015
2016
2017
Cash, cheque and other demand
Long term
Short and medium term

Source: SARB

Twelve-month growth in household deposits surpassed that in corporate deposits, but it maintained its slowing trend and decelerated gradually from a recent high of 14.0% in July 2015 to 9.3% in April 2017. Household deposits account for roughly a third of total private sector M3 deposit holdings, with the corporate sector accounting for the balance. Within the corporate sector, growth in the deposit holdings of financial companies initially firmed to a recent high of 9.5% in January 2017, before decelerating to 5.6% in April. Similarly, the deposit holdings of non-financial companies decelerated from 4.0% to 0.7% over the same period.

Deposit holdings of households and companies



Percentage change over 12 months
20
15
10
5
0
-5
Households
Financial companies
Non-financial companies
2012
2013
2014
2015
2016
2017

Source: SARB

54 South African Reserve Bank Quarterly Bulletin June 2017

In a statistical sense, the increase in M3 in the first quarter of 2017 continued to be predominantly attributable to an increase in claims against the private sector. Net claims on the government sector also increased, mainly resulting from a decrease in government deposits with the banking sector. Both net foreign assets as well as net other assets and liabilities decreased in the first quarter of 2017. The decline in net foreign assets resulted from revaluation effects on the gold and foreign exchange assets of the SARB and that of private sector banks due to the appreciation of the exchange value of the rand against the major currencies. The decrease in net other assets and liabilities resulted when the rise in other liabilities exceeded that in other assets. Statistical counterparts of change in M3 R billions 2016 2017 Q1 Q2 Q3 Q4 Q1 Net foreign assets Net claims on the government sector Claims on the private sector Net other assets and liabilities Total change in M3 -24.7 -0.4 78.8 -6.5 47.2 7.6 8.4 -19.0 1.5 -1.6 -73.5 75.0 68.4 4.3 74.3 10.6 -17.5 29.7 38.0 60.8 -38.9 17.1 78.9 -20.8 36.3 Source: SARB Credit extension Growth in credit extension to the domestic private sector weakened in 2016 and thus far in 2017 largely due to persistent weak growth in credit extension to the household sector. Corporate demand for credit also slowed somewhat during the period. The deceleration in credit growth is reflective of subdued domestic economic activity and partly reflects a technical correction9 in the data. Some underlying factors that might have contributed to the weakness in credit growth include subdued consumer confidence, slow growth in household disposable income, elevated food price inflation, a weak labour market and continued deleveraging through repayment of existing debt. In the wake of political uncertainty, business confidence levels have also remained depressed for a protracted period. 9In April 2016 the restructured African Bank was included in the banking sector surveys while the old entity, whose data had been held constant since July 2014, was removed. Owing to, among other things, the repayment of loans by clients and the restructuring of selected assets to another entity, the balance sheet of the new bank differs substantially from that of the old entity. Annual growth rates again converged as from April 2017. Bank loans and gross domestic product Year-on-year percentage change 20 15 10 5 0 -5 -10 2010 2011 2012 2013 2014 2015 2016 2017 Sources: Stats SA and SARB 55 Quarterly Bulletin June 2017 Loans to companies Loans to households Nominal GDP Adjustment for African Bank (phased in from September 2014)

Growth in total loans and advances moderated to a year-on-year rate of 4.5% in November 2016 – its lowest since December 2010. Although growth then accelerated to an average of 5.2% in the first quarter of 2017 and further to 5.6% in April, it remained at historically low levels. Following the downgrade of South Africa's sovereign credit rating, international rating agencies also downgraded the credit rating of domestic banks, impacting the cost of credit going forward.

On a quarter-to-quarter seasonally adjusted and annualised basis, growth in total loans and advances to the private sector accelerated from 6.4% in the fourth quarter of 2016 to 7.0% in the first quarter of 2017. The acceleration in credit growth contrasted the moderation in nominal GDP growth in the first quarter of 2017, resulting in an increase in the ratio of credit to GDP from 68.2% in the fourth quarter of 2016 to 70.1% in the first quarter of 2017.

Box 4 Long term trends in credit extension to households and corporates

Credit extension to households and corporates experienced several periods of divergent growth over the business cycle. Growth in credit extension to households tends to start decelerating ahead of peaks in the business cycle. By contrast, growth in credit extension to corporates on occasion continues to accelerate beyond peaks in the business cycle into the early stages of the subsequent downward phase. This delayed response indicates that corporates tend to be less sensitive to weak economic conditions than households. Credit growth to corporates also generally displays a higher amplitude than that to households. During the current business cycle (the most recent upward and downward phase) growth in credit extension to both the household and corporate sectors has been significantly more moderate than during previous business cycles.

Total loans and advances to the household and corporate sectors



Percentage change over 12 months
40
35
30
25
20
15
10
5
0
-5
-10
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013
2015
2017
Corporates
Households
Total loans and advances
Downward phases of the business cycle

Source: SARB

The divergence between growth in credit extension by banks to households and corporates reveals credit standard differentiation among economic sectors, especially during times of slower economic growth. This reflects the more flexible and relatively stronger financial positions of corporates compared to the household sector. Some of the factors that contribute to corporates' ability to obtain credit more easily than households include their ability to:

- pass the effect of rising costs on to consumers;
- retrench staff to cut costs in times of tough trading conditions;
- source income from offshore activities and to benefit from a depreciation in the exchange value of the rand, which may contribute to and support cash flow and savings;
- benefit from a wide range of tax deductions and the write-off of previous losses from taxable income; and
- source funding at lower interest rates than the household sector due to favourable credit risk profiles and relationships with banks.

56
South African Reserve Bank
Quarterly Bulletin June 2017

1994 98 00 02 04 06 08 10 12 14 16 1994 98 00 02 04 06 08 10 12 14 16 57 Quarterly Bulletin June 2017 In the aftermath of the East Asian crisis in 1998, growth in total loans and advances decelerated to an annual average of 8.5% in 2000 from an average of 17% between 1995 and 1998. This period was also marked by disparate growth in credit extension to the household and corporate sectors. The downward phase of the business cycle from late 1996 to 1999 had a marked impact on credit extension to the household sector, while credit extension to the corporate sector maintained strong growth. Growth in loans and advances to the household sector plummeted to rates of below 3% in late 1999, at which stage credit to the corporate sector still grew at around 15%. Year-on-year growth in credit extension to the corporate sector only reached a lower turning point of 6.7% in December 2000. During the subsequent upward phase of the business cycle, growth in credit extension to the household sector accelerated steadily to average 26% in 2006, while growth in credit extension to the corporate sector only peaked in mid-2007. This upward phase was noted for a boom in consumption expenditure and fixed investment. Throughout most of this period, robust growth in loans and advances extended to the private sector was supported by favourable lending and borrowing conditions, rising real disposable income, strong growth in domestic consumption expenditure, high levels of consumer and business confidence, and a buoyant real-estate market. Growth in credit extension was also supported by relatively low interest rates, a rebound in the corporate sector’s demand for bank-intermediated funding and wealth effects associated with the rapid rise in domestic real estate prices. In the wake of the global financial crisis, the end of the pre-2008 property boom saw an almost sudden stop in mortgage advances extended to the corporate sector. Although there was a slowdown in almost all types of corporate credit, demand for general loans by the corporate sector slowed quite sharply. Growth in total loans and advances to the corporate sector slowed from rates in excess of 30% prior to the global financial crisis to negative rates in 2009. Growth in credit extension to the household sector decelerated to less than 3% by the end of 2009. Household credit growth was further constrained by, among other factors, the introduction of the National Credit Act (NCA) in 2007 which led to tighter lending criteria by banks, increased international regulatory requirements, slower global and domestic economic growth, and weak consumer and business confidence. These factors, together with the progressive tightening of monetary policy up to mid-2008, contributed to a general slowdown in demand for bank credit. The prolonged period of weak economic conditions following the global financial crisis impacted the credit risk profiles of households to the extent that a credit amnesty was introduced in 2014 to provide relief to many indebted consumers. The difficult economic environment resulted in household consumption expenditure growth moderating to 0.8% in 2016 from 1.7% in 2015, along with a sharp decline in spending on durable goods. In recent years, the balance sheets of households have been quite strained due to rising living costs, high levels of indebtedness limiting access to new credit, higher interest rates as well as insufficient employment creation. Changing composition of loans and Changing composition of loans and advances to the household sector advances to the corporate sector Per cent Per cent 100 100 90 90 80 80 70 70 60 60 50 50 40 40 30 30 20 20 10 10 0 0 Credit card advancesMortgage advances Overdrafts General loans Instalment sale credit and leasing finance Source: SARB Growth in credit extension to the household sector decelerated across various types of credit from the start of 2013. Mortgage advances, the largest component of household credit, was the main driver behind the subdued growth. General loans to households (mostly unsecured loans) gained in popularity from 2009 with growth accelerating to just less than 40% in 2011, before closer regulatory scrutiny resulted in it decelerating from 2013 onwards. General loans to households currently account for less than 14% of all loans extended to households. Growth in instalment sale credit and leasing finance (predominantly used for the funding of vehicles) also started to decelerate from 2013. This, together with a contraction in new vehicle sales at the time confirmed the effect of challenging economic conditions on consumers and the business sector over a wide front. Growth in credit extension to corporates started to slow gradually from mid-2014, as the increasingly tough economic and trading conditions eventually also impacted the corporate sector.

In recent years, growth in credit extension to the corporate sector was supported by firm growth in general loans and mortgage advances on commercial property. General loans are the largest category of credit utilised by corporates and include term loans and structured loan funding. General loans as a ratio of the total outstanding balance on corporate credit have increased from less than 44% in 2009 to more than 55% since early 2016, making it the fastest-growing component of credit extension to the corporate sector. The revival in general loans to companies was supported by an increased number of private-sector companies involved in renewable energy projects making use of this type of finance. Furthermore, the provision of equity bridging finance to assist companies undertaking expansion activities as well as corporate expansions into Africa, boosted this type of finance. The growth in general loans occurred at the expense of mortgage advances to corporates, as its share of total corporate credit diminished in the aftermath of the financial crisis, despite its growth rate accelerating up to 2015.

Total loans and advances: changing distribution of outstanding balances



Per cent
70
60
50
40
30
20
10
0
1994
98 00 02 04 06 08 10 12 14 16
Households
Corporates

Total loans and advances as a ratio of gross domestic product



Per cent
42
40
38
36
34
32
30
28
26
24
22
20
18
16
14
Households
Corporates
1994
98 00 02 04 06 08 10 12 14 16

Sources: Stats SA and SARB

The importance of the ratio of private sector credit extension to gross domestic product (GDP) was highlighted when the Basel Committee on Banking Supervision proposed that banks hold additional capital at times when the ratio exceeds its long-run trend. By separately displaying the ratio of loans and advances of the household and corporate sectors to GDP, it is possible to distinguish which of these sectors have recorded the strongest relative growth in credit extension.

As a ratio of GDP, credit extended to, and owed by, the household sector has exceeded that of the corporate sector in recent decades. However, the persistent slowdown in credit growth to the household sector, together with robust growth in demand for credit by the corporate sector, is unsettling this historic trend. Subsequent to the global financial crisis, the gap between the ratios of credit extended to households and corporates to GDP widened as the sectoral composition of credit changed. Growth in mortgage advances, the largest component of credit extension and predominantly taken up by the household sector, decelerated notably while the uptake of general loans increased. Initially, this was due to an acceleration in growth of general (unsecured) loans to households, but after 2013 the corporate sector increased their demand for funding through general loans. The brisk growth in general loans to companies that were supported by growth in mortgage loans on commercial property then brought the ratio of credit to GDP of households and corporates closer together. However, on aggregate, the recent trends probably reflect banks' preference to provide credit to the more financially sound corporate clients rather than to households, given subdued economic growth. Credit conditions could remain relatively tight for the household sector in the foreseeable future as unemployment remains high and as a significant proportion of credit active consumers are struggling to service their existing debt.

58 South African Reserve Bank Quarterly Bulletin June 2017

Despite slowing thus far in 2017, year-on-year growth in *loans and advances to corporates* continued to outpace growth in nominal GDP, as it had done since 2014. Corporate credit increased by R55.1 billion in the first quarter of 2017, notably exceeding the increase of R20.0 billion in the fourth quarter of 2016. However, this was much lower than the increase of R74.2 billion in the first quarter of 2016. In particular, general loans to companies moderated from an increase of R58.7 billion in the first quarter of 2016 to R40.6 billion in the first quarter of 2017. General loans to companies include term loans and structured loan funding to non-financial companies, and to financial companies involved in, among other things, securities trading, life insurance, fund management and vehicle financing. The recent slowdown in credit extension to the corporate sector was particularly evident in general loans to companies, which moderated from a recent year-on-year high of 19.9% in June 2016 to 10.8% in April 2017.

Growth in *loans and advances to the household sector* was much weaker than the moderating trend in nominal GDP growth in recent years, with muted household demand for credit continuing in the first quarter of 2017. Credit extension to the household sector increased by R19.9 billion in the first quarter of 2017, up from R12.3 billion in the preceding quarter, but still slightly below the increase of R20.6 billion in the first quarter of 2016. Although mortgage advances represented around half of all credit extended to households over the period, 12-month growth in mortgage advances to households slowed from 4.7% in February 2016 to 3.1% in April 2017.

General loans to households grew by 5.5% year-on-year in April 2017, reflective of a slow but steady improvement in unsecured credit. Despite the recent acceleration, growth remained well below the excessive rates experienced from early 2011 to late 2012. Headwinds in the form of higher personal income tax rates, weak employment prospects and tighter lending criteria will probably continue to dampen growth in unsecured borrowing for an extended period.

Selected loans and advances to corporate sector

Percentage change over 12 months


25
20
15
10
5
0
-5
-10
2015
2016
2017

Mortgage advances
Instalment sale credit and leasing finance
General loans
Overdrafts

Source: SARB

Selected loans and advances to household sector

Percentage change over 12 months


25
20
15
10
5
0
-5
-10
2015
2016
2017

Mortgage advances
Instalment sale credit and leasing finance
General loans (adjusted for African Bank)
Overdrafts

Corporate demand for mortgage advances declined as the outstanding value of such advances increased by only R1.7 billion in the first quarter of 2017 compared to R8.0 billion in the first quarter of 2016 and R10.6 billion in the fourth quarter. The outstanding value of mortgage advances to households increased by R10.2 billion in the first quarter of 2017 compared to an increase of R10.9 billion in the first quarter of 2016 and R4.5 billion in the fourth quarter.

Growth in total *mortgage advances* fluctuated around a year-on-year rate of 6% towards the end of 2015 and early 2016, primarily boosted by solid growth in mortgage advances on commercial property, before moderating to 4.3% in April 2017 when the rate of expansion

Quarterly Bulletin June 2017 South African Reserve Bank 59

in mortgage advances on commercial property slowed. Growth in mortgage advances on commercial property peaked at 16.1% in September 2015, before moderating to 6.9% in April 2017. Likewise, growth in mortgage advances on residential property decelerated from a recent peak of 4.2% in February 2016 to 3.3% in April 2017. Mortgage advances Percentage change over 12 months 18 16 14 12 10 8 6 4 2 0 2012 Source: SARB 2013 2014 2015 2016 2017 Instalment sale credit and leasing finance mainly represent the financing of new and second-hand vehicles. Year-on-year growth in this credit category remained muted, slowing from 6.5% in January 2015 to 0.6% two years later, before picking up to 1.3% in March 2017 and 1.1% in April. Instalment sale financing of used passenger vehicles continued to exceed the financing of new vehicles, but was not sufficient to boost credit extension materially. According to the BER, business confidence among new vehicle dealers remained quite low, despite improving somewhat in the first quarter of 2017. However, weak demand and rising costs continued to weigh on confidence in the sector. Furthermore, business confidence among used vehicle and spare part dealers remained around the neutral level, suggesting that consumers are postponing replacement by maintaining their vehicles for longer. Instalment sale credit and leasing finance, and vehicle sales R billions Number 18 60 000 16 50 000 14 12 40 000 10 30 000 8 6 20 000 4 10 000 2 0 0 2012 2013 2014 2015 2016 2017 New business payouts for instalment sale credit and leasing finance Total new vehicle sales (right-hand scale) Seasonally adjusted Sources: NAAMSA and SARB 60 Quarterly Bulletin June 2017 Commercial property Total mortgage advances Residential property

An analysis by economic sector showed that credit demand by the electricity, gas and water sector continued to grow robustly, although growth moderated marginally in the first quarter of 2017. Most sectors recorded slower year-on-year growth in credit extension in the first quarter of 2017, with the exception of the business services and manufacturing sectors, while credit to the community, social and personal services sector also increased. Growth in credit extension to companies involved in real estate development slowed, as did that to transport, mobile telecommunications and network companies. The agricultural sector maintained its reliance on bank funding in the first quarter of 2017, as the sector recovers from the effects of the prolonged drought. Credit demand by the construction sector contracted further in recent quarters, alongside a slowdown in commercial property development. After moderating in the last three quarters of 2016, growth in bank credit to the manufacturing sector remained range-bound in the first quarter of 2017, probably underpinned by weak exports of especially motor vehicles. Credit demand by the mining sector remained weak in the first quarter of 2017, as mining investment remained subdued. Growth in bank credit by economic sector Electricity, gas and water Transport, storage and communication Agriculture, forestry and fishing 25 27 49 41 38 2.1 34 29 32 15 2 3.3 13 11 17 14 12 2.3 Real estate 42 17 12 11 7 10.1 Finance and insurance 19 15 12 4 0 18.4 Manufacturing 20 16 12 8 8 4.8 Wholesale and retail trade 12 7 5 4 2 4.9 Business services Community, social and personal services 12 5 4 10 22 3.8 10 7 4 10 14 9.1 Construction 8 9 -9 -11 -10 0.8 Mining and quarrying -4 -19 -23 -20 -31 1.7 Households -3 5 6 7 5 35.2 Other Total 18 10 3 9 -7 7 -32 5 -28 4 3.4 100.0 * Expressed as a percentage of the outstanding balance for March 2017 Source: SARB Interest rates and yields The Monetary Policy Committee (MPC) kept the repurchase rate unchanged at 7.0% per annum at their meeting in May 2017. The near-term inflation outlook had improved since January 2017, aided by the further appreciation in the exchange value of the rand following fairly benign market reaction to the monetary policy tightening in the US by the FOMC, as well as the significant narrowing of the deficit on the current account of South Africa’s balance of payments. In addition, emerging markets generally benefited from a more positive growth outlook in the advanced economies. The MPC also did not see any evidence of significant demand pressures impacting on inflation. However, the growth outlook remained disappointing along with concern that increased political uncertainty could impact negatively on private sector investment and household consumption expenditure, further undermining employment growth. 61 Quarterly Bulletin June 2017 20162017 Percentage of total credit extension* Sector Q1Q2Q3Q4Q1

Short-term money market rates were relatively stable early in 2017. Subsequently, these rates displayed varied fluctuations towards the end of April alongside a depreciation in the exchange value of the rand, which coincided with domestic political developments and a downgrade of South Africa’s sovereign debt by some international rating agencies. The three-month Johannesburg Interbank Average Rate (Jibar) has been range-bound since July 2016, fluctuating by a mere 5 basis points between 7.32% and 7.37% up to 6 June 2017. However, the benchmark 12-month Jibar initially declined from 8.48% on 30 January 2017 to 8.21% on 24 March as the exchange value of the rand appreciated, but then rose abruptly to a high of 8.53% on 6 April, following the domestic political developments. The 12-month Jibar has since fluctuated lower to 8.21% on 6 June alongside the narrowing of the current account deficit and better-than-expected inflation outcomes. Money market rates Per cent 9.0 8.5 8.0 7.5 7.0 6.5 6.0 5.5 5.0 4.5 Jan AprJulOctJan AprJulOctJan AprJulOctJan AprJul 2014 Source: SARB 2015 2016 2017 The tender rate on 91-day Treasury bills decreased by 47 basis points from 7.64% on 5 January 2017 to 7.17% on 3 March, driven by investor demand for liquid assets. However, the rate then increased to 7.49% on 13 April as investors demanded higher yields amid South Africa’s sovereign credit rating downgrades, before declining somewhat to 7.36% on 6 June following more stable market conditions. More recently, funding conditions in the interbank lending market reflected tighter liquidity conditions, although rates remained well within the standing facility limits. During this period, the South African benchmark overnight rate (Sabor) remained relatively stable, closely matching the unchanged repurchase rate. Up to late March 2017, movements in the implied rate on one-day rand funding in the overnight foreign exchange swap market (overnight FX rate) was broadly aligned with the steady Sabor and the unchanged repurchase rate. However, following a rise in demand for liquidity the overnight FX rate increased to a high of 8.20% on 25 May. Towards the end of May the overnight FX rate started to decline, reaching 7.45% in early June. 62 Quarterly Bulletin June 2017 91-day Treasury bills 3-month Jibar 12-month Jibar 6-month Jibar Repurchase rate

Benchmark overnight rates Per cent 9 8 7 6 5 4 3 2015 2016 2017 Source: SARB In the opening months of 2017, rates on forward rate agreements (FRAs) trended lower on account of the appreciation in the exchange value of the rand and its expected positive impact on inflation. However, these rates increased sharply in early April, in reaction to the depreciation in the exchange value of the rand and the downgrade of South Africa’s sovereign long-term foreign currency-denominated debt to sub-investment grade. Subsequently, the FRA rates declined up to early June, following an improved inflation outlook and more stable financial market conditions. Although FRA rates changed by varying degrees over the different maturity categories, they generally reflected expectations that interest rates will remain unchanged in coming months. On 6 June the rate on the 3x6-month FRA decreased to 7.22%, from 7.41% on 10 April 2017, while the 9x12-month FRA declined from 7.50% to 6.93% over the same period. Forward rate agreements Per cent 9.5 9.0 8.5 8.0 7.5 7.0 6.5 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun 2016 2017 3x6 months 6x9 months 9x12 months 18x21 months Source: SARB The prime lending rate and the predominant rate on mortgage loans remained unchanged at 10.50% in the first five months of 2017, in line with the stable repurchase rate. Rates on 63 Quarterly Bulletin June 2017 Standing facility upper band Overnight FX rate Sabor Standing facility lower band the different loan categories of private sector banks also remained fairly stable during the period. The weighted average overdraft rate on current accounts fluctuated in a narrow range of between 10.47% and 10.52% from January 2017 to April, while the rate on 12-month fixed deposits varied between 7.50% and 7.86% over the same period.

Interest rates on *RSA government fixed-rate retail bonds* moved in line with yields on conventional government bonds thus far in 2017, declining by between 75 and 100 basis points across different maturities in the six months to 1 June 2017. By contrast, the average fixed deposit rate with banks increased over the same period. Furthermore, the pace of increase in the amount in issue of all retail bonds levelled off somewhat in the opening months of 2017, amounting to R9.6 billion in April.

Interest rates on South African government fixed-rate retail bonds

Per cent

Effective from	Two-year bond	Three-year bond	Five-year bond
2016			
1 Dec	8.50	9.00	9.25
2017			
1 Jan	8.50	8.75	9.00
1 Feb	8.25	8.50	8.75
1 Mar	8.00	8.25	8.75
1 Apr	8.00	8.25	8.75
1 May	7.75	8.00	8.50
1 Jun	7.75	8.00	8.25

Source: National Treasury

Yields on domestic bonds of the South African government declined from mid-December 2015, exhibiting volatility similar to that of the rand per US dollar exchange rate. The downward trend in bond yields partly suggested expectations of lower future inflation on account of the appreciation in the exchange value of the rand over the period. This is reflected by the decline in the daily closing yield on conventional 10-year South African government bonds by 194 basis points from a high 10.30% on 11 December 2015 to a low 8.36% on 23 March 2017. From late March 2017 bond yields increased to 9.06% on 6 April in response to numerous developments such as the reshuffling of cabinet, currency depreciation, South Africa's sovereign credit rating downgrades and concerns of a possible further credit rating downgrade, of local currency debt in particular, which could exclude South Africa from some prominent global bond indices. The latter might lead to forced sales of domestic government bonds driving yields even higher. However, bond yields again trended lower to 8.57% on 6 June.

64 South African Reserve Bank Quarterly Bulletin June 2017

Government bond yield and the exchange rate Per cent Rand per US dollar 17 16 15 14 13 12 11 10 9 8 7 6 10.5 10.0 9.5 9.0 8.5 8.0 7.5 7.0 6.5 6.0 2012 2013 2014 2015 2016 2017 Sources: INET BFA, JSE and SARB The JPMorgan Emerging Markets Bond Index Plus (EMBI+)10 yield spread relative to US government bonds narrowed significantly from 443 basis points at the end of January 2016 to 329 basis points in May 2017, reflecting a notable improvement in investor sentiment towards emerging market debt instruments. The sovereign risk premium11 on South African government US dollar-denominated bonds in the eight-year maturity range similarly narrowed from 349 basis points in January 2016 to 221 basis points in May 2017, with some widening in April 2017 along with South Africa’s sovereign credit rating downgrades. 10 The EMBI+ measures the total returns on US dollar-denominated debt instruments of emerging market economies. 11 The differential between the yield on South African government US dollar-denominated bonds and that on US dollar-denominated bonds of the US government. Break-even inflation rates, measured as the difference between the nominal yield on conventional government bonds and the real yield on inflation-linked government bonds, fluctuated lower across most maturities throughout 2016 and thus far in 2017. The five-and six-year maturity break-even inflation rates were below 6% since early 2017, while the 11-year maturity rate traded below this level from the end of May 2017, reflecting lower inflation expectations in the bond market in line with the general appreciation in the exchange value of the rand. The break-even inflation rate in the six-year maturity range declined by 237 basis points from 18 January 2016 to 5.27% on 6 June 2017, while the 11-year maturity declined by 189 basis points over the same period. Money market The actual daily liquidity requirement of private sector banks varied between a low of R51.2 billion and a high of R59.2 billion in the first quarter of 2017. This was lower than the range of between R53.1 billion and R62.8 billion in the fourth quarter of 2016, which was boosted somewhat by seasonal factors. Since the introduction of a new liquidity management strategy in August 2013, the average of the actual daily liquidity requirement has increased from R22.8 billion to levels of around R56 billion from September 2016 onwards. The reforms introduced in recent years essentially served to keep the money market shortage more closely aligned with conditions in the money market, ultimately improving the effectiveness of the transmission of monetary policy. In May 2017 the actual daily liquidity requirement averaged R56.0 billion. 65 Quarterly Bulletin June 2017 Exchange rate of the rand (right-hand scale) South African 10-year government bond yield

Liquidity requirement

R billions



Estimated weekly liquidity requirement
Actual daily liquidity requirement
Notes and coin in circulation
(right-hand scale)
90
80
70
60
50
40
30
20
160
150
140
130
120
110
100
90
80
70
Jan Mar May Jul Sep Nov Jan Mar May Jul Sep Nov Jan Mar May
2015
2016
2017

Source: SARB

The net result of money market liquidity flows was an injection of R3.8 billion during the first quarter of 2017, compared to a net drainage of R1.5 billion in the fourth quarter of 2016. A contraction in notes and coin in circulation outside the SARB served to expand money market liquidity by R16.9 billion in the first quarter of 2017. This was partly neutralised by the money market operations of the SARB which drained R9.3 billion on a net basis, mainly through conducting liquidity-draining foreign exchange swaps, while the SARB also issued debentures and entered into reverse repurchase transactions. This was partly offset by a decrease of R2.6 billion in call deposits of the Corporation for Public Deposits (CPD) with the SARB. Foreign exchange transactions in the spot market by the SARB only had a minor contracting effect on money market liquidity. In April and May 2017, liquidity conditions tightened somewhat alongside an increase in the CPD's deposits with the SARB, which was partly offset when foreign exchange swaps were allowed to mature. In these two months, overall money market conditions were characterised by a net drainage of liquidity of R2.0 billion.

Money market liquidity flows

R billions (easing + tightening –)

	2016	2017	
	Oct–Dec	Jan–Mar	Apr–May
Notes and coin in circulation	-17.1	16.9	-0.3
Change in cash reserve accounts	-1.8	-0.2	-1.5
Money market effect of SARB foreign exchange transactions in spot market	16.0	-0.1	0.0
Government deposits with SARB	0.0	0.0	0.0
Use of liquidity management instruments	0.1	-9.3	-0.6
Reverse repurchase transactions	2.1	-1.3	0.2
SARB debentures	1.7	-0.4	0.0
Forward position (swaps)	-4.1	-10.3	6.5
Corporation for Public Deposits' call deposits with SARB	0.5	2.6	-7.3
Other items net	1.4	-3.6	0.4
Liquidity provided to banking system	**-1.5**	**3.8**	**-2.0**

Source: SARB

66 South African Reserve Bank Quarterly Bulletin June 2017

Capital redemption payments and scheduled coupon interest payments on various government bonds amounting to R73.8 billion were effected from the government tax and loan accounts from January to May 2017, with only R364 million of this amount accruing to the SARB. Bond market Public sector funding in the domestic primary bond market continued briskly up to May 2017. Total net bond issuances by the public sector amounted to R64 billion in the first five months of the year, despite net redemptions in January 2017 when the R211 inflation-linked government bond was redeemed. Net issuances of private sector bonds also increased during this period, amounting to R23 billion compared with net redemptions of R3.5 billion over the same period in 2016. National government increased its weekly fixed-rate bond auction amount from around R2.4 billion in March 2017 to about R2.7 billion in April. This was the first change in the fixed-rate auction amount since April 2013 and likely reflects the increased borrowing requirement and financing strategy of issuing long term government bonds of R194.5 billion during the 2017/18 fiscal year as tabled in the 2017 Budget Review. The recent downgrades of South Africa’s sovereign credit rating are expected to increase domestic borrowing costs going forward. Net issuances in the domestic bond market by sector R billions 30 25 20 15 10 5 0 -5 -10 -15 -20 2012 2013 2014 2015 2016 2017 Source: JSE The volume of bonds traded thus far in 2017 was lower than in the corresponding period in 2016, despite heightened volatility in the exchange value of the rand and domestic bond yields. In addition, the all-time high All-Bond Index in May 2017 was supported by the continued search for yield. Daily average turnover in the secondary bond market of R110 billion in the first five months of 2017 was 9% less than in the same period in 2016. Lower turnover led to a decline in the market liquidity ratio12 in the bond market from 11.1 times in 2016 to an annualised 10.4 times in the first five months of 2017. 12 Measured as the value of bonds traded relative to the market capitalisation of listed bonds. The issuance of rand-denominated bonds in the European and Japanese bond markets rebounded somewhat thus far in 2017 after a loss of momentum in the final months of 2016. Demand for such rand-denominated debt was most likely supported by a continued search for yield. Despite increased issuance, record-high scheduled redemptions in April 2017 contributed to aggregate net redemptions of R19 billion in the first five months of 2017, in contrast to net issuance of R8.3 billion in the corresponding period of 2016. 67 Quarterly Bulletin June 2017 Public Private

Rand-denominated bonds issued in international bond markets R billions 7 6 5 4 3 2 1 0 2012 2013 2014 2015 2016 2017 Source: Bloomberg Non-resident demand for domestic debt securities increased markedly thus far in 2017, in contrast to JSE reported net sales of R52 billion in the fourth quarter of 2016. Net purchases of domestic bonds by non-residents of R14 billion in the first quarter of 2017 was followed by R24 billion in April and May. Non-resident demand for domestic bonds was most likely buoyed by lower expected domestic inflation and positive sentiment towards emerging markets despite looming uncertainty regarding South Africa’s sovereign credit rating. Share market Equity capital raised in the domestic and international primary share markets by companies listed on the JSE increased thus far in 2017. Shares to the value of R33 billion were issued in the first five months of 2017 – 21% more than in the same period in 2016. The largest single contribution came from a domestic health care company which used the proceeds from the rights issue to fund the acquisition of a leading provider of medical imaging services in Europe. Companies with primary listings on the JSE, mostly in the industrial sector, raised 70% of the equity capital in the first five months of 2017. Turnover in the JSE’s secondary share market was subdued thus far in 2017. Daily average turnover of R20 billion in the first five months of 2017 was 16% less than in the corresponding period in 2016, consistent with the decline in volumes traded. The market capitalisation of the JSE increased from R13.3 trillion in October 2016 to R14.2 trillion in May 2017, mainly driven by an increase in share prices. Non-resident investors’ negative sentiment towards JSE listed shares persisted in 2017. According to JSE reported data, non-residents were net sellers of JSE listed shares to the value of R55 billion in the first five months of 2017, following significant net sales of R124 billion in 2016. Net sales of JSE listed shares by non-residents in 2017 reflected concerns about economic growth prospects amid domestic political uncertainty and South Africa’s sovereign credit rating downgrades. The dearth in non-resident demand for JSE listed shares was also evident in the decline in the portion of JSE listed shares held by non-residents from an average of 23% in 2015 to 21% in the five months to May 2017. Share prices of companies listed on the JSE, on balance, trended higher in recent months. The FTSE/JSE All-Share Price Index (Alsi) increased by 11% from a recent low on 6 December 2016 to 54 549 index points on 23 May 2017, as it surpassed the 54 000 level in May 2017 for 68 Quarterly Bulletin June 2017 Eurorand Uridashi

the first time in 12 months. The upward trend was predominantly supported by the prices of shares of companies in the industrial sector, the media subsector in particular, and was also in line with higher share prices on international bourses. The Euro Stoxx 50 Index increased by 16% over the same period, while the US S&P 500 Composite Index increased by a lesser 8%. Subsequently, the Alsi declined by 4% to 52 252 index points on 6 June. Share prices on the JSE Indices 90 000 80 000 70 000 60 000 50 000 40 000 30 000 20 000 10 000 2012 2013 2014 2015 2016 2017 Sources: INET BFA and JSE The total earnings of companies listed on the JSE increased by 40% in the first five months of 2017, lowering the historical price-earnings ratio of all classes of shares from 32.3 in December 2016 to 24.6 in May 2017. Although dividends declared increased marginally, the dividend yield of all classes of shares listed on the JSE decreased somewhat from 2.1% in December 2016 to 2.0% in May 2017, reflecting higher share prices. Market for exchange-traded derivatives The spot price of maize contracts listed on the Commodity Derivatives Market (CDM) of the JSE decreased notably thus far in 2017. The decrease was driven by an expected large domestic surplus of maize, given the projections by the Crop Estimates Committee that this season will render the largest ever maize crop. The reasons being an increase in area planted and favourable weather conditions. From a recent high on 19 December 2016, the spot price of white maize declined by 59% and that of yellow maize by 46% up to 6 June 2017. Domestic maize prices could also be affected by an increase in the supply of maize by Malawi, the third largest maize producer in Southern Africa. In addition, South Africa’s maize exports to the region may also face increased competition from Zambia, given prospects of a return to the export market following an announcement which lifted the temporary ban on maize exports this year. By contrast, the spot price of domestic wheat increased during the first five months of 2017. This reflected an increase in international wheat prices as fears of extremely cold temperatures prevailed. Consequently, South Africa’s wheat import tariff was lowered by 25% to R1 190.2 per ton in March 2017. 69 Quarterly Bulletin June 2017 Industrials All classes of shares Financials Resources

Grain prices


Rand per ton
6 000
5 000
4 000
3 000
2 000
1 000
White maize
6 000
5 000
4 000
3 000
2 000
1 000
Wheat
2012
2013
2014
2015
2016
2017
Spot price
Import parity
Export parity

Sources: JSE and SARB

Turnover in agricultural commodity derivatives and equity derivatives decreased noticeably during the five months to May 2017 compared with the same period of 2016. By contrast, turnover in interest rate and currency derivatives increased briskly as financial market participants hedged against possible adverse movements in bond yields and the exchange value of the rand following *domestic political developments* and fears of a further credit rating downgrade.

Derivatives turnover on the JSE

Type of derivative	Value (R billions)	Change over one year (Per cent)
	January to May 2017	
Equity	2 119	-19
Warrants	0.1	-56
Commodity	221	-48
Interest rate	591	23
Currency	324	16

Source: JSE

Real estate market

Growth in nominal house prices remained subdued thus far in 2017, reflecting weak demand which is consistent with sluggish economic growth, low consumer confidence and high unemployment. In May 2017 the year-on-year rate of increase across the different indicators varied between 4% and 5%, while house prices declined in real terms.

70 South African Reserve Bank Quarterly Bulletin June 2017

Nominal house prices Percentage change over 12 months 45 40 35 30 25 20 15 10 5 0 -5 -10 -15 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Sources: First National Bank, Lightstone and Standard Bank The subdued trend in residential property prices resulted from a slowdown in the year-on-year rate of increase in the nominal prices of freehold and sectional title properties. Growth in the prices of freehold properties slowed markedly from a year-on-year rate of 8% in May 2016 to 3% in May 2017, while that of sectional title properties moderated more marginally from 9% to 7% over the same period. From a supply perspective, residential building activity weakened in recent months, specifically the real value of residential building plans passed. The average time that residential properties remained on the market nevertheless declined from 15 weeks in the fourth quarter of 2016 to 13.4 weeks in the first quarter of 2017. Nominal prices of specific types of properties Percentage change over 12 months 15 12 9 6 3 0 -3 2012 2013 2014 2015 2016 2017 Source: Standard Bank 13 Consisting of unit trusts, the Public Investment Corporation, long-and short-term insurance companies, public and private pension funds, participation bond schemes, finance companies, and non-monetary public financial corporations. Non-bank financial intermediaries13 Growth in the total value of the consolidated balance sheet of non-bank financial institutions was buoyed by the increase in the prices of financial assets in the first quarter of 2017. The total asset value of these intermediaries increased by 2% from the final quarter of 2016 to R8.8 trillion in the first quarter of 2017. The total value of the balance sheet of these institutions 71 Quarterly Bulletin June 2017 Sectional title Freehold Standard Bank Lightstone First National Bank increased year-on-year by 4% in the first quarter of 2017, driven mostly by increases of 9% and 4% respectively in the asset value of unit trusts and the Public Investment Corporation.

Total asset holdings of non-bank financial institutions


Percentage of total assets
R billions
60
50
40
30
20
10
0
10 000
8 000
6 000
4 000
2 000
0
2012
2013
2014
2015
2016
2017
Shares
Other assets
Total assets (right-hand scale)
Interest bearing securities
Cash and deposits

Source: SARB

Shares and interest bearing securities remained the preferred asset classes of non-bank financial institutions in the first quarter of 2017. The portion held in shares remained unchanged at 56% of total assets in the final quarter of 2016 and in the first quarter of 2017, despite an increase in share prices. Although exposure to shares in the first quarter of 2017 was 2 percentage points more than the 10-year average, continued weak economic growth might discourage further rotation of funds to this asset class. Similarly, holdings of interest bearing securities as a portion of total assets remained unchanged at 30% in the fourth quarter of 2016 and in the first quarter of 2017, amid the decline in government bond yields over the period.

The part of assets invested in cash and deposits declined by 1 percentage point from the final quarter of 2016 to 6% of total assets in the first quarter of 2017. The steady decline in cash and deposit holdings thus far in 2017 is consistent with fairly low real interest rates. Households still invested in money market unit trusts, which registered net inflows of R5.4 billion in the first quarter of 2017, compared with R10 billion in the fourth quarter of 2016. The value of loans extended by non-bank financial institutions to households and companies remained unchanged at 5% of total assets in both the final quarter of 2016 and the first quarter of 2017.

Weak economic activity and subdued growth in household disposable income had a negative effect on contractual and discretionary savings intermediation through non-bank financial institutions in the first quarter of 2017.

72 South African Reserve Bank Quarterly Bulletin June 2017

Public finance[14]

Non-financial public sector borrowing requirement[15]

The *non-financial public sector borrowing requirement* amounted to R142 billion in fiscal 2016/17, some R12.3 billion less than in the previous fiscal year. The lower non-financial public sector borrowing requirement could mainly be attributed to the improved cash deficit of consolidated general government, following higher cash surpluses of local governments, extra-budgetary institutions and social security funds. National government also recorded a slightly lower cash deficit.

14 Unless stated to the contrary, year-on-year rates of increase in this section compare fiscal 2016/17 to fiscal 2015/16. Data for fiscal 2016/17 are unaudited and remain preliminary.

15 Calculated as the cash deficit/surplus of the consolidated central, provincial and local governments, and non-financial public enterprises and corporations.

Non-financial public sector borrowing requirement

R billions

Level of government	Fiscal 2015/16*	Fiscal 2016/17*
Consolidated general government	127.6	107.4
National government	168.5	164.1
Extra-budgetary institutions	-2.4	-8.5
Social security funds	-13.9	-15.2
Provincial governments	-2.3	1.9
Local governments	-22.4	-35.1
Non-financial public enterprises and corporations	26.3	34.2
Total**	**153.9**	**141.6**
As a percentage of GDP	*3.7*	*3.2*

* Deficit + surplus –
** Components may not add up to totals due to rounding off
Sources: National Treasury, Stats SA and SARB

As a ratio of GDP, the non-financial public sector borrowing requirement narrowed further from 3.7% in fiscal 2015/16 to 3.2% in fiscal 2016/17. The borrowing requirement of the *consolidated general government* decreased by R20.2 billion to R107 billion in fiscal 2016/17 and 2.4% of GDP. This was lower than the 3.1% of GDP recorded in fiscal 2015/16.

Non-financial public sector borrowing requirement



R billions
Per cent
250
200
150
100
50
0
10
8
6
4
2
0
Consolidated general government
Non-financial public enterprises and corporations
Percentage of GDP (right-hand scale)
2010/11
2011/12
2012/13
2013/14
2014/15
2015/16
2016/17
Fiscal years

Sources: National Treasuary, Stats SA and SARB

Quarterly Bulletin June 2017 73

The preliminary cash deficit of *non-financial public enterprises and corporations*, also known as state-owned companies (SOCs), amounted to R34.2 billion in fiscal 2016/17. This was R7.9 billion or 30.0% more than the 2015/16 audited outcome. The larger cash deficit could be attributed to the increase in total expenditure outpacing that in total cash receipts from operating activities. Over the past decade the cash deficits of non-financial SOCs have been largely driven by increased acquisitions of non-financial assets which contributed to strong growth in total assets of major SOCs.

Financial activities of non-financial public enterprises and corporations


R billions
Per cent
150
120
90
60
30
0
-30
-60
-90
-120
-150
50
40
30
20
10
0
-10
-20
-30
-40
-50
2002/03
2004/05
2006/07
2008/09
2010/11
2012/13
2014/15
2016/17*
Fiscal years
Cash flow surplus/deficit
Acquisition of non-financial assets
Total assets as a percentage of GDP (right-hand scale)

* Preliminary estimates

Source: SARB

Total cash receipts of non-financial SOCs amounted to R464 billion in fiscal 2016/17, representing a year-on-year increase of 16.9%. The increase resulted mainly from improved operational and financial performance of some major SOCs.

Non-financial SOCs' total current and capital expenditure increased by 17.7% to R498 billion in fiscal 2016/17. Growth in total expenditure was mainly driven by a significant increase in operating expenses, while capital expenditure increased by a moderate R2.4 billion to R106 billion in fiscal 2016/17. According to the *2017 Budget Review*, SOCs are expected to invest more than R432 billion in capital programmes over the medium term. SOCs' capital investment programmes are mainly financed through borrowing against their own balance sheets and in some instances backed by government guarantees.

Total outstanding listed debt of non-financial SOCs amounted to R254 billion as at 31 March 2017 – 4.3% more than a year earlier. The increase was much lower than the annual average increase of about 10.0% over the previous five fiscal years. This may be a reflection of weak domestic economic activity, low investor confidence and rising borrowing costs. The recent sovereign credit rating downgrades may lead to a deterioration in the availability of funding for SOCs and could constrain capital investment programmes.

Preliminary financial statistics of *national government* showed cash receipts from operating activities of R1 172 billion in fiscal 2016/17, some 4.5% more than in the preceding fiscal year. The increase in national government's cash receipts could be attributed to higher collections in almost all the main tax categories.

74 South African Reserve Bank Quarterly Bulletin June 2017

Cash payments for operating activities by national government increased by 4.1% year on year to R1 318 billion in fiscal 2016/17. In fiscal 2016/17, compensation of employees increased by 7.1% to R143 billion, while total grants paid to other levels of general government amounted to R717 billion and contributed 54.4% to total cash payments.

National governments' net cash flow from operating activities and net investment in non-financial assets generated a cash deficit of R164 billion in fiscal 2016/17, which was slightly lower than the cash deficit of R168 billion in the preceding year.

Preliminary financial statistics of *provincial governments* switched from successive cash surpluses in recent years to a cash deficit of R1.9 billion in fiscal 2016/17.

Provincial government finances


R billions
10
8
6
4
2
0
-2
-4
Surplus
Deficit
2010/11
2011/12
2012/13
2013/14
2014/15
2015/16
2016/17
Fiscal years
Budgeted
Actual

Source: National Treasury

Total cash receipts of provincial governments increased by 6.2% year on year to R518 billion in fiscal 2016/17. Grants received from national government, mainly equitable share transfers and conditional grants, accounted for about 96.6% of provincial governments' total cash receipts. The *2017 Budget Review* estimated that total grants from national government would increase at an average annual rate of 7.5% over the medium term to R621 billion in fiscal 2019/20. KwaZulu-Natal, the Eastern Cape and Gauteng remained the largest provincial recipients of national government grants.

Total cash payments for operating activities by provincial governments increased by 8.1% year on year to R486 billion in fiscal 2016/17. The increase could mainly be attributed to an increase in the provincial compensation bill, in particular that of educators and health practitioners. In fiscal 2016/17, net investment in non-financial assets declined by 5.2% year on year to R33.9 billion.

Provincial governments' deposits with the Corporation for Public Deposits increased from R19.0 billion at the end of March 2016 to R23.7 billion at the end of March 2017. By contrast, deposits with private banks decreased from R17.3 billion to R10.5 billion over the same period. The overall indebtedness of provincial governments to private banks remained unchanged at R0.7 billion.

Preliminary financial statistics of *local governments* showed that growth in total cash receipts from operating activities outpaced that in total expenditure. This resulted in a cash surplus of R35.1 billion in fiscal 2016/17, which was R12.7 billion more than the cash surplus recorded in

Quarterly Bulletin June 2017 South African Reserve Bank 75

the previous fiscal year. The notable increase in total cash receipts resulted from higher own-generated cash receipts, mainly through sales of water, electricity and gas.

Municipal own-generated cash receipts* and inter-governmental transfers received



R billions
120
100
80
60
40
20
0
Inter-governmental transfers received
Sales of electricity and gas
Purchases of electricity and gas
Sales of water
Purchases of water
2010/11
2011/12
2012/13
2013/14
2014/15
2015/16
2016/17
Fiscal years

Sources: Stats SA and SARB

* Purchases and sales of water and electricity by municipalities are recorded when invoiced. A purchase is recorded when the municipality receives an invoice from suppliers, and a sale is recorded when the municipality invoices consumers.

Total cash receipts of local governments increased by 7.8% year on year to R364 billion in fiscal 2016/17. Municipalities continued to increase own cash receipts mainly from service charges, property rates and taxes. This amounted to R254 billion or about 70.0% of total cash receipts in the period under review. Inter-governmental transfers, comprising equitable share transfers and conditional grants, inclusive of metropolitan municipalities' share of the general fuel levy, amounted to R109 billion which was 2.9% more than in the preceding fiscal year. Inter-governmental transfers accounted for about 30.0% of total cash receipts in fiscal 2016/17. The *2017 Budget Review* estimated that total transfers from national government would increase at an annual average rate of 8.6%, to average R122 billion per annum over the medium term.

Local governments' cash payments for operating activities and net investment in non-financial assets together amounted to R329 billion in fiscal 2016/17, or R13.7 billion more than in the previous fiscal year. Purchases of goods and services, largely water and electricity, continued to drive growth in municipal operating expenses. Net investment in non-financial assets of R48.5 billion in fiscal 2016/17 was R2.7 billion less than in the previous fiscal year.

Preliminary financial estimates of *extra-budgetary institutions* showed a cash surplus of R8.5 billion in fiscal 2016/17, which was R6.1 billion more than in the previous fiscal year. The higher cash surplus resulted mainly from an increase in total cash receipts from national government transfers, which outpaced a moderate increase in total expenditure. *Social security funds* recorded a preliminary cash surplus of R15.2 billion in fiscal 2016/17, which was slightly more than the R13.9 billion recorded in the previous fiscal year.

Budget comparable analysis of national government finance

The actual year-on-year rate of increase in both national government expenditure and revenue in fiscal 2016/17 was lower than the original 2016 Budget and the revised 2017 Budget projections. Relative to these projections, actual growth in national government revenue slowed more than that in expenditure, indicative of persistent weak domestic demand, output growth and employment creation. However, this still resulted in a marginally higher cash book deficit

76 South African Reserve Bank Quarterly Bulletin June 2017

in fiscal 2016/17 than the revised 2017 Budget projections, but R3.1 billion less compared with the previous fiscal year.

National government finances: key statistics, 2016/17

Year-on-year percentage change*

	Originally budgeted** Full 2016/17	Revised estimates*** Full 2016/17	Actual Full 2016/17
Expenditure	5.9	5.0	4.8
Revenue	8.6	6.3	5.8
Memo: cash book deficit	**R156 billion**	**R171 billion**	**R172 billion**

* Fiscal 2015/16 to fiscal 2016/17
** *2016 Budget Review*
*** *2017 Budget Review*
Sources: National Treasury and SARS

National government expenditure amounted to R1 304 billion in fiscal 2016/17, representing an increase of 4.8% compared with the preceding fiscal year. This was R14.6 billion less than the R1 318 billion projected in the *2016 Budget Review*. As a ratio of GDP, national government expenditure amounted to 29.7% in fiscal 2016/17 – slightly lower than the ratio of 30.2% recorded in fiscal 2015/16 and the estimated 30.0% in the original 2016 Budget.

National government expenditure in fiscal 2016/17

Expenditure item	Originally budgeted Full 2016/17		Actual Full 2016/17	
	R billions	Percentage change*	R billions	Percentage change*
Voted expenditure	721.1	3.1	715.0	2.2
Of which: Current payments	*208.4*	*7.6*	*207.0*	*6.8*
Transfers and subsidies	*493.4*	*7.6*	*488.9*	*6.7*
Payments for capital assets	*14.4*	*-21.1*	*14.2*	*-22.1*
Payments for financial assets	*4.9*	*-83.2*	*4.8*	*-83.5*
Statutory amounts**	597.2	9.6	588.7	8.0
Of which: Equitable share transfers	*410.7*	*6.3*	*410.7*	*6.3*
Interest on debt	*147.6*	*14.7*	*146.3*	*13.7*
Total expenditure	**1 318.3**	**5.9**	**1 303.7**	**4.8**

* Fiscal 2015/16 to fiscal 2016/17. Note that numbers might differ from previous editions of the *Quarterly Bulletin* due to the audited outcome of fiscal 2015/16
** Including extraordinary payments
Source: National Treasury

Of the increase in national government expenditure of R59.2 billion relative to fiscal 2015/16, R43.8 billion was due to statutory amounts of which R17.6 billion was interest on debt. On balance, only R15.3 billion was on account of higher voted expenditure. Higher voted expenditure was primarily driven by higher current payments as well as transfers and subsidies. These two spending categories accounted for 97.3% of voted expenditure and 53.4% of total expenditure.

Current payments amounted to R207 billion in fiscal 2016/17 – 6.8% more than in the previous fiscal year. The Justice, Crime Prevention and Security cluster accounted for 72.3% of total current payments.

Transfers and subsidies amounted to R489 billion in fiscal 2016/17 – 6.7% more when compared with fiscal 2015/16. The departments of Education, Social Development, Cooperative Governance and Traditional Affairs, Transport, Health, Human Settlements and National Treasury together accounted for 80.2% of total transfers and subsidies.

Quarterly Bulletin June 2017 South African Reserve Bank 77

Payments for capital assets amounted to R14.2 billion in fiscal 2016/17, or 22.1% less than in the preceding fiscal year, broadly in line with the 2016 Budget projections. Payments for financial assets decreased substantially and amounted to R4.8 billion in fiscal 2016/17, representing a decline of 83.5% on a year-on-year basis. The substantial decline mainly reflected the high base due to the one-off transfer of R25.0 billion to Eskom and the New Development Bank in fiscal 2015/16.

Payments related to statutory amounts, excluding interest payments, pertain mostly to equitable share transfers. Equitable share transfers to provinces, which represent the bulk of provincial governments' cash receipts from operating activities, amounted to R411 billion in fiscal 2016/17, 6.3% more than in the previous fiscal year. Metropolitan municipalities received the last of three equal payments of R3.7 billion in March 2017 as their share of the general fuel levy, bringing their total receipts to R11.2 billion in fiscal 2016/17.

Interest payments on national government debt amounted to R146 billion in fiscal 2016/17 and represented a notable increase of 13.7% on a year-on-year basis, albeit slightly lower than the 14.7% originally budgeted.

After taking cash flow adjustments[16] into account, the cash flow expenditure of national government amounted to R1 275 billion in fiscal 2016/17 – an increase of 4.6% when compared with the previous fiscal year.

National government revenue amounted to R1 132 billion[17] in fiscal 2016/17, or 5.8% more than in fiscal 2015/16. The increase in national government revenue resulted from higher collections in all the major tax categories, although annual growth in most of these tax categories fell below original budgeted projections. The *2016 Budget Review* projected that national government revenue would increase by 8.6% to R1 162 billion in fiscal 2016/17, R30.0 billion more than the final outcome. Relative to GDP, national government revenue amounted to 25.8% in fiscal 2016/17, slightly lower than both the 25.9% recorded in the previous fiscal year and the 26.5% projected in the 2016 Budget.

16 These are adjustments to total expenditure arising from timing differences between the recording of transactions and bank clearances, along with late departmental requests for funds.

17 In the calculation by the SARB, revenue excludes premiums on debt portfolio restructuring and loan transactions. These came to R3.5 billion in fiscal 2016/17.

National government revenue in fiscal 2016/17

Revenue source	Originally budgeted Full 2016/17		Actual Full 2016/17	
	R billions	Percentage change*	R billions	Percentage change*
Taxes on income, profits and capital gains	668.4	10.1	664.5	9.5
Income tax on individuals	*442.2*	*13.6*	*425.9*	*9.4*
Income tax on companies	*200.9*	*3.9*	*207.0*	*7.1*
Payroll taxes	17.6	15.9	15.3	0.6
Taxes on property	15.4	2.7	15.7	4.1
Taxes on goods and services	418.6	8.5	402.2	4.3
Value-added tax (VAT)	*301.3*	*7.2*	*289.2*	*2.9*
Domestic VAT	*322.4*	*8.4*	*321.5*	*8.1*
Import VAT	*164.0*	*8.8*	*149.3*	*-1.0*
General fuel levy	64.5	16.0	62.8	12.9
Taxes on international trade and transactions	54.5	16.2	46.1	-1.8
Import duties	*54.0*	*16.8*	*45.6*	*-1.5*
Other revenue**	26.8	-47.4	27.6	-45.8
Less: SACU*** payments	39.4	-22.7	39.4	-22.7
Total revenue	**1 162.0**	**8.6**	**1 132.0**	**5.8**

* Fiscal 2015/16 to fiscal 2016/17
** Including extraordinary receipts, but excluding premiums on debt portfolio restructuring and loan transactions that amounted to R3.5 billion in fiscal 2016/17
*** Southern African Customs Union

Sources: National Treasury and SARS

78 South African Reserve Bank Quarterly Bulletin June 2017

Taxes on income, profits and capital gains amounted to R665 billion in fiscal 2016/17 – 9.5% more compared with the previous fiscal year. Collections from this tax category underperformed the 2016 Budget projections, mainly due to lower personal income tax, which resulted from lower pay-as-you-earn receipts, lower bonuses, higher-than-expected personal income tax refunds and lower personal income tax provisional payments. The lack of employment growth could also partly explain the underperformance of this tax category. However, the weaker performance in personal income tax collections was partly offset by sustained corporate income tax receipts, owing to higher provisional tax payments from the mining and quarrying, and the financial sectors, in particular. Taxes on property amounted to R15.7 billion in fiscal 2016/17, representing a year-on-year increase of 4.1%. Collections of transfer duties contributed R8.2 billion and securities transfer tax R5.6 billion, with the latter reflecting financial market activity. Withholding tax on dividends performed significantly better in fiscal 2016/17 than in the previous fiscal year, although it comprised only about 3% of total revenue. The increase was mainly due to companies distributing profits to shareholders rather than reinvesting, while the dividend tax rate also increased from 15% to 20% as from 22 February 2017. Components of national government revenue Percentage change over one year Total revenue Income tax payable by individuals Income tax payable by companies Withholding tax on dividends* Taxes on property Specific excise duties Value-added tax Fuel levy Import duties -5 0 5 10 15 20 25 30 35 Fiscal year 2016/17 Originally budgeted: 2016 Budget Review Revised estimates: 2017 Budget Review Actual, Full 2016/17 * Includes secondary tax on companies and withholding tax on interest Source: National Treasury Taxes on goods and services amounted to R402 billion in fiscal 2016/17 – 4.3% more than in the previous fiscal year. This tax category underperformed the original budget projections due to the weak performance of import value-added tax (VAT) and excise duties. Weak import VAT collections could mainly be attributed to a slowdown in the importation of vehicles, machinery and electrical machinery. The slow growth in excise duties occurred primarily on account of lower receipts from cigarettes and cigarette tobacco. 79 Quarterly Bulletin June 2017 Direct taxes Indirect taxes

Taxes on international trade and transactions amounted to R46.1 billion in fiscal 2016/17, and declined by 1.8% on a year-on-year basis. Although this tax category performed relatively well in the first three months of fiscal 2016/17, receipts from import duties decelerated significantly in subsequent months, partly due to the slowdown in vehicle, electrical machinery and clothing imports as domestic demand waned. Non-tax revenue amounted to R27.6 billion in fiscal 2016/17 and was broadly in line with the amount originally budgeted. This revenue category decreased notably by 45.8% from a year earlier as a consequence of the high base emanating from the one-off sale of Vodacom shares to the value of R25.0 billion in fiscal 2015/16. Cumulative deficit of national government R billions 200 160 120 80 40 0 A M J J A S O N D J F M Originally budgeted deficit of R156 billion for fiscal 2016/17 Revised budget deficit of R165 billion for fiscal 2016/17, 2016 MTBPS Budget deficit of R171 billion for fiscal 2016/17, 2017 Budget Review Sources: National Treasury and SARS Netting national government revenue and expenditure yielded a cash book deficit of R172 billion in fiscal 2016/17, some R3.1 billion lower than the cash book deficit recorded in fiscal 2015/16. However, the deficit was about R16 billion higher than projected in the original 2016 Budget given under-expenditure of R14.6 billion and under-collection of revenue of R30.0 billion. As a ratio of GDP, the cash book deficit amounted to 3.9%, compared with a ratio of 4.2% recorded in the preceding fiscal year. The 2016 Budget Review projected a cash book deficit of 3.6% of GDP in fiscal 2016/17. The primary balance of national government (the deficit/surplus recalculated by excluding interest payments from total expenditure) amounted to a deficit of R25.4 billion in fiscal 2016/17 – R20.7 billion less than in the preceding fiscal year. As a ratio of GDP, the primary deficit receded from 1.1% in fiscal 2015/16 to 0.6% in fiscal 2016/17. However, the 2016 Budget Review projected a primary deficit of only 0.2% of GDP for fiscal 2016/17, while a primary surplus is expected by 2018/19 according to the 2017 Budget Review. The cash flow deficit of national government amounted to R137 billion in fiscal 2016/17 – R5.5 billion less than the cash flow deficit recorded in the previous fiscal year. After taking the cost on revaluation of foreign debt at redemption into account, the net borrowing requirement amounted to R150 billion for fiscal 2016/17; this compared with a net borrowing requirement of R144 billion recorded in the preceding fiscal year. 80 Quarterly Bulletin June 2017 Actual 2016/17 Actual 2015/16

National government financing in fiscal 2016/17

R billions

Items or instruments	Actual Full 2015/16	Originally budgeted[1] Full 2016/17	Revised estimates[2] Full 2016/17	Actual Full 2016/17
Cash flow deficit[3]	**142.9[3]**	**156.3[4]**	**170.5[4]**	**137.4[4]**
Plus: Cost/profit on revaluation of foreign debt at redemption[5]	1.5	8.1	12.6	12.6
Net borrowing requirement	**144.4**	**164.5**	**183.1**	**150.0**
Treasury bills	13.1	25.0	41.0	40.5
Domestic government bonds[6]	128.1	116.2	115.9	86.7
Foreign bonds and loans	-2.4	15.9	49.0	49.0
Change in available cash balances[7]	5.6	7.3	-22.8	-26.2
Total net financing[8]	**144.4**	**164.5**	**183.1**	**150.0**

1 *2016 Budget Review*
2 *2017 Budget Review*
3 Cash flow deficit which differs from the cash book deficit; including extraordinary receipts and payments
4 Cash book deficit
5 Cost + profit –
6 Including other financing (non-marketable bonds, RSA money market instruments, and adjusted revaluation on inflation-linked bonds)
7 Increase – decrease +
8 Components may not add up to totals due to rounding off

Sources: National Treasury and SARB

The net borrowing requirement was largely financed through the issuances of domestic government bonds, foreign bonds and loans, and Treasury bills. National government raised R40.5 billion from both Treasury bills and short-term loans from the Corporation for Public Deposits, notably more than in the previous fiscal year. By contrast, domestic government bonds and other financing recorded net issuances worth R86.7 billion in fiscal 2016/17, significantly lower than in the previous fiscal year. In addition, net issuances of foreign bonds and loans to the value of R49.0 billion were recorded in fiscal 2016/17, compared with net redemptions of R2.4 billion in the previous fiscal year. National government's cash balances increased by R26.2 billion in fiscal 2016/17, bringing these balances to R239 billion at the end of March 2017. Of this, deposits with the SARB amounted to R196 billion, or 81.9%, while the remaining balances were held with commercial banks.

National government domestic debt (marketable and non-marketable) increased by R201 billion in fiscal 2016/17 to R2 020 billion as at 31 March 2017. This largely reflected an increase in domestic marketable debt instruments (Treasury bills and bonds) which accounted for 98.1% of total domestic debt as at 31 March 2017. Domestic marketable debt rose from R1 782 billion to R1 982 billion between 31 March 2016 and 31 March 2017, while non-marketable debt rose marginally from R37.2 billion to R38.4 billion over the same period. The total level of outstanding domestic debt was higher than both the original estimate in the *2016 Budget Review* and the revised estimate in the *2017 Budget Review*. National government's domestic debt was originally expected to amount to R2 004 billion (45.7% of GDP) in fiscal 2016/17.

Quarterly Bulletin June 2017 South African Reserve Bank 81

Composition of national government domestic debt R billions 1 400 1 200 1 000 800 600 400 200 0 Fixed-income, floating-rate and zero-coupon bonds Inflation-linked bonds Domestic short-term loans including Treasury bills Retail bonds and other debt Source: National Treasury National government’s domestic debt largely comprised of fixed-income, floating-rate and zero-coupon bonds, which accounted for 63.8% (R1 289 billion) of total national government domestic debt as at 31 March 2017. This compares with a share of 62.5% (R669 billion) as at 31 March 2012. In the five years between 31 March 2012 and 31 March 2017, the value of outstanding inflation-linked bonds in issue increased from R221 billion to R443 billion, representing an increased share of total national government domestic debt from 20.6% to 21.6% over the same period. National government’s foreign debt (foreign currency-denominated debt) amounted to R213 billion as at 31 March 2017, representing an increase of R13.1 billion in fiscal 2016/17. The increase resulted from two bond issuances of US$1.25 billion and US$3.0 billion in April and October 2016 respectively, along with exchange rate revaluation effects. The foreign debt outcome in fiscal 2016/17 was well below both the original 2016 Budget and the revised 2017 Budget projections. The 2016 Budget Review originally projected national government’s foreign debt to amount to R230 billion (5.2% of GDP) in fiscal 2016/17. However, the 2017 Budget Review revised this downwards to R222 billion (5.0% of GDP). 82 Quarterly Bulletin June 2017 As at 31 March 2012 As at 31 March 2017

Foreign currency-denominated debt of national government R billions 240 200 160 120 80 40 0 240 200 160 120 80 40 Euro Japanese yen evaluation 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 As at 31 March of each fiscal year Source: National Treasury Before accounting for exchange rate revaluation effects, the foreign currency-denominated debt of national government amounted to R163 billion compared with R213 billion after accounting for exchange rate revaluation as at 31 March 2017 of R49.3 billion. US dollar-denominated debt accounted for 91.2% of total foreign debt as at 31 March 2017, rising from 81.6% as at 31 March 2016. The average outstanding maturity of foreign marketable bonds increased from 102 months as at 31 March 2016 to 123 months a year later. Total gross loan debt of national government R billions Per cent 60 2 500 50 2 000 40 1 500 30 1 000 20 500 10 0 0 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 As at 31 March of each fiscal year Originally budgeted Actual Revised estimates: 2017 Budget Review Actual: percentage of GDP (right-hand scale) Estimates: 2017 Budget Review Source: National Treasury 83 Quarterly Bulletin June 2017 US dollar Other Adjusted for revaluation Unadjusted before r

National government’s total gross loan debt (domestic and foreign debt) amounted to R2 233 billion as at the end of fiscal 2016/17, compared with R2 019 billion as at the end of fiscal 2015/16. This was broadly in line with the original 2016 Budget projections of R2 234 billion for the end of fiscal 2016/17. The increase in the stock of total gross loan debt could largely be attributed to a significant increase of 11.0% in the stock of domestic debt compared with an increase of 6.6% in the stock of foreign debt. As such, domestic debt continued to comprise the largest share of gross loan debt, at 90.5%. 84 Quarterly Bulletin June 2017

Note on the flow of funds in South Africa's national financial account for the year 2016 by C Monyela and S Madonsela[1]

Introduction

The nominal value of financial flows in the South African economy declined in 2016, in step with weak gross domestic product (GDP) and income growth, tight credit conditions and subdued business and consumer confidence. Inflows from the foreign sector also decreased in 2016. A decline in equity inflows reflected the effect of generally accommodative global monetary policy in advanced economies whereas the concomitant search for yield supported inflows in the bond market. These inflows were sufficient to offset the overall domestic saving-investment gap.

This note presents a brief overview of trends in the 2016 flow of funds, captured through real and financial transactions amongst all institutional sectors. The quarterly flow of funds accounts are appended to this note and the annual summary appears on pages S–46 to S–47 of this issue of the *Quarterly Bulletin*.

1 The views expressed in this note are those of the authors and do not necessarily reflect the views of the SARB. The SARB would like to express its sincere appreciation to all the reporting organisations – government departments, financial market institutions, as well as other public- and private-sector institutions – for their cooperation in providing the data used for the compilation of South Africa's financial accounts.

Sectoral financing balances

Gross saving in the domestic economy amounted to R701 billion in 2016, up from R661 billion in 2015. This was supplemented by capital inflows of R141 billion from non-residents in 2016. Gross capital formation increased by a marginal 0.4% to R842 billion in 2016, as earnings growth and business confidence remained weak. Non-financial private business enterprises played a key role, both as saver and investor in the real economy. Their gross saving accounted for 52%, while their gross capital formation represented 48% of the total in 2016. The financing balances of the economy's main institutional sectors for 2015 and 2016 are depicted in the table.

Financing balances,[1,2] 2015 and 2016

R millions   Surplus units (+)/deficit units (-)

	2015			2016		
	Gross saving	Gross capital formation	Net lending (+)/net borrowing (-)	Gross saving	Gross capital formation	Net lending (+)/net borrowing (-)
Foreign sector[3]	177 654	–	177 654	141 355	–	141 355
Financial intermediaries	124 163	11 672	112 491	141 775	14 035	127 740
General government	-24 835	144 274	-169 109	-8 124	152 969	-161 093
Non-financial business enterprises						
Public	60 401	165 437	-105 036	58 550	175 214	-116 664
Private	440 467	420 034	20 433	436 471	407 299	29 172
Households[4]	60 675	97 108	-36 433	72 091	92 601	-20 510
Total	838 525	838 525	0	842 118	842 118	0

1. Gross saving plus net capital transfers less gross capital formation. Gross capital formation consists of fixed capital formation and changes in inventories, before providing for consumption (depreciation) of fixed capital.
2. A positive amount reflects a net lending position and, by implication, the net acquisition of financial assets, whereas a negative amount reflects a net borrowing position and, by implication, the net incurrence of financial liabilities.
3. A positive amount reflects a surplus for the rest of the world and is therefore a deficit on South Africa's current account. A negative amount would represent a deficit for the rest of the world and a surplus on South Africa's current account.
4. Including unincorporated business enterprises and non-profit institutions serving households.

Source: SARB

The diagram on the next page summarises the inter-sectoral flows across the main institutional sectors of the economy in 2016. The general government sector recorded a net borrowing position of R161 billion in 2016. General government sourced R98 billion from financial intermediaries and extended R40 billion to non-financial business enterprises. With a net lending position of R141 billion, the foreign sector was able to augment the general government sector's funding

Quarterly Bulletin June 2017   South African Reserve Bank   85

by R136 billion and extended R23 billion to local financial intermediaries. In turn, foreign sector received funds amounting to R18 billion from non-financial business enterprises. Furthermore, financial intermediaries' net lending position of R128 billion enabled them to extend R67 billion to non-financial business enterprises, thereby partly financing the latter's shortfall of R87 billion. At the same time financial intermediaries received R14 billion from households.

Net inter-sectoral flows of funds, 2016

R billions



Non-financial business enterprises
-87
18
40
1
67
Foreign sector
141
23
Financial intermediaries
128
98
General government
-161
14
Households
-21
0.2
33
136

Note: Numbers may not balance perfectly due to rounding off. The numbers inside the boxes represent the net lending (+) or borrowing (-) positions of the sectors, and those outside the boxes illustrate inter-sectoral flow of funds and the direction of flows. To calculate the net lending or borrowing position of each sector, inflows are treated as negatives and outflows as positives.

Source: SARB

The graph below displays the contribution of financial instruments to intermediation in 2015 and 2016. Cash and deposits as an asset class was the most used financial instrument in 2016, representing 37% of total financial intermediation. This was followed by interest bearing securities, credit extension and shares, accounting for 20%, 16% and 12% respectively in 2016. At 37% cash and deposits represented a substantial increase from 21% a year earlier. Over recent years the contribution of credit extension declined.

The contribution of financial instruments to intermediation



2015
20%
21%
20%
8%
31%
2016
20%
37%
16%
12%
14%
Interest bearing securities
Cash and deposits
Credit extension
Ordinary shares
Other

Source: SARB

86

South African Reserve Bank Quarterly Bulletin June 2017

Sectoral analysis The main institutional sectors’ use of various financial instruments to fund their financing shortfalls in 2016 is briefly discussed below. The pattern and magnitude of the use of these instruments depended on, among other factors, demand and supply conditions, macroeconomic fundamentals and considerations for the associated risk-return profiles. Foreign sector Non-residents extended net capital inflows2 to domestic economic sectors amounting to R141 billion in 2016. Although net inflows were 20% lower than in 2015, it was sufficient to fund the domestic saving-investment gap. Total inflows mainly comprised long-term loans and net purchases of government bonds, with the former playing an important financing role since 2006. These loans tended to emanate from foreign parent companies funding their domestic subsidiaries. However, inflows through net purchases of interest bearing securities increased substantially to R115 billion in 2016. During the same period non-residents incurred liabilities with domestic economic units. This increase in liabilities included loans of R63 billion. 2The difference between non-residents’ financial assets and liabilities. Net capital inflows from the rest of the world R billions 250 200 150 100 50 0 -50 2006 Source: SARB 2008 2010 2012 2014 2016 Financial intermediaries Financial intermediaries comprise the monetary authority, banks and non-bank financial institutions. These intermediaries source funds from economic agents with surplus resources and lend funds to those with borrowing requirements. In line with subdued real economic growth, the nominal value of financial intermediation decreased in 2016, both in terms of sources and uses of funds. Intermediaries sourced R313 billion from various institutional units in 2016, consisting of monetary deposits and interest in retirement and life funds. The bulk of deposits was received from households and general government. In addition, non-bank financial institutions received funds from the sale of units by unit trusts. Financial intermediaries’ funds were mostly utilised to acquire shares, interest bearing securities and for credit extension in 2016. The acquisition of interest bearing securities and shares jointly amounted to R192 billion in 2016, while funds intermediated through credit extension amounted to R203 billion. Credit extension was mainly channelled to non-financial private business enterprises, as households’ capacity to borrow was constrained by both demand and supply side factors. 87 Quarterly Bulletin June 2017 Net lending Loans Interest bearing securities

Financial intermediation by main instruments R billions 400 300 200 100 0 -100 2006 Source: SARB 2008 2010 2012 2014 2016 General government The moderation in real economic growth continued to constrain the general government sector’s revenue collection in 2016. General government’s borrowing requirement remained elevated, as its expenditure continued to increase on account of prior commitments. Nevertheless, general government’s deficit narrowed from R169 billion in 2015 to R161 billion in 2016. To finance the borrowing requirement, government issued bonds to the value of R192 billion and Treasury bills to the value of R42 billion. The amount sourced through government bonds included R61 billion raised in foreign bonds during 2016. Furthermore, an amount of R10 billion was sourced from the domestic banking sector through bank loans and advances to augment the funding shortfall. Non-residents acquired R141 billion worth of long-term government bonds, while banks increased their holdings by R50 billion and non-bank financial intermediaries by R43 billion in 2016. Over the same period, the authorities redeemed domestic government bonds worth R25 billion. General government funding through long-term bonds by sector R billions 240 200 160 120 80 40 0 -40 2006 Source: SARB 2008 2010 2012 2014 2016 88 Quarterly Bulletin June 2017 Non-bank financial intermediaries Foreign sector Banks Long-term government bond issuances Interest bearing securities Ordinary shares Credit extension

Non-financial business enterprises

Subdued domestic demand conditions weighed on non-financial business enterprises' flows in 2016. This was also evident in low business and consumer confidence. Accordingly, the sector's total flows contracted in 2016 along with a significant decline in financial asset flows and a marginal decline in gross capital formation flows. However, as a share of total sectoral asset flows the latter grew from 70% in 2015 to 78% in 2016. Financial asset flows amounted to R166 billion in 2016 from R256 billion a year earlier, mainly driven by deposits.

Capital spending by non-financial public business enterprises was largely related to the electricity and transport industries, while private companies' capital outlays included mainly construction work, plants for vehicle assembly, and investment in machinery and equipment. Total non-financial business enterprises continued to represent the largest share of total gross capital formation at 69%. Over the same period, this sector's incurrence of financial liabilities amounted to R253 billion, as it absorbed the bulk of loans extended by banks. Thus, non-financial business enterprises had a financing shortfall of R87 billion in 2016, primarily due to state-owned enterprises.

Asset mix of non-financial business enterprises' financial flows



Per cent
80
70
60
50
40
30
20
Real assets
Financial assets
2006
2008
2010
2012
2014
2016

Source: SARB

Households

The household sector registered a deficit position of R21 billion in 2016, as its ability to borrow weakened along with poor real economic and income growth, limited employment creation and stricter lending criteria. Credit acquisition by households weakened further in 2016. Growth in bank loans and advances to households in particular slowed significantly in 2016, largely due to a deceleration in instalment sale financing. Mortgage loans to households fell from R39 billion in 2015 to R30 billion in 2016. This level of borrowing brought the sector's incurrence of liabilities to R221 billion. Parallel to these developments, households' flows for the acquisition of financial assets grew at a comparatively faster pace, driven by deposit holdings and interest in retirement and life funds.

Quarterly Bulletin June 2017 South African Reserve Bank 89

Household borrowing by type of credit



R billions
125
100
75
50
25
0
-25
Bank loans and advances
Trade credit and short-term loans
Mortgage loans
2006
2008
2010
2012
2014
2016

Source: SARB

Summary and conclusion

The nominal value of total financial intermediation in South Africa declined in 2016, underscoring the prevailing weaknesses in real economic activity. The decline was evident across most institutional sectors of the economy, reflecting the need to implement structural changes to reposition the economy on a sustainable growth path. The national financial accounts analysis for 2016 revealed that:

- Foreign sector inflows into the domestic economy continued, albeit at a slower pace.
- Financial intermediation through both credit extension and the acquisition of interest bearing securities slowed.
- The general government sector's deficit narrowed.
- Non-financial business enterprises' capital formation declined slightly.
- Households' capacity to spend weakened.

References

Meyer, D H and Nhleko, Z. 2003. 'A note on flows of funds in South Africa's national financial accounts for the year 2001'. *Quarterly Bulletin*, No. 227, March. Pretoria: South African Reserve Bank: 89-96.

Monyela, C and Nhleko, Z. 2012. 'Note on the flow of funds in South Africa's national financial account for the year 2011'. *Quarterly Bulletin*, No. 264, June. Pretoria: South African Reserve Bank: 68-81.

National Treasury. 2017. '*Budget Review 2017*'. February.

Nhleko, Z and Monyela, C. 2010. 'Note on flows of funds in South Africa's national financial accounts for the year 2009'. *Quarterly Bulletin*, No. 256, June. Pretoria: South African Reserve Bank: 67-83.

South African Reserve Bank. *Quarterly Bulletin*, various issues.

90 South African Reserve Bank Quarterly Bulletin June 2017

Flow of funds tables 91 Quarterly Bulletin June 2017

National financial account

Flow of funds for the first quarter 2016[1]

R millions

Sectors / Transaction items	Foreign sector		Financial intermediaries: Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	63 183		1 203		17 972				13 123		3 279	
2. Consumption of fixed capital[4]			20		4 087				451		773	
3. Capital transfers	43	**104**									3 755	
4. Gross capital formation[4]				**28**		**2 731**				**101**		**285**
5. Net lending (+)/net borrowing (-) (S)	63 122		1 195		19 328				13 473		7 522	
6. Net financial investment (+) or (-) (U)		**63 122**		**1 195**		**19 328**				**13 473**		**7 522**
7. Net incurrence of financial liabilities (Total S 9 – 32)	-184 614		-9 437		-49 181		15 963		24 595		12 770	
8. Net acquisition of financial assets (Total U 9 – 32)		**-121 492**		**- 8 242**		**-29 853**		**15 963**		**38 068**		**20 292**
9. Gold and other foreign reserves	- 4 213			**-4 213**								
10. Cash and demand monetary deposits[5]		**-3 480**	3 853	**8**	14 579	**1 063**		**-644**		**13 230**		**11 058**
11. Short/Medium-term monetary deposits[5]		**-11 890**	197	**28 508**	-14 879			**-4 081**		**-5 932**		**-36 423**
12. Long-term monetary deposits[5]		**2 045**			31 982			**-725**		**-2 006**		**38 139**
13. Funds placed with other financial institutions	-1 204	**359**				**-996**		**1 292**		**-6 879**	25 702	**-1 204**
14. Funds placed with other institutions	-17 770					**-11 353**	15 963	**253**	253	**8 146**		**-11 660**
15. Treasury bills	-1 074			**1 973**		**-7 999**				**1 852**		**1 162**
16. Other bills	-20 711		76	**-18 200**	-445	**-2 472**		**462**		**-612**	-41	**10 064**
17. Bank loans and advances	-2 858		2 500	**-17 912**	1 303	**69 104**			283		12 001	
18. Trade credit and short-term loans	-237	**-12 551**	-1 741	**-46**	23 243	**-5 323**			11 799	**162**	121	**-105**
19. Short-term government bonds				**258**		**21 906**		**-1**		**-19 308**		**-5 182**
20. Long-term government bonds	-472	**33 790**				**-1 399**		**-243**		**6 071**		**2 982**
21. Non-marketable government bonds[6]		**-225**		**1 973**								
22. Securities of local governments						**52**				**289**		**-341**
23. Securities of public enterprises	508	**-12 387**	-179			**4 717**		**5 501**		**5 654**	792	**1 885**
24. Other loan stock and preference shares	-2 314	**-174**			1 012	**13 532**		**1 150**	-403	**10 151**	638	**891**
25. Ordinary shares	-18 232	**14 916**		**-100**	502	**-2 498**		**8 204**	216	**54 937**		**12 634**
26. Foreign branch/head office balances												
27. Long-term loans	6 604	**8 005**	- 13 558		484				-42	**- 36 484**	1 781	**5 457**
28. Mortgage loans	-301					**25 414**			-3	**268**	892	**464**
29. Interest in retirement and life funds[7]		**-740**				**382**			28 087			
30. Financial derivatives	-148 843	**-147 053**			-144 880	**-148 344**			-3 987	**2 215**	-18 534	**-23 018**
31. Amounts receivable/payable	519	**-96**	471	**3**		**5 039**			862	**14 196**	-500	**8 905**
32. Other liabilities/assets	25 984	**7 989**	-1 056	**-494**	37 688	**9 242**		**4 795**	-12 352	**-7 662**	-9 811	**4 438**
33. Balancing item					230	**80**			-118	**-220**	-271	**146**

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

92 South African Reserve Bank Quarterly Bulletin June 2017

National financial account (continued)
Flow of funds for the first quarter 2016[1]

R millions

General government				Corporate business enterprises								
Central and provincial governments		Local governments		Public sector		Private sector		Households, etc.		Total		Sectors / Transaction items
S	U	S	U	S	U	S	U	S	U	S	U	
16 879		-7 499		-8 007		132		-59 835		40 430		1. Net saving[4]
15 269		5 643		20 414		88 234		16 095		150 986		2. Consumption of fixed capital[4]
	28 003	10 907		8 000		674	**15**	4 771	**28**	28 150	**28 150**	3. Capital transfers
	21 402		**16 321**		**39 233**		**88 423**		**22 892**		**191 416**	4. Gross capital formation[4]
-17 257		-7 270		-18 826		602		-61 889				5. Net lending (+)/net borrowing (-) (S)
	-17 257		**-7 270**		**-18 826**		**602**		**-61 889**			6. Net financial investment (+) or (-) (U)
-17 672		21 008		10 126		62 446		78 924		-35 072		7. Net incurrence of financial liabilities (Total S 9 – 32)
	-34 929		**13 738**		**-8 700**		**63 048**		**17 035**		**-35 072**	8. Net acquisition of financial assets (Total U 9 – 32)
										-4 213	**-4 213**	9. Gold and other foreign reserves
	-40 823		**3 506**		**1 387**		**30 031**		**3 096**	18 432	**18 432**	10. Cash and demand monetary deposits[5]
	12 603		**11 178**		**12 454**		**-27 028**		**5 929**	-14 682	**-14 682**	11. Short/Medium-term monetary deposits[5]
	528		**-613**		**-1 386**		**-7 612**		**3 612**	31 982	**31 982**	12. Long-term monetary deposits[5]
			10	673	**245**		**29 622**		**2 722**	25 171	**25 171**	13. Funds placed with other financial institutions
	3 639					46	**9 039**		**428**	-1 508	**-1 508**	14. Funds placed with other institutions
2 633							**4 571**			1 559	**1 559**	15. Treasury bills
	114			176	**197**	12 505	**2 007**			-8 440	**-8 440**	16. Other bills
-19 098		-459		7 814		38 468		11 238		51 192	**51 192**	17. Bank loans and advances
-133	**-1 313**	942	**380**	-1 273	**366**	-26 405	**16 196**	-2 981	**5 569**	3 335	**3 335**	18. Trade credit and short-term loans
-2 327										-2 327	**-2 327**	19. Short-term government bonds
41 479					**-166**				**-28**	41 007	**41 007**	20. Long-term government bonds
-17 564									**-19 312**	-17 564	**-17 564**	21. Non-marketable government bonds[6]
												22. Securities of local governments
	-9			4 239			**-1**			5 360	**5 360**	23. Securities of public enterprises
	176	-2	**-104**	-4	**687**	34 256	**6 874**			33 183	**33 183**	24. Other loan stock and preference shares
	1 345			236	**-335**	97 101	**-9 274**		**-6**	79 823	**79 823**	25. Ordinary shares
												26. Foreign branch/head office balances
-494	**-12 476**	-4 745	**-210**	8 903	**83**	-28 216	**6 341**	51	**52**	-29 232	**-29 232**	27. Long-term loans
		546	**43**	-185		13 577		11 663		26 189	**26 189**	28. Mortgage loans
					-1 933		**-4 012**		**34 390**	28 087	**28 087**	29. Interest in retirement and life funds[7]
				2 588	**-29 824**	-8 559	**23 809**			-322 215	**-322 215**	30. Financial derivatives
-22 168	**1 287**	15 498	**-196**	-12 705	**11 239**	-49 463	**-29 406**	59 040	**-19 417**	-8 446	**-8 446**	31. Amounts receivable/payable
		9 171	**-192**	-252	**-1 535**	- 20 627	**12 077**	-87		28 658	**28 658**	32. Other liabilities/assets
		57	**-64**	-84	**-179**	-237	**-186**			-423	**-423**	33. Balancing item

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2017 South African Reserve Bank 93

National financial account
Flow of funds for the second quarter 2016[1]

R millions

Sectors / Transaction items	Foreign sector		Financial intermediaries: Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	19 698		1 166		6 275				3 660		8 675	
2. Consumption of fixed capital[4]			21		4 241				523		786	
3. Capital transfers	44	**101**										
4. Gross capital formation[4]				**32**		**4 250**				**80**		**32**
5. Net lending (+)/net borrowing (-) (S)	19 641		1 155		6 266				4 103		9 429	
6. Net financial investment (+) or (-) (U)		**19 641**		**1 155**		**6 266**				**4 103**		**9 429**
7. Net incurrence of financial liabilities (Total S 9 – 32)	-92 033		898		-39 031		24 267		47 495		30 556	
8. Net acquisition of financial assets (Total U 9 – 32)		**-72 392**		**2 053**		**-32 765**		**24 267**		**51 598**		**39 985**
9. Gold and other foreign reserves	-1 191			**-1 191**								
10. Cash and demand monetary deposits[5]		**3 246**	3 303	**-8**	1 971	**-1 797**		**978**		**-317**		**-8 456**
11. Short/Medium-term monetary deposits[5]		**-1 666**		**83**	-14 843			**-4 049**		**-2 184**		**-25 379**
12. Long-term monetary deposits[5]		**-5 011**			44 777			**3 183**		**4 050**		**28 905**
13. Funds placed with other financial institutions	509	**-94**				**1 036**		**-12 839**		**-1 287**	41 090	**509**
14. Funds placed with other institutions	-24 889					**-15 866**	24 267	**321**	321	**16 798**		**3 584**
15. Treasury bills	5 033			**-1 973**		**20 742**				**-48**		**-915**
16. Other bills	-15 171		-96	**-16 002**	1 095	**893**		**685**		**-52**	-260	**7 722**
17. Bank loans and advances	11 644		1 941	**8 449**	2 701	**-29 148**					-6 641	
18. Trade credit and short-term loans	16 063	**-18 796**	- 180	**313**	- 6 862	**14 768**			11 736	**369**	4 004	**3 171**
19. Short-term government bonds				**141**		**7 671**				**-13 397**		**-392**
20. Long-term government bonds	-685	**39 434**				**5 034**		**-3 323**		**17 709**		**5 012**
21. Non-marketable government bonds[6]		**-735**		**-1 973**								
22. Securities of local governments						**14**				**1 859**		**-148**
23. Securities of public enterprises	-84	**1 634**	-1 241			**-1 567**		**8 099**		**-1 423**	584	**55**
24. Other loan stock and preference shares	-1 067	**-6 491**			-5 677	**2 166**		**841**	7 081	**4 784**	-103	**5 240**
25. Ordinary shares	3 256	**12 272**			-1 204	**3 187**		**27 724**	1 535	**31 600**		**18 066**
26. Foreign branch/head office balances												
27. Long-term loans	10 196	**109**	-1 831	**- 11**	-516				-153	**18 779**	-5 599	**-6 079**
28. Mortgage loans	1 006					**19 292**				**49**	446	**530**
29. Interest in retirement and life funds[7]		**-1 041**				**387**			19 829			
30. Financial derivatives	-94 605	**-100 854**			-98 723	**-95 896**			-950	**-1 379**	585	**-114**
31. Amounts receivable/payable	-166	**2**	302	**8**	9 982	**79**			-3 818	**-16 130**	692	**8 316**
32. Other liabilities/assets	-1 882	**5 599**	- 1 300	**14 217**	28 201	**36 180**		**2 647**	11 685	**-7 886**	- 3 932	**268**
33. Balancing item					67	**60**			229	**-296**	-310	**90**

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

94 South African Reserve Bank Quarterly Bulletin June 2017

National financial account (continued)
Flow of funds for the second quarter 2016[1]

R millions

General government				Corporate business enterprises								
Central and provincial governments		Local governments		Public sector		Private sector		Households, etc.		Total		Sectors / Transaction items
S	U	S	U	S	U	S	U	S	U	S	U	
-17 365		-15 777		-6 283		30 168		27 313		57 530		1. Net saving[4]
15 649		5 824		20 987		90 677		16 428		155 136		2. Consumption of fixed capital[4]
	4 738	90				571	16	4 178	28	4 883	4 883	3. Capital transfers
	20 931		16 495		45 059		103 749		22 038		212 666	4. Gross capital formation[4]
-27 385		-26 358		-30 355		17 651		25 853				5. Net lending (+)/net borrowing (-) (S)
	-27 385		-26 358		-30 355		17 651		25 853			6. Net financial investment (+) or (-) (U)
65 332		5 605		28 091		89 730		29 782		190 692		7. Net incurrence of financial liabilities (Total S 9 – 32)
	37 947		-20 753		-2 264		107 381		55 635		190 692	8. Net acquisition of financial assets (Total U 9 – 32)
										-1 191	-1 191	9. Gold and other foreign reserves
	57 333		-8 178		-1 650		-43 805		7 928	5 274	5 274	10. Cash and demand monetary deposits[5]
	-20 359		-11 681		830		30 188		19 374	-14 843	-14 843	11. Short/Medium-term monetary deposits[5]
	4 972		380		2 972		-930		6 256	44 777	44 777	12. Long-term monetary deposits[5]
			35	-66	994		45 491		7 688	41 533	41 533	13. Funds placed with other financial institutions
	4 639					28	-9 893		144	-273	-273	14. Funds placed with other institutions
7 771							-5 002			12 804	12 804	15. Treasury bills
	-77			-713	-117	9 149	957	5		-5 991	-5 991	16. Other bills
4 308		749		2 049		-4 775		- 32 675		-20 699	-20 699	17. Bank loans and advances
	-1 409	1 111	- 394	- 1 779	- 218	- 55 639	-15 718	14 167	535	-17 379	-17 379	18. Trade credit and short-term loans
-5 977										-5 977	-5 977	19. Short-term government bonds
64 021					- 459				-71	63 336	63 336	20. Long-term government bonds
4 197									6 905	4 197	4 197	21. Non-marketable government bonds[6]
		1 183					-542			1 183	1 183	22. Securities of local governments
				7 539						6 798	6 798	23. Securities of public enterprises
	-176		26	2	136	16 913	10 627		-4	17 149	17 149	24. Other loan stock and preference shares
	662			-553	390	118 483	27 615		1	121 517	121 517	25. Ordinary shares
												26. Foreign branch/head office balances
-1 372	-6 125	2 014	158	-3 553	957	17 626	9 500	342	-134	17 154	17 154	27. Long-term loans
		71	-9	-872		14 073		5 138		19 862	19 862	28. Mortgage loans
					1 289		5 473		13 721	19 829	19 829	29. Interest in retirement and life funds[7]
				4 226	-2 048	-1 650	9 174			-191 117	-191 117	30. Financial derivatives
-7 616	-1 513	-573		2 753	-7 426	- 56 442	10 909	42 423	-6 708	-12 463	-12 463	31. Amounts receivable/payable
		787	- 818	19 043	2 064	32 360	33 073	382		85 344	85 344	32. Other liabilities/assets
		263	- 272	15	22	-396	264			-132	-132	33. Balancing item

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2017 South African Reserve Bank 95

National financial account

Flow of funds for the third quarter 2016[1]

R millions

Sectors / Transaction items			Financial intermediaries									
	Foreign sector		Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	54 102		1 449		11 294				6 117		9 181	
2. Consumption of fixed capital[4]			22		4 464				573		802	
3. Capital transfers	41	**103**										
4. Gross capital formation[4]				**29**		**3 195**				**322**		**70**
5. Net lending (+)/net borrowing (-) (S)	54 040		1 442		12 563				6 368		9 913	
6. Net financial investment (+) or (-) (U)		**54 040**		**1 442**		**12 563**				**6 368**		**9 913**
7. Net incurrence of financial liabilities (Total S 9 – 32)	-66 083		-34 445		-4 450		33 496		3 931		32 457	
8. Net acquisition of financial assets (Total U 9 – 32)		**-12 043**		**- 33 003**		**8 113**		**33 496**		**10 299**		**42 370**
9. Gold and other foreign reserves	5 813			**5 813**								
10. Cash and demand monetary deposits[5]		**-6 182**	-7 326	**9**	4 041	**4 012**		**5 441**		**-1 508**		**6 172**
11. Short/Medium-term monetary deposits[5]		**-5 281**	-14	**-28 591**	49 992			**1 499**		**-6 434**		**45 789**
12. Long-term monetary deposits[5]		**-4 203**			-21 614			**1 373**		**206**		**-24 441**
13. Funds placed with other financial institutions	1 452	**517**				**-1 822**		**5 817**		**928**	45 453	**1 452**
14. Funds placed with other institutions	3 272					**2 097**	33 496	**19 397**	19 397	**29 442**		**8 793**
15. Treasury bills	524			**-102**		**10 889**				**990**		**574**
16. Other bills	-36 837			**-37 306**	-845	**-399**		**11 915**		**-189**	-1 141	**-4 487**
17. Bank loans and advances	7 752		-2 373	**27 191**	2 012	**47 388**					13 895	
18. Trade credit and short-term loans	9 422	**39 298**	23 465	**- 32**	33 641	**-5 289**			-2 957	**1 373**	-3 725	**5 066**
19. Short-term government bonds				**71**		**-18 757**		**-147**		**-9 764**		**175**
20. Long-term government bonds	-542	**52 805**				**13 124**		**-3 048**		**-7 614**		**-5 543**
21. Non-marketable government bonds[6]		**-225**		**26 564**								
22. Securities of local governments						**-4**				**-93**		**86**
23. Securities of public enterprises	236	**-815**	208			**-110**		**2 506**		**3 736**	406	**14**
24. Other loan stock and preference shares	4 862	**-8 203**			-8 022	**-3 921**		**410**	-2 360	**-7 471**	24	**892**
25. Ordinary shares	16 265	**12 093**			77	**4 613**		**-10 457**	319	**-7 916**		**24 608**
26. Foreign branch/head office balances												
27. Long-term loans	9 289	**14 163**	- 21 577	**- 9 981**	484				- 23	**- 53**	- 9 836	**2 943**
28. Mortgage loans	187					**18 386**			-1	**-10**	58	**907**
29. Interest in retirement and life funds[7]		**1 912**				**108**			31 094			
30. Financial derivatives	-115 056	**-114 911**			-110 965	**-114 543**			-1 903	**1 074**	-296	**-38**
31. Amounts receivable/payable	787		-9 189	**-6 463**	12 665	**15 025**			-14 573	**- 8 416**	-12 323	**-19 530**
32. Other liabilities/assets	26 491	**6 989**	-17 639	**-10 176**	33 813	**36 987**		**- 1 210**	-25 046	**21 763**	- 87	**-797**
33. Balancing item					271	**329**			-16	**255**	29	**-265**

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

96 South African Reserve Bank Quarterly Bulletin June 2017

National financial account (continued)
Flow of funds for the third quarter 2016[1]

R millions

General government				Corporate business enterprises								
Central and provincial governments		Local governments		Public sector		Private sector		Households, etc.		Total		Sectors / Transaction items
S	U	S	U	S	U	S	U	S	U	S	U	
-40 019		859		- 8 009		19 651		27 136		81 761		1. Net saving[4]
15 682		5 937		21 604		88 285		16 516		153 885		2. Consumption of fixed capital[4]
	20 471	10 968				4 569	**14**	5 037	**27**	20 615	**20 615**	3. Capital transfers
	21 044		**17 348**		**47 554**		**122 736**		**23 348**		**235 646**	4. Gross capital formation[4]
-65 852		416		-33 959		-10 245		25 314				5. Net lending (+)/net borrowing (-) (S)
	-65 852		**416**		**-33 959**		**-10 245**		**25 314**			6. Net financial investment (+) or (-) (U)
86 048		207		25 049		48 020		53 994		178 224		7. Net incurrence of financial liabilities (Total S 9 – 32)
	20 196		**623**		**-8 910**		**37 775**		**79 308**		**178 224**	8. Net acquisition of financial assets (Total U 9 – 32)
										5 813	**5 813**	9. Gold and other foreign reserves
	-29 515		**-624**		**621**		**11 940**		**6 349**	-3 285	**-3 285**	10. Cash and demand monetary deposits[5]
	15 806		**1 212**		**3 701**		**9 169**		**13 108**	49 978	**49 978**	11. Short/Medium-term monetary deposits[5]
	4 769		**1**		**818**		**-5 156**		**5 019**	-21 614	**-21 614**	12. Long-term monetary deposits[5]
			-10	645	**849**		**21 228**		**18 591**	47 550	**47 550**	13. Funds placed with other financial institutions
	6 493					44	**-10 569**		**556**	56 209	**56 209**	14. Funds placed with other institutions
10 119							**-1 708**			10 643	**10 643**	15. Treasury bills
	-77			-240		7 814	**-711**	-5		-31 254	**-31 254**	16. Other bills
26 061		-1 488		4 315		26 812		-2 407		74 579	**74 579**	17. Bank loans and advances
	9 974	-1 492	**585**	298	**124**	14 290	**17 853**	3 080	**7 070**	76 022	**76 022**	18. Trade credit and short-term loans
-28 422										-28 422	**-28 422**	19. Short-term government bonds
50 205					**-33**				**-28**	49 663	**49 663**	20. Long-term government bonds
26 526									**187**	26 526	**26 526**	21. Non-marketable government bonds[6]
		-167					**-156**			-167	**-167**	22. Securities of local governments
				4 470					**-11**	5 320	**5 320**	23. Securities of public enterprises
	- 176		**32**	-3 272	**- 1**	237	**9 908**		**-1**	- 8 531	**-8 531**	24. Other loan stock and preference shares
	18 062			4	**-1 428**	31 704	**8 794**			48 369	**48 369**	25. Ordinary shares
												26. Foreign branch/head office balances
- 10 404	**- 20 419**	-176	**-13**	8 111	**-10 642**	10 730	**9 916**	- 627	**57**	-14 029	**-14 029**	27. Long-term loans
		-291	**-8**	56		11 418		7 848		19 275	**19 275**	28. Mortgage loans
					-55		**3 921**		**25 208**	31 094	**31 094**	29. Interest in retirement and life funds[7]
				1 981	**-8 959**	-2 788	**8 350**			-229 027	**-229 027**	30. Financial derivatives
11 963	**15 279**	203		- 14 225	**8 481**	- 48 639	**-34 940**	45 970	**3 203**	-27 361	**- 27 361**	31. Amounts receivable/payable
		3 464	**-414**	22 679	**-2 289**	-3 686	**-10 729**	135		40 124	**40 124**	32. Other liabilities/assets
		154	**-138**	227	**- 97**	84	**665**			749	**749**	33. Balancing item

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2017 South African Reserve Bank 97

National financial account

Flow of funds for the fourth quarter 2016[1]

R millions

Sectors / Transaction items	Foreign sector		Financial intermediaries: Monetary authority		Other monetary institutions[2]		Public Investment Corporation[3]		Insurers and retirement funds		Other financial institutions	
	S	U	S	U	S	U	S	U	S	U	S	U
1. Net saving[4]	4 613		-1 827		16 120				7 491		10 043	
2. Consumption of fixed capital[4]			23		4 623				575		815	
3. Capital transfers	39	**100**										
4. Gross capital formation[4]				**41**		**2 071**				**727**		**41**
5. Net lending (+)/net borrowing (-) (S)	4 552		-1 845		18 672				7 339		10 817	
6. Net financial investment (+) or (-) (U)		**4 552**		**-1 845**		**18 672**				**7 339**		**10 817**
7. Net incurrence of financial liabilities (Total S 9 – 32)	-131 747		9 253		-58 695		46 652		35 283		16 700	
8. Net acquisition of financial assets (Total U 9 – 32)		**-127 195**		**7 408**		**-40 023**		**46 652**		**42 622**		**27 517**
9. Gold and other foreign reserves	39 501			**39 501**								
10. Cash and demand monetary deposits[5]		**3 572**	38 279	**-9**	57 654	**16 466**		**25 693**		**2 322**		**-5 231**
11. Short/Medium-term monetary deposits[5]		**1 142**	-19		62 587			**13 149**		**6 236**		**9 628**
12. Long-term monetary deposits[5]		**2 650**			-31 892			**-13 136**		**-384**		**-25 022**
13. Funds placed with other financial institutions	-1 025	**-80**				**-740**		**3 162**		**-83**	36 896	**-1 025**
14. Funds placed with other institutions	9 067					**13 038**	46 652	**4 264**	4 264	**43 969**		**-3 539**
15. Treasury bills	941			**101**		**19 335**				**-660**		**1 456**
16. Other bills	-9 611		-4	**-9 404**	2 340	**-229**		**2 510**		**34**	44	**21 315**
17. Bank loans and advances	-9 888		-2 068	**-2 207**	11	**-4 273**					-10 290	
18. Trade credit and short-term loans	-13 445	**-24 699**	-15 320	**-107**	- 49 676	**10 686**			17 738	**- 491**	2 446	**5 620**
19. Short-term government bonds				**-79**		**-7 126**				**2 705**		**4 137**
20. Long-term government bonds	212	**15 083**				**32 763**		**1 756**		**8 713**		**15 379**
21. Non-marketable government bonds[6]		**-636**										
22. Securities of local governments						**-46**				**-82**		**-4**
23. Securities of public enterprises	1 088	**942**	-1 105			**-7 381**		**3**		**2 571**	1 620	**4 637**
24. Other loan stock and preference shares	6 560	**-461**			-805	**3 740**		**-1 047**	7 572	**-7 311**	-532	**-8 702**
25. Ordinary shares	-63 332	**-7 757**			3 930	**1 288**		**10 298**	66	**-24 445**		**-6 133**
26. Foreign branch/head office balances												
27. Long-term loans	17 616	**17 531**	-16 383	**-13**	-402				1 140	**8 459**	3 790	**1 725**
28. Mortgage loans	247					**23 078**				**-41**	143	**1 151**
29. Interest in retirement and life funds[7]		**1 754**				**-172**			11 157			
30. Financial derivatives	-127 113	**-125 741**			-124 636	**-127 480**			296	**-416**	-285	**-153**
31. Amounts receivable/payable	-447	**-1 150**	-6	**-2**	4	**-1 348**			17 412	**6 848**	4	**4 232**
32. Other liabilities/assets	17 882	**-9 345**	5 879	**-20 373**	21 892	**-11 466**			-24 272	**-4 992**	-17 102	**7 785**
33. Balancing item					298	**-156**			- 90	**- 330**	- 34	**261**

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB230

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

98 South African Reserve Bank Quarterly Bulletin June 2017

National financial account (continued)
Flow of funds for the fourth quarter 2016[1]

R millions

General government				Corporate business enterprises								
Central and provincial governments		Local governments		Public sector		Private sector		Households, etc.		Total		Sectors / Transaction items
S	U	S	U	S	U	S	U	S	U	S	U	
16 347		-11 832		-12 514		26 315		-5 964		48 792		1. Net saving[4]
15 709		6 078		22 358		86 795		16 622		153 598		2. Consumption of fixed capital[4]
	16 580	12 319				459	**14**	3 902	**25**	16 719	**16 719**	3. Capital transfers
	21 605		**17 823**		**43 368**		**92 391**		**24 323**		**202 390**	4. Gross capital formation[4]
-6 129		-11 258		-33 524		21 164		-9 788				5. Net lending (+)/net borrowing (-) (S)
	-6 129		**-11 258**		**-33 524**		**21 164**		**-9 788**			6. Net financial investment (+) or (-) (U)
84 306		11 872		37 557		- 47 807		58 424		61 798		7. Net incurrence of financial liabilities (Total S 9 – 32)
	78 177		**614**		**4 033**		**- 26 643**		**48 636**		**61 798**	8. Net acquisition of financial assets (Total U 9 – 32)
										39 501	**39 501**	9. Gold and other foreign reserves
	-65 944		**2 782**		**-46**		**113 325**		**3 003**	95 933	**95 933**	10. Cash and demand monetary deposits[5]
	111 393		**238**		**-12 553**		**-83 170**		**16 505**	62 568	**62 568**	11. Short/Medium-term monetary deposits[5]
	-3 461		**2 240**		**-1 886**		**3 982**		**3 125**	-31 892	**-31 892**	12. Long-term monetary deposits[5]
			42		**-854**		**14 005**		**21 444**	35 871	**35 871**	13. Funds placed with other financial institutions
	4 348					806	**-1 409**		**118**	60 789	**60 789**	14. Funds placed with other institutions
20 996							**1 705**			21 937	**21 937**	15. Treasury bills
	-77			-262		23 073	**1 431**			15 580	**15 580**	16. Other bills
-2 068		1 704		-1 455		9 989		7 585		-6 480	**-6 480**	17. Bank loans and advances
	18 184	10 329	**-337**	850	**10**	9 504	**-32 125**	4 890	**-9 425**	-32 684	**-32 684**	18. Trade credit and short-term loans
-365									**-2**	-365	**-365**	19. Short-term government bonds
73 421					**-61**					73 633	**73 633**	20. Long-term government bonds
-2 732									**-2 096**	-2 732	**-2 732**	21. Non-marketable government bonds[6]
		-91					**41**			-91	**-91**	22. Securities of local governments
				-895					**-64**	708	**708**	23. Securities of public enterprises
	-176		**-11**	-291	**1 064**	-14 651	**10 757**			-2 147	**-2 147**	24. Other loan stock and preference shares
	3 662			7 048	**70**	-37 565	**-66 835**		**-1**	-89 853	**-89 853**	25. Ordinary shares
												26. Foreign branch/head office balances
-1 085	**-16 563**	123	**-16**	10 470	**-1 349**	8 121	**14 101**	636	**151**	24 026	**24 026**	27. Long-term loans
		46		32		18 124		5 596		24 188	**24 188**	28. Mortgage loans
					-784		**-4 847**		**15 206**	11 157	**11 157**	29. Interest in retirement and life funds[7]
				3 135	**-3 021**	109	**8 317**			-248 494	**-248 494**	30. Financial derivatives
-3 861	**26 811**	-179		21 583	**27 375**	-15 875	**12 756**	57 559	**672**	76 194	**76 194**	31. Amounts receivable/payable
		- 90	**-4 243**	-2 494	**-3 699**	-48 903	**-18 717**	-17 842		-65 050	**-65 050**	32. Other liabilities/assets
		30	**-81**	-164	**-233**	-539	**40**			-499	**-499**	33. Balancing item

S = Sources, i.e., net increase in liabilities at transaction value.
U = Uses, i.e., net increase in assets at transaction value.

KB231

1. A negative amount reflects a decrease in that item. In the case of liabilities (sources) it denotes a reduction in the available sources of funds and in the case of assets (uses) it indicates an additional source of funds.
2. Including mutual banks and the Postbank.
3. Before April 2005 the Public Investment Commissioners.
4. As taken from the national income (and production) accounts.
5. Namely deposits with the South African Reserve Bank (including coin liabilities), Corporation for Public Deposits, banks, the Land Bank, mutual banks and the Postbank.
6. Non-marketable bonds and other Treasury bills.
7. Members' interest in the reserves of retirement and all insurance funds.

Quarterly Bulletin June 2017 South African Reserve Bank 99

Notes to tables Share prices – Table S–32 The base period of the share price indices published in table KB206 was changed from 2005 to 2010. Yields and stock exchange activity – Table S–33 The base period of the time series number of shares traded in table KB207 was changed from 2005 to 2010. National financial account: Flow of funds for the year 2016 – Tables S–46 and S–47 The transaction items in lines 13 and 14 in tables KB230 and KB231 were renamed funds placed with other financial institutions and funds placed with other institutions, respectively. An additional transaction item financial derivatives was added as line 30. Therefore, amounts receivable and payable moved to line 31, other assets and liabilities to line 32, and the balancing item to line 33. Inflation expectations – Table S–157 Inflation expectations for five years ahead were added for all survey participants in table KB816. 100 Quarterly Bulletin June 2017